Exhibit 10.22

AGREEMENT OF LEASE

between

SLG TOWER 45 LLC

Landlord

and

SCHRODINGER, INC.

Tenant

Dated as of July 8, 2009

Entire rentable portion of seventeenth (17th) floor

120 West 45th Street

New York, New York

i

INDEX OF DEFINED TERMS

TERM	PAGE
Additional Rent	2
Alterations	12
Base Insurance Expenses	46
Base Tax Year	33
Base Year	46
Brokers	40
Building	1
Building Cleaning Contractor	28
Building Insurance Expenses	46
Building Project	33,46
Commencement Date	2
Comparative Insurance Year	46
Comparative Year	33,46
Cooling Season	37
Declaration	45
Delivery Personnel	1
Existing HVAC Equipment	37
Expense Payment	50
Expenses	47
Expiration Date	2
Extension Right	53
Extension Term	53
Extension Term Comm. Date	53
Fixed Annual Rent	2
FMRV	54
HVAC System	37
Independent Broker	54
Insurance Expense Payment	50
Landlord	1
Landlord’s Restoration Work	18
Landlord’s Broker	54
Landlord’s Broker’s Letter	54
Lease	1
Leaseback Area	4
Named Tenant	53
Percentage	46
Premises	1
Real Estate Taxes	34
Recapture Date	4
Rent	2
Security	32
Supplemental Systems	37
Tenant	1

Tenant Cleaning Services	28
Tenant’s Recapture Offer	3
Tenant’s Share	33
Tenant’s Broker	54
Tenant’s Broker’s Letter	54
Term	2

LEASE (this “Lease”) made as of the 8th day of July 2009 between SLG TOWER 45 LLC having an office c/o SL Green Realty Corp., at 420 Lexington Avenue, New York, New York, 10170, hereinafter referred to as “Landlord”, and SCHRODINGER, INC., a Delaware corporation having an office at 120 West 45th Street, 29th floor, New York, New York 10036, hereinafter referred to as “Tenant”.

W I T N E S S E T H

Landlord and Tenant, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby covenant and agree as follows:

ARTICLE 1

DEMISE; PREMISES AND PURPOSE

1.01 Landlord hereby leases and demises to Tenant, and Tenant hereby hires and takes from Landlord, those certain premises located on and comprising the entire rentable portion of the seventeenth (17th) floor, approximately as indicated by hatch marks on the plan annexed hereto and made a part hereof as Exhibit A (the “Premises”) in the building known as and located at 120 West 45th Street, New York, New York (the “Building”) subject to the provisions of this Lease.

1.02 The Premises shall be used and occupied for executive and general office use consistent with that found in Class “A” high-rise office buildings located in midtown Manhattan only and for no other purpose.

1.03 Neither the Premises, nor the halls, corridors, stairways, elevators or any other portion of the Building shall be used by the Tenant or the Tenant’s servants, employees, licensees, invitees or visitors in connection with the aforesaid permitted use or otherwise so as to cause any congestion of the public portions of the Building or the entranceways, sidewalks or roadways adjoining the Building whether by trucking or by the congregating or loitering thereon of the Tenant and/or the servants, employees, licensees, invitees or visitors of the Tenant.

1.04 Tenant shall not permit messengers, delivery personnel or other individuals providing such services to Tenant (“Delivery Personnel”) to: (i) assemble, congregate or to form a line outside of the Premises or the Building or otherwise impede the flow of pedestrian traffic outside of the Premises or Building or (ii) park or otherwise leave bicycles, wagons or other delivery carts outside of the Premises or the Building except in locations outside of the Building designated by Landlord from time-to-time. Tenant shall require all Delivery Personnel to comply with rules promulgated by Landlord from time-to-time regarding the use of outside messenger services.

ARTICLE 2

TERM

2.01 The Premises are leased for a term of approximately ten (10) years, six (6) months (the “Term”) which shall commence as of July 8, 2009 (the “Commencement Date”) and shall end on January 31, 2020 (the “Expiration Date”) or on such earlier date upon which the Term shall expire, be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

ARTICLE 3

RENT AND ADDITIONAL RENT

3.01 Tenant shall pay fixed annual rent without electricity (the “Fixed Annual Rent”) at the rates provided for in the schedule annexed hereto and made a part hereof as Exhibit B in equal monthly installments in advance on the first (1st) day of each calendar month during the Term, except that the first (1st) monthly installment of Fixed Annual Rent shall be paid by Tenant upon its execution of this Lease. All sums other than Fixed Annual Rent payable hereunder shall be deemed to be “Additional Rent” and shall be payable within thirty (30) days of demand, unless other payment dates are hereinafter provided. Tenant shall pay all Fixed Annual Rent and Additional Rent due hereunder at the office of Landlord or such other place as Landlord may designate, payable in United States legal tender, by cash, wire transfer or by good and sufficient check drawn on a bank which is a member of the New York Clearing House or a successor thereto, and without any set off or deduction whatsoever, except as may be otherwise set forth in the express provisions located elsewhere in this Lease. The term “Rent” as used in this Lease shall mean Fixed Annual Rent and Additional Rent. Landlord may apply payments made by Tenant towards the payment of any item of Fixed Annual Rent and/or Additional Rent payable hereunder notwithstanding any designation by Tenant as to the items against which any such payment should be credited.

3.02 Subject to the provisions hereof, if and so long as Tenant is not in monetary or material non-monetary default under this Lease after notice, (in which event Tenant’s rights under this Article shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated) the first ten (10) monthly installments of Fixed Annual Rent (without electricity) accruing under the Lease shall be abated by the sum of $51,676.00 per month (for a total abatement of $503,841.00) so that Tenant’s obligation to pay Fixed Annual Rent (without electricity) shall be fully abated for the first nine (9) months of the Term and partially abated for the tenth (10th) month of the Term. The day immediately following the application of all abatements to which Tenant is entitled pursuant to the provisions of this Section 3.02 shall hereinafter be referred to as the “Rent Commencement Date”.

ARTICLE 4

ASSIGNMENT/SUBLETTING

4.01 Neither Tenant nor Tenant’s legal representatives or successors in interest by operation of law or otherwise, shall assign, mortgage or otherwise encumber this Lease, or sublet or permit all or part of the Premises to be used by others, without the prior written consent of Landlord in each instance, except to the extent otherwise permitted by the express terms located elsewhere in this Article. The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or sublessee of this Lease or a majority of the total interest in any partnership tenant or sublessee or company, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, the conversion of a tenant or sublessee entity to either a limited liability company or a limited liability partnership or the merger or consolidation of a corporate tenant or sublessee, shall be deemed an assignment of this Lease or of such sublease. If this Lease is assigned, or if the Premises or any part thereof is underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant after notice and the expiration of any applicable cure periods, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting to the extent required under this Article. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease. The listing of the name of a party or entity other than that of Tenant on the Building or floor directory or on or adjacent to the entrance door to the Premises shall neither grant such party or entity any right or interest in this Lease or in the Premises nor constitute Landlord’s consent to any assignment or sublease to, or occupancy of the Premises by, such party or entity. If any lien is filed against the Premises or the Building of which the same form a part for brokerage services claimed to have been performed for Tenant in connection with any such assignment or sublease, whether or not actually performed, the same shall be discharged within thirty (30) days after Tenant has actual notice thereof, at Tenant’s expense, by filing the bond required by law, or otherwise, and paying any other necessary sums, and Tenant agrees to indemnify Landlord and its agents and hold them harmless from and against any and all claims, losses or liability resulting from such lien for brokerage services rendered.

4.02 If Tenant desires to assign this Lease or to sublet all or any portion of the Premises, it shall first submit in writing to Landlord the documents described in Section 4.06 hereof, and shall offer in writing (“Tenant’s Recapture Offer”), (i) with respect to a prospective assignment, to assign this Lease to Landlord without any payment of moneys or other consideration therefor and with a release by Landlord of Tenant from any obligations under the Lease accruing after the effective date of such assignment; or, (ii) with respect to a prospective subletting of all or any lesser portion of the Premises for all or substantially all of the remainder of the Term, to terminate this Lease as to the portion of the Premises involved (the “Leaseback Area”); or (iii) with respect to a prospective subletting of all or any lesser portion of the Premises for less than all or substantially all of the remainder of the Term, to sublet to Landlord the Leaseback Area for the term specified by Tenant in its Term Sheet, as defined in Section 4.06, below, and at the rate of Fixed Annual Rent and Additional Rent, and otherwise on the same terms, covenants and conditions (including provisions relating to escalation rents), as are contained in the Term Sheet and herein and as are allocable and applicable to the portion of the Premises to be covered by such subletting. Tenant’s Recapture Offer shall specify the date when the Leaseback Area will be made available to Landlord, which date shall be in no event earlier than thirty (30) days nor later than one hundred eighty (180) days following the acceptance of Tenant’s Recapture Offer (the “Recapture Date”). Landlord shall have a period of thirty (30) days from the receipt of such Tenant’s Recapture Offer to either accept or reject Tenant’s Recapture Offer by means of assignment, subletting or termination, as the case may be.

4.03 If Landlord exercises its option to terminate this Lease as to the Leaseback Area, then (i) the Term for the Leaseback Area shall end on the date that such sublet was to become effective or commence, and (ii) Tenant shall surrender to Landlord and vacate the Leaseback Area in accordance with the terms and conditions of the Term Sheet, (iii) the Fixed Annual Rent and Additional Rent due hereunder shall be paid and apportioned to such date, and (iv) Landlord shall be free to lease the Leaseback Area (or any portion thereof) to any individual or entity including, without limitation, Tenant’s proposed assignee or subtenant.

4.04 If Landlord shall accept Tenant’s Recapture Offer as to a subletting or assignment to Landlord, Tenant shall then execute and deliver to Landlord, or to anyone designated or named by Landlord, an assignment or sublease, as the case may be, in either case in a form reasonably satisfactory to Landlord’s counsel and Tenant’s counsel.

If a sublease is so made to Landlord, or to anyone designated or named by Landlord, it shall expressly:

(i) permit Landlord to make further subleases of all or any part of the Leaseback Area and (at no cost or expense to Tenant) to make and authorize any and all changes, alterations, installations and improvements in such space as necessary, and Tenant shall have no obligation to remove any of same or to restore the Premises with respect thereto on the Expiration Date or earlier termination of this Lease;

(ii) provide that Tenant will at all times permit reasonably appropriate means of ingress to and egress from the Leaseback Area;

(iii) negate any intention that the estate created under such sublease be merged with any other estate held by either of the parties;

(iv) provide that Landlord shall accept the Leaseback Area “as is” except that Landlord, at Tenant’s expense, shall perform all such work and make all such alterations as may be required physically to separate the Leaseback Area from the remainder of the Premises and to permit lawful occupancy, it being intended that Tenant shall have no other cost or expense in connection with the subletting of the Leaseback Area;

(v) provide that at the expiration of the term of such sublease Tenant will accept the Leaseback Area in its then existing condition, provided that such condition is suitable for normal office use and subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the Leaseback Area in good order and condition, ordinary wear and tear excepted.

4.05 Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Area during the period of time it is so sublet, except for Fixed Annual Rent and Additional Rent, if any, due under the within Lease, which are in excess of the rents and additional sums due under such sublease. Subject to the foregoing, performance by Landlord, or its designee, under a sublease of the Leaseback Area shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

4.06 If Tenant requests Landlord’s consent to a specific assignment or subletting, it shall submit in writing to Landlord with respect to each such prospective assignment or subletting (i) a fully negotiated, term sheet agreed to by both Tenant and the proposed assignee or sublessee, as the case may be, containing all of the material terms and conditions of the proposed assignment or sublease including, without limitation, the name and address of the proposed assignee or sublessee and reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee and the nature of its proposed use of the space (the “Term Sheet”), and (ii) banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or sublessee.

4.07 If Landlord shall not have accepted Tenant’s Recapture Offer and Landlord shall not have terminated this Lease, as provided for in Section 4.02 hereof, then Landlord shall respond to Tenant’s request for consent to a specific assignment or subletting within the same thirty (30) days after receipt of Tenant’s Recapture Offer as set forth in Section 4.02, above, and will not unreasonably withhold its consent to Tenant’s request for consent to such specific assignment or subletting for the use permitted under this Lease, provided that:

(i) The Premises shall not, without Landlord’s prior consent, have been publicly advertised for assignment or subletting at a rental rate lower than the higher of (a) the Fixed Annual Rent and all Additional Rent then payable, or (b) the then prevailing rental rate for other space in the Building;

(ii) The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Premises, in a manner consistent with the permitted use and in keeping with the standards of the Building;

(iii) The proposed assignee or subtenant shall not then be a tenant, subtenant, assignee or occupant of any space in the Building, nor shall the proposed assignee or subtenant be a person or entity who has dealt with Landlord or Landlord’s agent (directly or through a broker) with respect to space in the Building during the four (4) months immediately preceding Tenant’s request for Landlord’s consent;

(iv) The character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not be likely to increase operating expenses or the burden on existing cleaning services, elevators or other services and/or systems of the Building;

(v) In case of a subletting, the subtenant shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that such sublease shall not be assigned, encumbered or otherwise transferred or the Premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance, except that Landlord’s consent shall not be required for transfers by a sublessee in the nature of those described in Section 4.12, below (in such instances, references therein to “Tenant” shall be deemed to refer to “subtenant”);

(vi) No subletting shall end later than one (1) day before the Expiration Date nor shall any subletting be for a term of less than two (2) years unless it is a sublease for the entire Premises;

(vii) At no time shall there be more than three (3) occupants, including Tenant, in the Premises (it being agreed that Related Entities, as defined in Section 4.13, below, shall not be deemed to be occupants of the Premises for purposes hereof so long as the portion of the Premises used or occupied from them is not separately demised from the remainder of the Premises and has no separate means of ingress to and egress from the public corridors of the Building);

(viii) Tenant shall reimburse Landlord on demand for any actual, out-of-pocket costs, including attorneys’ fees and disbursements, that may be incurred by Landlord in connection with said assignment or sublease;

(ix) The character of the business to be conducted in the Premises by the proposed assignee or subtenant shall not require any alterations, installations, improvements, additions or other physical changes to be performed, or made to, any portion of the Building or the Real Property other than the Premises; and

(x) The proposed assignee or subtenant shall not be any entity which is entitled to diplomatic or sovereign immunity or which is not subject to service of process in the State of New York or to the jurisdiction of the courts of the State of New York and the United States located in New York County.

4.08 Any consent of Landlord under this Article shall be subject to the terms of this Article and conditioned upon there being no default by Tenant, after notice and beyond any applicable cure periods, under any of the terms, covenants and conditions of this Lease at the time that Landlord’s consent to any such subletting or assignment is requested and on the date of the commencement of the term of any proposed sublease or the effective date of any proposed assignment. Tenant acknowledges and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Landlord’s written consent (and unless it was theretofore delivered to Landlord) causes a duly executed copy of the sublease or assignment to be delivered to Landlord within ten (10) days after execution thereof. Any such sublease shall provide that the sublessee shall not violate, or create a default under, the applicable terms and conditions of this Lease to be performed by the Tenant hereunder. Any such assignment of this Lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by the Tenant from and after the effective date thereof.

4.09 INTENTIONALLY DELETED

4.10 If Landlord shall not have accepted Tenant’s Recapture Offer hereunder and Landlord has not elected to terminate this Lease, and Tenant effects any assignment or subletting, then Tenant thereafter shall pay to Landlord a sum equal to fifty (50%) percent of: (a) any rent or other consideration paid to Tenant by any subtenant (after deducting the reasonable, out-of-pocket cost to Tenant, if any, in effecting the subletting or assignment, for reasonable alterations, advertising expenses, brokerage commissions, reasonable rent concessions and legal fees) which is in excess of the rent allocable to the subleased space which is then being paid by Tenant to Landlord pursuant to the terms hereof, and (b) any other profit or gain realized by Tenant (after deducting the reasonable, out-of-pocket cost to Tenant, if any, in effecting the subletting or assignment, for reasonable alterations, advertising expenses, brokerage commissions, reasonable rent concessions and legal fees not previously deducted pursuant to subsection (a), above) from any such subletting or assignment.

4.11 In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment, or to submit the matter to binding arbitration before the American Arbitration Association or any successor organization, in accordance with the rules, regulations and/or procedures for expedited proceedings then obtaining of the American Arbitration Association or such successor organization. The parties shall jointly designate an independent arbitrator (the “Arbitrator”). In the event that the parties shall be unable to jointly agree on the designation of the Arbitrator within five (5) days after written request by either party, the parties shall allow the American Arbitration Association, or any successor organization, to designate the Arbitrator in accordance with the rules, regulations and/or procedures for expedited proceedings then obtaining of the American Arbitration Association or such successor organization. The arbitration shall be held at New York, New York, on ten (10) days notice, within fifteen (15) days of the appointment of the Arbitrator. The Arbitrator shall conduct such hearings, discovery and investigations as he/she may deem appropriate, provided that they shall be concluded within twenty (20) days after the appointment of the Arbitrator. Within five (5) days after the conclusion thereof, the Arbitrator shall issue a determination. The determination of the arbitrator shall be conclusive and binding upon the parties and shall be set forth, along and with the Arbitrator’s rationale for such determination, in a written report delivered to the parties. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article. The Arbitrator appointed pursuant to this Article shall be an independent real estate professional with at least ten (10) years’ experience in commercial real estate. The Arbitrator shall not have the power to add to, modify or delete any of the provisions of this Agreement. The sole function of the Arbitrator shall be to determine whether Landlord has acted reasonably and whether to require Landlord to grant such consent or approval; the Arbitrator may not award damages or grant any other monetary award or relief. Landlord shall reimburse Tenant by rent credit for Tenant’s reasonable attorneys’ fees should Tenant prevail on the merits and obtain a final, non-appealable order, judgment or award in its favor.

4.12 Anything hereinabove contained to the contrary notwithstanding, the “recapture” provisions of this Article and the provisions of Section 4.10 hereof shall not apply in connection with, and Landlord’s consent shall not be required for (a) an assignment of this Lease, or sublease of all or part of the Premises for the uses permitted hereunder, to a Related Entity or (b) in connection with a deemed assignment of this Lease resulting from a transfer of a majority of the issued and outstanding shares of capital stock or ownership interests of Tenant provided that such transfer shall be for a legitimate business purpose and not principally for the purpose of transferring this Lease, and provided further, with respect to both clauses (a) and (b), to the extent applicable, that: (i) Landlord is given prior notice thereof and reasonably satisfactory proof that the requirements of this Article 4 (to the extent applicable to the transaction) have been met and Tenant agrees to remain primarily liable, jointly and severally, with any assignee, for the obligations of Tenant under this Lease and (ii) in Landlord’s reasonable judgment the proposed assignee or subtenant is engaged in a business and the Premises, or the relevant part thereof, will be used in a manner which (x) is in keeping with the standards of the Building and (y) would not adversely affect or increase Landlord’s cost in the operation of the Building.

4.13 For purposes of this Article:

A. a “Related Entity” shall mean:

(x) a wholly-owned subsidiary of Tenant or any corporation or entity which controls or is controlled by Tenant or is under common control with Tenant, or

(y) any entity (a “Successor Entity”) (i) to which substantially all the assets of Tenant are transferred, or (ii) into which Tenant may be merged or consolidated, provided that in either such case both the net worth and ratio of current assets to current liabilities (exclusive of good will) of such transferee or of the resulting or surviving corporation or other business entity, as the case may be, as certified by the certified public accountants of such transferee or the resulting or surviving business entity in accordance with generally accepted accounting principles, consistently applied, is not less than Tenant’s net worth and ratio of current assets to current liabilities (exclusive of good will), as so certified, as of the day immediately prior to such transaction and provided also that any such transaction complies with the other provisions of this Article; and

B. the term “control” shall mean, in the case of a corporation or other entity, ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all of the general or other partnership (or similar) interests therein and the power to determine the actions of such entity.

4.14 Notwithstanding anything contained in this Lease to the contrary, Tenant shall be permitted to license up to 1,200 rentable square feet of “desk space” within the Premises for the uses permitted under this Lease only and otherwise in compliance in all respects with the terms, covenants and conditions of this Lease, provided that: (i) the same does not result in the addition of more than three (3) additional persons as occupants within the Premises; (ii) any such “desk space” so licensed by Tenant is not separately demised and does not have separate means of ingress to or egress from the public corridors of the Building; and (iii) a copy of each “desk space” license agreement is delivered to Landlord no less than ten (10) days in advance of the commencement date thereof (or, if no such written agreement exists, Tenant shall deliver to Landlord a written description of the terms of such oral license agreement), including, but not limited to, the identity of and contact information for each “desk space” licensee. In the event of a licensing of “desk space” by Tenant in accordance with the provisions of this Section 4.14, the “recapture” and termination rights of Landlord under this Article 4 and the provisions of Sections 4.02, 4.03, 4.04, 4.05, 4.07(vi),(vii) and 4.10 shall not apply, but the provisions of Section 4.07 (i) through (v) and (viii) through (x) shall apply thereto as if all references therein to a “sublease” or “assignment” were, instead, to a “license”.

ARTICLE 5

DEFAULT

5.01 Landlord may terminate this Lease on five (5) days’ notice: (a) if Fixed Annual Rent or Additional Rent is not paid within five (5) days after written notice from Landlord that same was due and not paid; or (b) if Tenant shall have failed to cure a default in the performance of any covenant of this Lease (except the payment of Rent), or any rule or regulation hereinafter set forth, within twenty (20) days after written notice thereof from Landlord, or if such default cannot be completely cured in such time, if Tenant shall not promptly proceed to cure such default within said twenty (20) days, or shall not complete the curing of such default with due diligence; or (c) when and to the extent permitted by law, if a petition in bankruptcy shall be filed by Tenant or if Tenant shall make a general assignment for the benefit of creditors, or receive the benefit of any insolvency or reorganization act, or if a petition in bankruptcy is filed against tenant and same is not dismissed within sixty (60) days after Tenant has actual notice of the filing thereof; or (d) if a receiver or trustee is appointed for any portion of Tenant’s property and such appointment is not vacated within thirty (30) days; or (e) if an execution or attachment shall be issued under which the Premises shall be taken or occupied or attempted to be taken or occupied by anyone other than Tenant; or (f) if the Premises are abandoned by Tenant; or (g) if Tenant shall default after notice and beyond any applicable cure period under any other lease between Tenant and Landlord at the Building. At the expiration of the five (5) day notice period, this Lease and any rights of renewal or extension thereof shall terminate as completely as if that were the date originally fixed for the expiration of the Term of this Lease, but Tenant shall remain liable as hereinafter provided.

5.02 In the event that Tenant is in arrears for Fixed Annual Rent or any item of Additional Rent, Tenant waives its right, if any, to designate the items against which payments made by Tenant are to be credited and Landlord may apply any payments made by Tenant to any items which Landlord in its sole discretion may elect irrespective of any designation by Tenant as to the items against which any such payment should be credited.

5.03 Tenant shall not seek to remove and/or consolidate any summary proceeding brought by Landlord with any action commenced by Tenant in connection with this Lease or Tenant’s use and/or occupancy of the Premises.

5.04 In the event of a default by Landlord hereunder, no property or assets of Landlord, or any principals, shareholders, officers, directors, partners or members of Landlord, whether disclosed or undisclosed, other than the Building in which the Premises are located and the land upon which the Building is situated (and the rents and sale, insurance and condemnation proceeds therefrom), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use and occupancy of the Premises.

ARTICLE 6

RELETTING, ETC.

6.01 If Landlord shall re-enter the Premises following the default of Tenant after notice and the expiration of any applicable cure periods, by summary proceedings or other lawful means: (a) Landlord may re-let the Premises or any part thereof, as Tenant’s agent, in the name of Landlord, or otherwise, for a term shorter or longer than the balance of the term of this Lease, and may grant concessions or free rent; (b) Tenant shall pay Landlord any deficiency between the rent hereby reserved and the net amount of any rents collected by Landlord for the remaining term of this Lease, through such re-letting. Such deficiency shall become due and payable monthly, as it is determined. Landlord shall have no obligation to re-let the Premises, and its failure or refusal to do so, or failure to collect rent on re-letting, shall not affect Tenant’s liability hereunder. In computing the net amount of rents collected through such re-letting, Landlord may deduct all expenses incurred in obtaining possession or re-letting the Premises, including legal expenses and fees, brokerage fees, the cost of restoring the Premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original term of this Lease; (c) Tenant hereby expressly waives any right of redemption granted by any present or future law. “Re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. In the event of a breach or threatened breach of any of the covenants or provisions hereof, Landlord shall have the right of injunctive relief. Mention herein of any particular remedy shall not preclude Landlord from any other available remedy; (d) Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, if Landlord’s reentry is the result of Tenant’s bankruptcy, insolvency, or reorganization, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization.

6.02 If Landlord re-enters the Premises as provided for in Section 6.01, above, or after the expiration of the Term, any property left in the Premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. If Tenant shall at any time default hereunder, and if Landlord shall institute an action or summary proceeding against Tenant based upon such default, then Tenant will reimburse Landlord, as Additional Rent, for the legal expenses and fees thereby incurred by Landlord, provided, however, Tenant shall have no such obligation to reimburse Landlord should Tenant prevail on the merits by means of a final, non-appealable order or judgment in any such action or proceeding. In the event that Tenant commences a plenary action against Landlord alleging a default by Landlord under this Lease, and should Tenant prevail on the merits by means of a final, non-appealable order or judgment in any such action, Landlord shall reimburse Tenant for its reasonable legal fees by way of credit against the monthly installments of Fixed Annual Rent next accruing under this Lease, and/or to the extent that insufficient monthly installments remain in order to satisfy such obligation, then by payment to Tenant for any such portion which cannot be satisfied by means of the foregoing credit.

ARTICLE 7

LANDLORD MAY CURE DEFAULTS

7.01 If Tenant shall default in performing any covenant or condition of this Lease after notice and the expiration of any applicable cure periods, Landlord may perform the same for the account of Tenant, and if Landlord, in connection therewith, or in connection with any default by Tenant, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, such sums so paid or obligations incurred shall be deemed to be Additional Rent hereunder, and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement therefor, and if Tenant’s lease term shall have expired at the time of the making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

ARTICLE 8

ALTERATIONS

8.01 A. Tenant shall make no decoration, alteration, addition or improvement in the Premises, without the prior written consent of Landlord, and then only by contractors or mechanics and in such manner and time, and with such materials, as approved by Landlord, which approval shall not be unreasonably withheld. All alterations, additions or improvements to the Premises, including air-conditioning equipment and duct work, except movable office furniture and trade equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing with respect to a Specialty Alteration (as defined below), become the property of Landlord, and shall be surrendered with the Premises, at the expiration or sooner termination of the term of this Lease. Any such alterations, additions and improvements which Landlord shall designate shall be removed by Tenant and any damage repaired, at Tenant’s expense, prior to the expiration of this Lease.

B. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be obligated to remove any Alterations (hereinafter defined) hereinafter performed in or to the Premises except for Specialty Alterations. For purposes of this Subsection 8.01(B), “Specialty Alterations” shall mean Alterations consisting of kitchens, executive bathrooms, raised computer floors, raised floors in server rooms, vaults, affixed shelving systems in libraries, filing systems, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, any Alterations which are structural in nature or penetrate any floor slab, and other Alterations of a similar character which are not customary for general office use in non-institutional office buildings in midtown Manhattan. Landlord shall advise Tenant whether an Alteration is a Specialty Alteration at the time that consent to such Specialty Alteration is given by Landlord, provided that Tenant includes, as part of its request for such consent, a statement (in capital letters, twelve (12) point font, boldface type) specifically referencing this subsection and advising Landlord that Landlord is required to make such designation as part of any such consent given by Landlord hereunder. Tenant shall, at Tenant’s cost and expense, remove any Specialty Alteration designated by Landlord, repair any damage to the Premises or the Building due to such removal, cap all electrical, plumbing and waste disposal lines in accordance with sound construction practice and restore the Premises to the condition existing prior to the making of such Specialty Alteration, reasonable wear and tear and damage from casualty excepted. All such work shall be performed in accordance with plans and specifications first approved by Landlord, such approval not to be unreasonably withheld or delayed, and all applicable terms, covenants, and conditions of this Lease. If the Landlord’s insurance premiums increase as a result of any Specialty Alterations, Tenant shall pay each such increase each year as Additional Rent within thirty (30) days after receipt of a bill therefore from Landlord.

8.02 Anything hereinabove to the contrary notwithstanding, Landlord will not unreasonably withhold or delay approval of written requests of Tenant to make nonstructural interior alterations, additions and improvements (herein referred to as “Alterations”) in the Premises, provided that such Alterations do not affect utility services or plumbing and electrical lines or other systems of the Building outside of the Premises and do not affect and are not visible from any portion of the Building outside of the Premises. Notwithstanding anything contained to the contrary herein, Landlord’s approval shall not be required in order for Tenant to perform purely decorative Alterations to the Premises provided that such Alterations do not affect utility services or plumbing and electrical lines or other systems of the Building and do not affect and are not visible from any portion of the Building outside of the Premises and that such Alterations comply with all applicable provisions of this Lease. All Alterations shall be performed in accordance with the following conditions:

(i) Prior to the commencement of any Alterations costing more than $25,000.00 (other than purely decorative nonstructural interior Alterations as described above) or for which a permit is required by any governmental or quasi-governmental agency or authority having jurisdiction, Tenant shall first submit to Landlord for its approval detailed dimensioned coordinated plans and specifications, including layout, architectural, mechanical, electrical, plumbing and structural drawings (collectively, “Tenant’s Plans”) for each proposed Alteration. Landlord shall be given, in writing, a good description of all other Alterations. In connection with those initial alterations which Tenant intends to perform to the Premises in order to prepare the Premises for Tenant’s initial occupancy thereof under this Lease (“Tenant’s Initial Alteration Work”), (a) Landlord hereby approves of Ted Moudis Associates as Tenant’s architect, Structure Tone, Inc. as Tenant’s general contractor, and those subcontractors set forth on the schedule annexed hereto and made a part hereof as Exhibit C, (b) Landlord’s time in which to review and approve or disapprove of Tenant’s Plans shall be deemed to commence no earlier than the Commencement Date, notwithstanding any delivery to Landlord of Tenant’s Plans prior thereto. In connection with Landlord’s review of Tenant’s Plans for any Alterations, Landlord shall notify Tenant within fifteen (15) days of its receipt thereof (or within five (5) days of Landlord’s receipt of any resubmission thereof) that Landlord either: (i) approves Tenant’s Plans, or (ii) disapproves Tenant’s Plans (stating the reasons therefor with reasonable specificity). If, as and when Landlord shall approve Tenant’s Plans the same shall become final and three (3) copies thereof shall be signed by Landlord and Tenant, two (2) sets to be retained by Landlord and one (1) set to be retained by Tenant. In the event that Landlord shall fail to timely reply to any submission or resubmission by Tenant above, Tenant may submit a second (2nd) written request therefor together with all of the information and documentation required by this Article, which second (2nd) request shall expressly refer to this Article and the consequences of Landlord’s failure to respond within five (5) days thereafter, stating in bold, 12 point font, all uppercase letters on the first page thereof: “LANDLORD’S CONSENT OR APPROVAL TO/OF THE PROPOSED ALTERATIONS OUTLINED IN THIS SECOND (2nd) NOTICE SHALL BE DEEMED GIVEN IF LANDLORD FAILS TO ACCEPT OR REJECT WITH SPECIFICITY TENANT’S REQUEST FOR LANDLORD’S CONSENT OR APPROVAL TO/OF SAID ALTERATIONS WITHIN FIVE (5) DAYS AFTER THIS NOTICE SHALL BE DEEMED TO HAVE BEEN GIVEN TO LANDLORD”, and provided further that Landlord continues to fail to timely consent or approve or reject with specificity Tenant’s request as set forth above within said five (5) day period, then Landlord shall be deemed to have consented to and approved of Tenant’s Work, subject to the provisions of this Article. So long as Tenant is utilizing Landlord’s building department consultant, Tenant shall be permitted to avail itself of the self-certification procedures of the New York City Department of Buildings then obtaining in connection with Tenant’s Initial Alteration Work.

(ii) All Alterations in and to the Premises shall be performed in a good and workmanlike manner and in accordance with the Building’s rules and regulations governing Tenant Alterations. Prior to the commencement of any such Alterations, Tenant shall, at its sole cost and expense, obtain and exhibit to Landlord any governmental permit required in connection with such Alterations. In order to compensate Landlord for its general conditions and the costs incurred by Landlord in connection with Tenant’s performance of Alterations in and/or to the Premises (including, without limitation, the costs incurred by Landlord in connection with the coordination of Alterations which may affect systems or services of the Building or portions of the Building outside of the Premises), Tenant shall pay to Landlord a fee equal to five (5%) percent of the cost of such Alterations; provided, however that such fee shall not be payable by Tenant with regard to (i) Tenant’s Initial Alteration Work or with regard to (ii) purely decorative non-structural interior Alterations, in either of which events, Tenant shall instead reimburse Landlord for any out of pocket costs incurred by Landlord to independent third parties in connection with Landlord’s consent to, and Tenant’s performance of, such Alterations. Such fee or such reimbursement, as the case may be, shall be paid by Tenant as Additional Rent hereunder within thirty (30) days following receipt of an invoice therefor. In connection with any Alterations to which Landlord has consented, Landlord shall reasonably cooperate with Tenant’s efforts to obtain permits, certificates or approvals from governmental or quasi-governmental agencies or authorities having jurisdiction (including, without limitation, executing and delivering any reasonable documents or instruments that require the signature of Landlord and which are reasonably required by Tenant in connection therewith, provided there is no cost to Landlord).

(iii) All Alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directions, rules and regulations of governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act of 1990 and New York City Local Law No. 57/87 and similar present or future laws, and regulations issued pursuant thereto, and also New York City Local Law No. 76 and similar present or future laws, and regulations issued pursuant thereto, on abatement, storage, transportation and disposal of asbestos and other hazardous materials, which work, if required, shall be effected at Tenant’s sole cost and expense, by contractors and consultants approved by Landlord and in strict compliance with the aforesaid rules and regulations and with Landlord’s rules and regulations thereon.

(iv) All work shall be performed with union labor having the proper jurisdictional qualifications.

(v) Tenant shall keep the Building and the Premises free and clear of all liens for any work or material claimed to have been furnished to Tenant or to the Premises.

(vi) Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of the following insurance:

(a) Workmen’s compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises.

(b) Broad form general liability insurance written on an occurrence basis naming Tenant as an insured and naming Landlord and its designees as additional insureds, with limits of not less than $3,000,000 combined single limit for personal injury in any one occurrence, and with limits of not less than $500,000 for property damage (the foregoing limits may be revised from time to time by Landlord to such higher limits as Landlord from time to time reasonably requires, consistent with Landlord’s requirements of other similarly situated tenants with similar permitted uses within the Building). Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all time when the work to be performed for or by Tenant is in progress. All such insurance shall be obtained from a company authorized to do business in New York and shall provide that it cannot be canceled without thirty (30) days prior written notice to Landlord. All polices, or certificates therefor, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord. Blanket and/or umbrella coverage shall be acceptable, provided that coverage meeting the requirements of this paragraph is assigned to Tenant’s location at the Premises.

(vii) In granting its consent to any Alterations costing in excess of $100,000.00 (other than Tenant’s Initial Alteration Work), Landlord may impose such conditions as to guarantee of completion (including, without limitation, requiring Tenant to post additional security or a bond to insure the completion of such Alterations, payment, restoration or otherwise), as Landlord may reasonably require.

(viii) All work to be performed by Tenant shall be done in a manner which will not interfere with or disturb other tenants and occupants of the Building.

(ix) The review and/or approval by Landlord, its agents, consultants and/or contractors, of any Alteration or of plans and specifications therefor and the coordination of such Alteration work with the Building, as described in part above, are solely for the benefit of Landlord, and neither Landlord nor any of its agents, consultants or contractors shall have any duty toward Tenant; nor shall Landlord or any of its agents, consultants and/or contractors be deemed to have made any representation or warranty to Tenant, or have any liability, with respect to the safety, adequacy, correctness, efficiency or compliance with laws of any plans and specifications, Alterations or any other matter relating thereto.

(x) Promptly following the substantial completion of any Alterations for which plans and specifications were required under Section 8.02(i), above, Tenant shall submit to Landlord: (a) one (1) floppy disk (using a current version of Autocad or such other similar software as is then commonly in use) of final, “as-built” plans for the Premises showing all such Alterations and demonstrating that such Alterations were performed substantially in accordance with plans and specifications first approved by Landlord and (b) an itemization of Tenant’s total construction costs, reasonably detailed by contractor, subcontractors, vendors and materialmen; lien waivers and releases from all contractors, subcontractors, vendors and materialmen; architects’ and Tenant’s certification of completion, payment and acceptance, and all governmental approvals and confirmations of completion for such Alterations. If, solely as a result of the existence of any violation of law affecting the Premises, the Building or the land upon which the Building is situated for which Landlord is responsible, or for which Tenant is not responsible, pursuant to this Lease (a “Violation”): (i) Tenant is unable to obtain or is delayed in obtaining a building permit or any certificate, approval or sign-off from any governmental or quasi-governmental agency or authority which is required (a) in connection with the performance of Tenant’s Initial Alteration Work, or (b) in connection with Tenant’s use and occupancy of the Premises for the uses permitted hereunder, and such delay continues for one (1) business day after notice from Tenant to Landlord; and (ii) Tenant shall actually be delayed in (a) substantially completing Tenant’s Initial Alteration Work, or (b) using and occupying the Premises for the uses permitted hereunder, solely as a result of such inability or delay; then in addition to any other credits or abatements of Fixed Annual Rent to which Tenant may be otherwise entitled elsewhere in this Lease, Tenant shall be entitled to receive a credit against the payment of Fixed Annual Rent (the “Violation Delay Rent Credit”) in an amount which is equal to one (1) day of Fixed Annual Rent for each day during which Tenant has been actually delayed (a) in the substantial completion of Tenant’s Initial Alteration Work, or (b) in using and occupying the Premises for the uses permitted hereunder, solely due to the existence of such Violation; provided, however, that notwithstanding anything contained herein to the contrary, Tenant shall not be entitled to receive such Violation Delay Rent Credit unless: (a) Tenant promptly notifies Landlord of its inability or delay in obtaining such building permit, certificate, approval or sign-off in accordance with the terms hereof; (b) Tenant has cooperated with Landlord, at no cost to Tenant, in clearing such Violation by promptly performing all such acts and executing all such applications, affidavits or other documents as shall be reasonably requested by Landlord in order to alleviate such inability or delay; and (c) such inability or delay does not arise out of or in connection with the acts or omissions of Tenant, its agents, representatives, servants, employees or invitees, or a default by Tenant under this Lease, or by reason of strikes, lockouts, job actions, shortage or unavailability of supplies, governmental laws or regulations or preemptions, riots, terrorism, insurrections, emergencies, wars, acts of war or Acts of God.

ARTICLE 9

LIENS

9.01 Prior to commencement of its work in the Premises, Tenant shall obtain and deliver to Landlord a written letter of authorization, in form satisfactory to Landlord’s counsel, signed by all architects, engineers and designers to become involved in such work, which shall confirm that any of their drawings or plans are to be removed from any filing with governmental authorities on request of Landlord, in the event that said architect, engineer or designer thereafter no longer is providing services with respect to the Premises. With respect to contractors, subcontractors, materialmen and laborers, and architects, engineers and designers, for all work or materials to be furnished to Tenant at the Premises, Tenant agrees to obtain and deliver to Landlord written and unconditional waiver of mechanics liens upon the Premises or the Building after payments to the contractors, etc., subject to any then applicable provisions of the Lien Law. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the Premises or the Building, for work or materials claimed to have been furnished to Tenant, to be discharged of record within twenty (20) days after notice thereof.

ARTICLE 10

REPAIRS

10.01 Tenant shall take good care of the Premises and the fixtures and appurtenances therein, and shall make all repairs necessary to keep them in good working order and condition, including structural repairs when those are necessitated by the negligence or willful misconduct of Tenant or its agents, employees, invitees or contractors, subject to the provisions of Articles 11 and 43 hereof. During the term of this Lease, Tenant may have the use of any air-conditioning equipment servicing the Premises, subject to the provisions of Article 35 of this Lease, and shall reimburse Landlord, in accordance with Article 41 of this Lease, for electricity consumed by the equipment. The exterior walls and roofs of the Building, the mechanical rooms serving the Building (other than those exclusively serving the Premises and located within the Premises), service closets (other than those exclusively serving the Premises and located within the Premises), shafts, areas above any hung ceiling and the windows and the portions of all window sills outside same are not part of the Premises demised by this Lease, and Landlord hereby reserves all rights to such parts of the Building. Tenant shall not paint, alter, drill into or otherwise change the appearance of the windows including, without limitation, the sills, jambs, frames, sashes, and meeting rails.

10.02 Landlord shall maintain the structural portions and common areas of the Building and those portions of Building-wide systems not located within the Premises, in good order and condition and in compliance with all applicable laws, codes, rules and regulations of governmental and quasi-governmental agencies and authorities having jurisdiction.

10.03 In the event that solely as a result of (i) Landlord’s failure to (a) furnish any service or (b) perform any repair which is required to be furnished or performed, as the case may be, by the express provisions of this Lease, or (ii) Landlord’s entry into the Premises to perform work (other than by reason of a Tenant default under this Lease) in a manner which materially interferes with the permitted use of the Premises, and in any of the foregoing events Tenant and all those claiming through Tenant shall be not able to use and shall have discontinued use and occupancy of all or any affected portion of the Premises for a period of five (5) consecutive business days or more after notice thereof to Landlord, during which time Landlord has failed to substantially: restore such service, perform such repair or remediate such material interference (or, in the event that any of the same cannot be substantially accomplished within such five (5) consecutive business day period, then provided Landlord has not commenced and continued to diligently prosecute same within and beyond said five (5) consecutive business day period until completion), then Tenant shall be entitled to an abatement of the Fixed Annual Rent allocable to such portion of the Premises which is not usable and is unoccupied for each day from and after the five (5) consecutive business day period until said service, repair or remediation, as the case may be, is substantially accomplished; provided further, however, that Tenant shall not be entitled to such an abatement in the event that such failure or interference results from (i) any installation, alteration or improvement performed by Tenant which is not performed in a good workmanlike manner and in compliance with the Lease and all applicable laws, codes, rules and regulations of governmental and quasi-governmental agencies and authorities having jurisdiction; (ii) a default by Tenant under the provisions of the Lease; (iii) the negligence, tortious conduct or willful misconduct of Tenant, its agents, representatives, servants or employees; or (iv) strikes, lockouts, job actions, shortage or unavailability of supplies, governmental laws or regulations or preemptions, riots, terrorism, insurrections, emergencies, wars, acts of war or Acts of God.

ARTICLE 11

FIRE OR OTHER CASUALTY

11.01 Damage by fire or other casualty to the Building and to the core and shell of the Premises (excluding the tenant improvements and betterments and Tenant’s personal property) shall be repaired at the expense of Landlord (“Landlord’s Restoration Work”),. Landlord shall not be required to repair or restore any of Tenant’s property or any alteration, installation or leasehold improvement made in and/or to the Premises. If, as a result of such damage to the Building or to the core and shell of the Premises, the Premises are rendered untenantable or inaccessible, the Rent shall abate in proportion to the portion of the Premises not usable by Tenant from the date of such fire or other casualty until Landlord’s Restoration Work is substantially completed. Landlord shall not be liable to Tenant for any delay in performing Landlord’s Restoration Work, Tenant’s sole remedy being the right to an abatement of Rent, as provided above. Tenant shall cooperate with Landlord in connection with the performance by Landlord of Landlord’s Restoration Work. If the Premises are rendered wholly untenantable by fire or other casualty and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it (whether or not the Premises have been damaged), Landlord may within ninety (90) days after such fire or other cause give written notice to Tenant of its election that the term of this Lease shall automatically expire no less than ten (10) days after such notice is given, provided that Landlord shall also terminate leases covering more than fifty (50%) percent of the rentable square feet of office space in the Building. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.

11.02 In the event that the Premises has been damaged or destroyed and this Lease has not been terminated in accordance with the provisions of this Article, Tenant shall (i) cooperate with Landlord in the restoration of the Premises and shall remove from the Premises as promptly as reasonably possible all of Tenant’s salvageable inventory, movable equipment, furniture and other property and (ii) repair the damage to the tenant improvements and betterments and Tenant’s personal property and restore the Premises with reasonable diligence promptly following the date upon which the core and shell of the Premises shall have been substantially repaired by Landlord, and shall thereafter diligently prosecute same to completion.

11.03 Notwithstanding anything contained herein to the contrary, in the event that all or substantially all, or a material portion of the Premises are rendered untenantable or inaccessible due to fire or other casualty and Tenant cannot reasonably and does not use and occupy the entire Premises for the uses permitted hereunder as a result thereof, and provided that Landlord does not elect to terminate this Lease in accordance with the provisions of this Article, then Landlord shall notify Tenant of Landlord’s good faith estimate of the period necessary for Landlord to restore the core and shell of the Premises. If the time estimated by Landlord to substantially restore the core and shell of the Premises is greater than three hundred sixty five (365) days after the occurrence of such fire or casualty, Tenant shall have the option, within thirty (30) days of the date such notice is given to Tenant, to elect by notice to Landlord to terminate this Lease on a date not less than ten (10) nor more than thirty (30) days after the date Tenant’s notice is given, time being of the essence. Provided that Tenant has not timely and properly exercised its right to terminate this Lease as set forth above, in the event Landlord has not substantially restored the core and shell of the Premises within three hundred sixty-five (365) days after such fire or casualty (subject to causes beyond Landlord’s reasonable control) then, and in such event, Tenant may elect to cancel this Lease upon giving written notice to Landlord within thirty (30) days after the end of such three hundred sixty-five (365) day period and the Term shall expire on the date set forth therein, as if such date were the Expiration Date, which date shall be not less than thirty (30) days after the date such notice is given.

11.04 Notwithstanding anything contained herein to the contrary, in the event that a material portion of the Premises is rendered wholly untenantable or inaccessible due to fire or other casualty during the last twelve (12) months of the Term, and Tenant cannot and does not use or occupy such material portion of the Premises as a result thereof, and provided that Landlord does not elect to terminate this Lease in accordance with the provisions of this Article, then Tenant may elect to cancel this Lease upon written notice to Landlord within thirty (30) days after such fire or other casualty, and the term of this Lease shall expire on the date set forth therein which shall be not less than ten (10) or greater than thirty (30) days after the date such notice is given, provided that Tenant surrenders to Landlord possession of the Premises on or before the such date in the condition required by this Lease as if such date were the Expiration Date, in which event Tenant shall remain liable for any and all obligations under this Lease through the date of such fire or other casualty and the representations, covenants and warranties of Articles 20 (Indemnification) and 40 (Brokers) of this Lease shall survive any such cancellation, as well as any other provisions of this Lease which, by their terms, survive cancellation.

ARTICLE 12

END OF TERM

12.01 Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, except for reasonable wear and tear and damage by fire or other casualty, and Tenant shall remove all of its property. Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Premises will be substantial, will exceed the amount of monthly Rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within one (1) day after the date of the expiration or sooner termination of the Term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after expiration or termination of the Term of this Lease, a sum equal to (i) one and one-half (1 1⁄2) times the average Rent which was payable per month under this Lease during the last six months of the Term, for the period from the Expiration Date through the thirtieth (30) day thereafter, and (ii) two (2) times the average Rent which was payable per month under this Lease during the last six months of the Term, for the period from the thirty-first (31st) day after the Expiration Date through the date upon which possession of the Premises is surrendered by Tenant in accordance with the provisions of this Lease, and in each case, Tenant shall pay Additional Rent as is otherwise due and owing pursuant to this Lease. The aforesaid obligations shall survive the expiration or sooner termination of the Term of this Lease. At any time during the Term of this Lease, Landlord may exhibit the Premises to prospective purchasers or mortgagees of Landlord’s interest therein. During the last year of the term of this Lease, Landlord may exhibit the Premises to prospective tenants. Notwithstanding anything to the contrary contained in this Lease, in the event Tenant holds over in the Premises after the Expiration Date or sooner termination of the Term, but vacates and surrenders the Premises on or prior to the thirtieth (30*) day after the Expiration Date but otherwise in accordance with the terms, covenants and conditions of this Lease, then Tenant shall not be liable for consequential damages in connection with such holding over.

ARTICLE 13

SUBORDINATION AND ESTOPPEL, ETC.

13.01 This Lease, and all rights of Tenant hereunder, are, and shall continue to be, subject and subordinate in all respects to:

(1) all ground leases, overriding leases and underlying leases of the land and/or the building now or hereafter existing;

(2) all mortgages that may now or hereafter affect the land, the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings;

(3) each and every advance made or hereafter to be made under such mortgages;

(4) all renewals, modifications, replacements and extensions of such leases and such mortgages; and

(5) all spreaders and consolidations of such mortgages.

13.02 The provisions of Section 13.01 of this Article shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver any instrument that Landlord, the lessor of any such lease, the holder of any mortgage or any of its successors in interest shall reasonably request, in a form reasonably satisfactory to Tenant, to evidence such subordination and, in the event that Tenant shall fail to execute and deliver any such instrument within twenty (20) days after request therefor, Tenant shall irrevocably constitute and appoint Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article 13 are herein sometimes called “superior leases”, the mortgages to which this Lease is, at the time referred to, subject and subordinate are herein sometimes called “superior mortgages”, the lessor of a superior lease or its successor in interest at the time referred to is sometimes herein called a “lessor” and the mortgagee under a superior mortgage or its successor in interest at the time referred to is sometimes herein called a “mortgagee”.

13.03 In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until:

(i) it has given written notice of such act or omission to the mortgagee of each superior mortgage and the lessor of such superior lease whose name and address shall previously have been furnished to Tenant; and

(ii) a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such mortgagee or lessor shall have obtained possession of the Premises and become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy). Nothing contained herein shall obligate such lessor or mortgagee to remedy such act or omission.

13.04 If the lessor of a superior lease or the mortgagee of a superior mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party so succeeding to Landlord’s rights (hereinafter sometimes called a “successor landlord”), and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease and shall be applicable after such attornment, except that such successor landlord shall not be subject to any offset or liable for any previous act or omission of Landlord under this Lease.

13.05 If, in connection with obtaining financing or refinancing for the Building, a banking, insurance, or other lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligation (except to a de minimis extent), or decrease the rights, of Tenant hereunder. In no event shall a requested modification of this Lease requiring Tenant to the following be deemed to materially adversely affect the leasehold interest hereby created:

(i) give notice of any default by Landlord under this Lease to such lender and/or permit the curing of such defaults by such lender; and

(ii) obtain such lender’s consent for any modification of this Lease.

13.06 This Lease may not be modified or amended so as to reduce the Rent, shorten the term, or otherwise materially affect the rights of Landlord hereunder, or be canceled or surrendered, without the prior written consent in each instance of the ground lessors and of any mortgagees whose mortgages shall require such consent. Any such modification, agreement, cancellation or surrender made without such prior written consent shall be null and void.

13.07 Tenant agrees that if this Lease terminates, expires or is canceled for any reason or by any means whatsoever by reason of a default under a ground lease or mortgage, and the ground lessor or mortgagee so elects by written notice to Tenant, this Lease shall automatically be reinstated for the balance of the term which would have remained but for such termination, expiration or cancellation, at the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same rental, and upon the same agreements, covenants, conditions, restrictions and provisions herein contained, with the same force and effect as if no such termination, expiration or cancellation had taken place. Tenant covenants to execute and deliver any instrument required to confirm the validity of the foregoing.

13.08 From time to time, Tenant, on at least fifteen (15) days’ prior written request by Landlord, shall deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the Rent and other charges have been paid and stating whether or not Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. Tenant hereby irrevocably constitutes and appoints Landlord the attorney-in-fact of Tenant to execute, acknowledge and deliver any such statements or certificates for and on behalf of Tenant in the event that Tenant fails to so execute any such statement or certificate.

13.09 For purposes hereof: (i) existing ground leases and the mortgages are sometimes hereinafter referred to individually as a “Senior Interest” and collectively as the “Senior Interests”, (ii) existing ground lessors, ground lessees and mortgagees are sometimes hereinafter referred to individually as a “Senior Interest Holder” and collectively as the “Senior Interest Holders”, (iii) ground leases entered into after the date of this Lease are sometimes hereinafter referred to as “Future Ground Leases” and the holders thereof are sometimes hereinafter referred to as “Future Senior Lessors”, and (iv) mortgages entered into after the date upon which this Lease is executed and delivered to Tenant are sometimes hereinafter referred to as “Future Mortgages” and the holders thereof are sometimes hereinafter referred to as “Future Superior Mortgagees”.

13.10 Notwithstanding anything to the contrary contained in the Lease, Landlord shall use reasonable and diligent efforts to obtain for the benefit of and deliver to Tenant a subordination, non-disturbance and attornment agreement (an “SNDA Agreement”) with each of the Senior Interest Holders. Said SNDA Agreements will be in the form then customarily used by each Senior Interest Holder and shall provide in substance that so long as Tenant is not in default under this Lease after notice and beyond any applicable grace period provided for herein, if any, such Senior Interest Holder will not terminate this Lease or take any action to recover possession of the Premises, notwithstanding any termination of Landlord’s interest in the Building and the land upon which it is located. Under no circumstances shall the Senior Interest Holders be bound by any credit for Fixed Rent or Additional which may have been paid by Tenant for more than the then-current month. Landlord shall have no liability to Tenant for its failure to obtain any such SNDA Agreement. Landlord’s obligations hereunder shall not impose any obligation upon Landlord (i) to incur any cost or expense or (ii) to institute any legal or other proceeding in connection with obtaining such SNDA Agreement. Any fees or costs imposed by the Senior Interest Holders or their attorneys in connection with obtaining such SNDA Agreements shall be paid by Tenant provided, however, that Landlord shall notify Tenant of the projected fees and costs prior to incurring the same. Tenant agrees to execute and acknowledge all such SNDA Agreements and return same to Landlord within ten (10) days after Landlord’s written request therefor. In the event that Tenant fails to so execute any such SNDA Agreement and deliver same to Landlord within said ten (10) days and continues to fail to do so within ten (10) days of a second written request by Landlord, then such failure shall constitute a waiver by Tenant of Landlord’s obligation hereunder to seek to obtain an SNDA Agreement from such Superior Interest.

13.11 Notwithstanding anything to the contrary contained in the Lease, with respect to any Future Superior Mortgagee or Future Superior Lessor (collectively, “Future Superior Interests”), Landlord shall use reasonable and diligent efforts to obtain for the benefit of Tenant an SNDA Agreement with each such Future Superior Interest. Said SNDA Agreements will be in the form then customarily used by such Future Superior Interest, but shall provide in substance, among other things, that so long as Tenant is not in default under this Lease after notice and beyond any applicable grace period provided for herein, if any, such Senior Interest Holder will not terminate this Lease or take any action to recover possession of the Premises, notwithstanding any termination of the Landlord’s interest in the Building and the land upon which it is located. Under no circumstances shall the Future Superior Interests be subject to any offsets or defenses not expressly provided for in the Lease which Tenant may have against Landlord or bound by any credit for Fixed Annual Rent or Additional Rent which may have been paid by Tenant to Landlord more than the then current month. Landlord shall have no liability to Tenant for its failure to obtain any such SNDA Agreement. Landlord’s agreement to use reasonable and diligent efforts hereunder shall not impose any obligation upon Landlord (i) to incur any cost or expense or (ii) to institute any legal or other proceeding in connection with obtaining such SNDA Agreement. Any fees or costs imposed by the Future Superior Interests or their attorneys in connection with obtaining such SNDA Agreements shall be paid by Tenant provided, however, that Landlord shall notify Tenant of the projected fees and costs prior to incurring the same. Tenant agrees to execute and acknowledge all such SNDA Agreements and return same to Landlord within ten (10) days after Landlord’s written request therefor. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact for the limited and express purpose of executing and delivering all such SNDA Agreements on Tenant’s behalf in the event that Tenant fails to execute and return all such SNDA Agreements to Landlord in the time as required above. In the event that Landlord shall be unable to obtain an SNDA Agreement from any Future Superior Interests after using reasonable efforts as described above, same shall not constitute a default of the Lease by Landlord, however, in such event Tenant’s subordination of its interest in this Lease and the Premises to the ground lease or mortgage lien of such Future Superior Interests pursuant to the Lease shall be of no force and effect, and Tenant’s interest in this Lease and the Premises shall be superior thereto.

ARTICLE 14

CONDEMNATION

14.01 If the whole or any substantial part of the Premises shall be condemned by eminent domain or acquired by private purchase in lieu thereof, for any public or quasi-public purpose, this Lease shall terminate on the date of the vesting of title through such proceeding or purchase, and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term of this Lease, nor shall Tenant be entitled to any part of the condemnation award or private purchase price. If less than a substantial part of the Premises is condemned, this Lease shall not terminate, but Rent shall abate in proportion to the portion of the Premises condemned.

ARTICLE 15

REQUIREMENTS OF LAW

15.01 Tenant at its expense shall comply with all laws, orders and regulations of any governmental authority having or asserting jurisdiction over the Premises, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the use or occupancy thereof, including, without limitation, compliance in the Premises with all City, State and Federal laws, rules and regulations on the disabled or handicapped, on fire safety and on hazardous materials. The foregoing shall not require Tenant to do structural work to the Building.

15.02 Tenant shall require every person engaged by him to clean any window in the Premises from the outside, to use the equipment and safety devices required by Section 202 of the Labor Law and the rules of any governmental authority having or asserting jurisdiction.

15.03 Tenant at its expense shall comply with all requirements of the New York Board of Fire Underwriters, or any other similar body affecting the Premises, and shall not use the Premises in a manner which shall increase the rate of fire insurance of Landlord or of any other tenant, over that in effect prior to this Lease. If Tenant’s use of the Premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs. That the Premises are being used for the purpose set forth in Article 1 hereof shall not relieve Tenant from the foregoing duties, obligations and expenses.

15.04 Notwithstanding anything contained herein to the contrary, Tenant may, at its sole cost and expense, contest by appropriate legal proceedings conducted in good faith and with due diligence, the validity or applicability of any law, code, rule or regulation of any governmental or quasi-governmental authority or agency having jurisdiction over the Building, the Premises, this Lease or Tenant, provided that: (i) Tenant shall secure Landlord, to Landlord’s reasonable satisfaction, against all damages, interest, penalties and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) by cash deposit or by surety bond in an amount and with a company reasonably satisfactory to Landlord; (ii) such proceeding is commenced with all reasonable promptness and prosecuted in good faith with all reasonable diligence; (iii) Tenant shall keep Landlord regularly informed as to the status of such contest; (iv) such contest shall not subject Landlord to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Landlord may be obligated; (v) such contest shall not prevent or delay Landlord from obtaining financing or alienating an interest in the Building or the Premises; (vi) such contest shall not cause the Building or the Premises or any part thereof to be forfeited, liened, encumbered, condemned or vacated; (vii) such contest shall not prevent or delay Landlord or any other tenants or occupants of the Building from occupying the Building for its permitted uses or from obtaining any certificates, permits, licenses or approvals in connection with its or their use and occupation of the Building or any portions thereof and (viii) Tenant hereby indemnifies and agrees to defend and save Landlord harmless from and against any and all claims, liabilities, losses, damages, costs, expenses, fines, penalties arising from Tenant’s non-compliance and/or contest including, without limitation, reasonable attorneys fees.

ARTICLE 16

CERTIFICATE OF OCCUPANCY

16.01 Tenant will at no time use or occupy the Premises in violation of the certificate of occupancy issued for the Building. The statement in this Lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Landlord that such use is lawful or permissible in the Premises under the certificate of occupancy for the Building. Landlord agrees that it shall not amend the certificate of occupancy of the Building in a manner which would prohibit Tenant’s use or occupancy of the Premises for those uses expressly permitted by the terms of this Lease.

ARTICLE 17

POSSESSION

17.01 If Landlord shall be unable to give possession of the Premises on the Commencement Date because of the retention of possession of any occupant thereof, alteration or construction work, or for any other reason, Landlord shall not be subject to any liability for such failure; provided, however that Tenant shall have such remedies as are provided for in Article 52, below. In such event, subject to the provisions of said Article 52, this Lease shall stay in full force and effect and the Term shall be extended, as appropriate, in order that Tenant’s possession of the Premises shall be for the full Term contemplated in Article 2, above. However, the Rent hereunder shall not commence until the Premises are available for occupancy by Tenant. If delay in possession is caused by Tenant, there shall be no rent abatement and the Rent shall commence on the date specified in this Lease. If permission is given to Tenant to occupy the Premises or other Premises prior to the date specified as the commencement of the Term, such occupancy shall be deemed to be pursuant to the terms of this Lease, except that the parties shall separately agree as to the obligation of Tenant to pay Rent for such occupancy. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a), New York Real Property Law.

ARTICLE 18

QUIET ENJOYMENT

18.01 Landlord covenants that if Tenant pays the Rent and performs all of Tenant’s other obligations under this Lease, Tenant may peaceably and quietly enjoy the Premises, subject to the terms, covenants and conditions of this Lease and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

ARTICLE 19

RIGHT OF ENTRY

19.01 Tenant shall permit Landlord to erect, construct and maintain pipes, conduits and shafts in and through the Premises provided that whenever possible same are concealed behind existing walls or above existing ceilings, and whenever not possible then same are run along existing perimeter walls or along existing ceilings, and whenever not possible then same are enclosed in a first class manner which does not reduce the usable square footage of the Premises by more than a de minimis extent or unreasonably interfere with Tenant’s use of the Premises for those uses permitted under this Lease. Landlord or its agents shall have the right to enter or pass through the Premises at all times, by master key and, in the event of an emergency, by reasonable force or otherwise, to examine the same, and to make such repairs, alterations or additions as it may deem necessary or desirable to the Premises or the Building, and to take all material into and upon the Premises that may be required therefor. In the course of any such entry or passage, Landlord shall use reasonable efforts to minimize interference with Tenant’s permitted use of the Premises provided that Tenant acknowledges that such entries or passages may be undertaken on normal business days during normal business hours, and Landlord shall promptly repair any damage to the Premises caused by Landlord in the course of any such entry or passage or installation. Such entry and work shall not constitute an eviction of Tenant in whole or in part, shall not be grounds for any abatement of Rent, and shall impose no liability on Landlord by reason of inconvenience or injury to Tenant’s business. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction, and without incurring any liability to Tenant, to change the arrangement and/or location of entrances or passageways, windows, corridors, elevators, stairs, toilets, or other public parts of the Building, and to change the designation of rooms and suites and the name or number by which the Building is known.

ARTICLE 20

INDEMNITY

20.01 Subject to the provisions of Articles 11 and 45 of this Lease, and except to the extent caused by the negligence or willful misconduct of Landlord, its employees, agents or contractors, Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense arising from the use or occupation of the Premises by Tenant, or anyone on the Premises with Tenant’s permission, or from any breach of this Lease, provided, however, that this indemnity shall not apply to consequential, punitive or special damages, except as otherwise specifically provided in Article 12 of this Lease.

ARTICLE 21

LANDLORD’S LIABILITY, ETC.

21.01 This Lease and the obligations of Tenant hereunder shall not in any way be affected because Landlord is unable to fulfill any of its obligations or to supply any service, by reason of strike or other cause not within Landlord’s control. Landlord shall have the right, without incurring any liability to Tenant, to stop any service because of accident or emergency, or for repairs, alterations or improvements, necessary or desirable in the judgment of Landlord, until such repairs, alterations or improvements shall have been completed. Landlord shall not be liable to Tenant or anyone else, for any loss or damage to person, property or business; nor shall Landlord be liable for any non-structural latent defect in the Premises. Neither the partners, entities or individuals comprising the Landlord, nor the agents, directors, or officers or employees of any of the foregoing shall be liable for the performance of the Landlord’s obligations hereunder. Neither the partners, entities or individuals comprising the Tenant, nor the agents, directors, or officers or employees of any of the foregoing shall be liable for the performance of the Tenant’s obligations hereunder. Tenant agrees to look solely to Landlord’s estate and interest in the land and Building, or the lease of the Building or of the land and Building, and the Premises and the rents and sale, insurance and condemnation proceeds therefrom, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, and in the event of any liability by Landlord, no other property or assets of Landlord or of any of the aforementioned parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant’s use and occupancy of the Premises or any other liability of Landlord to Tenant.

ARTICLE 22

CONDITION OF PREMISES

22.01 A. Except as may be otherwise provided for by express provisions located elsewhere in this Lease (i) the parties acknowledge that Tenant has inspected the Premises and the Building and is fully familiar with the physical condition thereof and Tenant agrees to accept the Premises at the commencement of the Term in its then “as is” condition; and (ii) Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Premises in order to make it suitable and ready for occupancy and use by Tenant.

B. Landlord represents that as of the Commencement Date, the sprinkler system serving the Premises shall be in working order.

C. The Premises are currently served by five (5) points of connection to the Building Class E Life and Safety System, which Landlord agrees Tenant shall continue to have use of during the Term.

ARTICLE 23

CLEANING

23.01 Landlord shall cause the Premises to be kept clean in accordance with Landlord’s customary standards for the Building as set forth on the specifications annexed hereto and made a part hereof as Exhibit D, provided they are kept in order by Tenant. Landlord, its cleaning contractor and their employees shall have after-hours access to the Premises and the use of Tenant’s light, power and water in the Premises as may be reasonably required for the purpose of cleaning the Premises. Landlord may remove Tenant’s extraordinary refuse from the Building and Tenant shall pay the cost thereof.

23.02 Tenant acknowledges that Landlord has designated a cleaning contractor for the Building. Tenant agrees to employ said cleaning contractor or such other contractor as Landlord shall from time to time designate (the “Building Cleaning Contractor”) to perform all cleaning services required under the Lease to be performed by Tenant within the Premises and for any other waxing, polishing, and other cleaning and maintenance work of the Premises and Tenant’s furniture, fixtures and equipment (collectively, “Tenant Cleaning Services”) provided that the prices charged by said contractor are comparable to the prices customarily charged by other reputable cleaning contractors employing union labor in midtown Manhattan for the same level and quality of service. Tenant acknowledges that it has been advised that the cleaning contractor for the Building may be a division or affiliate of Landlord. Tenant agrees that it shall not employ any other cleaning and maintenance contractor, nor any individual, firm or organization for such purpose, without Landlord’s prior written consent; provided, however, that Tenant my use its employees for such purposes. In the event that Landlord and Tenant cannot agree on whether the prices then being charged by the Building Cleaning Contractor for such cleaning services are comparable to those charged by other reputable contractors as herein provided, then Landlord and Tenant shall each obtain two (2) bona fide bids for such services from reputable cleaning contractors performing such services in comparable buildings in midtown Manhattan employing union labor, and the average of the four bids thus obtained shall be the standard of comparison. In the event that the Building Cleaning Contractor does not agree to perform such cleaning services for Tenant at such average price, Landlord shall not unreasonably withhold its consent to the performance of Tenant Cleaning Services by a reputable cleaning contractor designated by Tenant employing union labor with the proper jurisdictional qualifications; provided, however, that, without limitation, Landlord’s experience with such contractor or any criminal proceedings pending or previously filed against such contractor may form a basis upon which Landlord may withhold or withdraw its consent.

ARTICLE 24

JURY WAIVER

24.01 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim involving any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or involving the right to any statutory relief or remedy. Tenant will not interpose any counterclaim of any nature in any summary proceeding commenced by or on behalf of Landlord.

ARTICLE 25

NO WAIVER, ETC.

25.01 No act or omission of Landlord or its agents shall constitute an actual or constructive eviction, unless Landlord shall have first received written notice of Tenant’s claim and shall have had a reasonable opportunity to meet such claim. In the event that any payment herein provided for by Tenant to Landlord shall become overdue for a period in excess of ten (10) days, then at Landlord’s option a “late charge” shall become due and payable to Landlord, as Additional Rent, from the date it was due until payment is made (provided, however, such late charge shall be waived the first (1st) time any installment of Fixed Annual Rent and Additional Rent shall be overdue in any twelve (12) month period), at the following rates: for individual and partnership lessees, said late charge shall be computed at the maximum legal rate of interest; for corporate or governmental entity lessees the late charge shall be computed at two percent per month unless there is an applicable maximum legal rate of interest which then shall be used. No act or omission of Landlord or its agents shall constitute an acceptance of a surrender of the Premises, except a writing signed by Landlord. The delivery or acceptance of keys to Landlord or its agents shall not constitute a termination of this Lease or a surrender of the Premises. Acceptance by Landlord of less than the Rent herein provided shall at Landlord’s option be deemed on account of earliest Rent remaining unpaid. No endorsement on any check, or letter accompanying Rent, shall be deemed an accord and satisfaction, and such check may be cashed without prejudice to Landlord. No waiver of any provision of this Lease shall be effective, unless such waiver be in writing signed by the party to be charged. In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord had unreasonably withheld, delayed or conditioned its consent or approval to any request by Tenant made under a provision of this Lease. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance or declaratory judgment (in which event, the applicable provisions of Section 6.02, above, shall apply regarding Tenant’s attorneys’ fees in connection with such action or proceeding). Tenant shall comply with the rules and regulations contained in this Lease, and any reasonable modifications thereof or additions thereto. Landlord shall enforce such rules and regulations in a uniform and non-discriminatory manner throughout the Building. Landlord shall not be liable to Tenant for the violation of such rules and regulations by any other tenant. Failure of Landlord to enforce any provision of this Lease, or any rule or regulation, shall not be construed as the waiver of any subsequent violation of a provision of this Lease, or any rule or regulation. The payment of Rent by Tenant at any time when Landlord is in default of this Lease shall in no event be deemed a waiver by Tenant of any such default by Landlord. Any inconsistency between such rules and regulations and this Lease shall be resolved in favor of this Lease. This Lease shall not be affected by nor shall Landlord in any way be liable for the closing, darkening or bricking up of windows in the Premises, for any reason, including as the result of construction on any property of which the Premises are not a part or by Landlord’s own acts.

ARTICLE 26

OCCUPANCY AND USE BY TENANT

26.01 If this Lease is terminated because of Tenant’s default hereunder, then, in addition to Landlord’s rights of re-entry, restoration, preparation for and rerental, and anything elsewhere in this Lease to the contrary notwithstanding, all Fixed Annual Rent and Additional Rent reserved in this Lease from the date of such breach to the expiration date of this Lease shall become immediately due and payable to Landlord, and Landlord shall be entitled to judgment on and collection of a single payment to Landlord in a sum equal to the amount by which the total of all Fixed Annual Rent and Additional Rent reserved for the remainder of the Term exceeds the then fair and reasonable rental value of the Premises for the same period as of the date of such breach, subject to future credit or repayment to Tenant in the event of any rerenting of the Premises by Landlord, after first deducting from rerental income all expenses incurred by Landlord in reducing to judgment or otherwise collecting Tenant’s aforesaid obligation, and in obtaining possession of, restoring, preparing for and re-letting the Premises. In no event shall Tenant be entitled to a credit or repayment for rerental income which exceeds the sums payable by Tenant hereunder or which covers a period after the original Term of this Lease.

ARTICLE 27

NOTICES

27.01 Any bill, notice or demand from Landlord to Tenant, may be delivered personally at the Premises or sent by registered or certified mail or by any nationally recognized overnight delivery service and addressed to Tenant at the Premises or at the address first set forth herein, to the attention of the “General Counsel.”, with a copy sent simultaneously and in like manner to: Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attention: Scott Schneider, Esq. Such bill, notice or demand shall be deemed to have been given at the time of delivery, mailing or receipt by such delivery service. Any notice, request or demand from Tenant to Landlord must be sent by registered or certified mail to the last address designated in writing by Landlord.

ARTICLE 28

WATER

28.01 During the Term, subject to causes beyond its reasonable control, Landlord shall make available to Tenant water for Tenant’s ordinary lavatory, drinking, cleaning and pantry use at the Premises, provided, however, Landlord makes no representation, covenant or warranty that said water is potable. Tenant shall pay the amount of Landlord’s cost for all excessive water used by Tenant for any purpose other than such ordinary lavatory, drinking, cleaning and pantry uses, and any sewer rent or tax based thereon. If Tenant uses excessive quantities of water or uses water for additional uses, Landlord may install a water meter to measure Tenant’s water consumption for all purposes and Tenant agrees to pay for the installation and maintenance thereof and for water consumed as shown on said meter at Landlord’s cost therefor plus five (5%) percent. If water is made available to Tenant in the Building or the Premises through a meter which also supplies other Premises, or without a meter, then Tenant shall pay to Landlord a reasonable charge per month for water. Provided that reasonably adequate alternative sources and quantities of water are then available to the Premises from third parties, Landlord reserves the right to discontinue water service to the Premises if either the quantity or character of such service is changed or is no longer available or suitable for Tenant’s requirements or for any other reason without releasing Tenant from any liability under this Lease and without Landlord or Landlord’s agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service.

ARTICLE 29

SPRINKLER SYSTEM

29.01 If there shall be a “sprinkler system” in the Premises for any period during this Lease, and if such sprinkler system is damaged by any act or omission of Tenant or its agents, employees, licensees or visitors, Tenant shall restore the system to good working condition at its own expense. If the New York Board of Fire Underwriters, the New York Fire Insurance Exchange, the Insurance Services Office, or any governmental authority requires the installation of, or any alteration to a sprinkler system by reason of Tenant’s particular manner of occupancy or use of the Premises, including any alteration necessary to obtain the full allowance for a sprinkler system in the fire insurance rate of Landlord, or for any other reason, Tenant shall make such installation or alteration promptly, and at its own expense.

ARTICLE 30

HEAT, ELEVATOR, ETC.

30.01 A. Landlord shall provide adequate passenger elevator service consistent with that provided in other first class midtown office buildings of a similar size, age and character during all usual business hours, except on Sundays, State holidays, Federal holidays, or Building Service Employees Union Contract holidays; and at all times Landlord shall have available at least one (1) elevator car for service to the floor of the Building on which the Premises are located. Landlord shall furnish adequate heat for normal office use to the Premises consistent with that provided in other first class midtown office buildings of a similar size, age and character during Monday through Friday from 8:00 a.m. to 6:00 p.m., except on Sundays, State holidays, Federal holidays, or Building Service Employees Union Contract holidays. If the elevators in the Building are manually operated, Landlord may convert to automatic elevators at any time, without in any way affecting Tenant’s obligations hereunder. Subject to the freight policies of the Building, Tenant shall have access to the Building freight elevators free of charge on a first-come/first-served basis during normal Building freight hours, and after normal Building freight hours subject to the freight charges of the Building.

B. Tenant may use one (1) freight elevator car free of charge on an “after hours” basis solely in connection with (i) its initial, single phase move into the Premises and (ii) Tenant’s Initial Alteration Work, provided that (a) such use does not exceed twenty-five (25) hours in the aggregate; and (b) Tenant reserves said freight elevator car upon at least twenty-four (24) hours notice.

ARTICLE 31

SECURITY DEPOSIT

31.01 Tenant has deposited with Landlord the sum of $361,732.00 as security (the “Security”) for the performance by Tenant of the terms of this Lease. Landlord may use any part of the Security to satisfy any default of Tenant after notice and the expiration of any applicable cure periods, and any expenses arising from such default, including but not limited to legal fees and any damages or rent deficiency before or after re-entry by Landlord. Tenant shall, upon demand, deposit with Landlord the full amount so used, and/or any amount not so deposited by Tenant, in order that Landlord shall have the full Security deposit on hand at all times during the term of this Lease. If Tenant shall comply fully with the terms of this Lease, the Security shall be returned to Tenant after the date fixed as the end of the Lease. In the event of a sale or lease of the Building containing the Premises, Landlord shall transfer or credit the Security to the purchaser or tenant, and Landlord shall thereupon be released from all liability for the return of the Security. This provision shall apply to every transfer, credit or assignment of the Security to a new Landlord. Tenant shall have no legal power to assign or encumber the Security herein described.

31.02 Upon at least thirty (30) days notice to Landlord given at any time after the third (3rd) anniversary of the Rent Commencement Date, Tenant may reduce the amount of the Security by the sum of $51,676.00, so that the amount of the Security held by Landlord from and after the effective date of such notice through the Expiration Date shall be $310,056.00, provided and on condition that Tenant shall not be, or have been in, default in any of its monetary or material non-monetary obligations under this Lease after notice and beyond the expiration of any applicable cure period at any time during the Term through the effective date of such notice.

ARTICLE 32

TAX ESCALATION

32.01 Tenant shall pay to Landlord, as Additional Rent, tax escalation in accordance with this Article:

(a) For purposes of this Lease, Landlord and Tenant acknowledge and agree that the rentable square foot area of the Premises shall be deemed to be 12,919 square feet.

(b) For the purpose of this Article, the following definitions shall apply:

(i) The term “Tenant’s Share”, for purposes of computing tax escalation, shall mean two and ninety-five hundredths percent (2.95%). Tenant’s Share has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the Premises and the denominator of which is the total rentable square foot area of the office and commercial space in the Building Project. The parties acknowledge and agree that the total rentable square foot area of the office and commercial space in the Building Project shall be deemed to be 439,546 sq. ft.

(ii) The term the “Building Project” shall mean the aggregate combined parcel of land on a portion of which are the improvements of which the Premises form a part, with all the improvements thereon, said improvements being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

(iii) The “Base Tax Year” shall mean the New York City fiscal tax year commencing on July 1, 2009 through June 30, 2010.

(iv) The term “Comparative Year” shall mean the twelve (12) month period following the Base Tax Year, and each subsequent period of twelve (12) month thereafter.

(v) The term “Real Estate Taxes” shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building Project including, without limitation, any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Building Project. Real Estate Taxes shall not include any income, franchise, transfer, inheritance, capital stock or other similar tax imposed on Landlord or any penalties or interest imposed upon Landlord as a result of a failure by Landlord to timely and fully pay Real Estate Taxes. Notwithstanding the foregoing, if due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of “Real Estate Taxes” for the purposes hereof. If any assessment may be paid in installments, then for purposes of this Article such assessment shall be deemed to be payable over the maximum number of installments allowable, and only those installments allocable to and paid by Landlord during a Comparative Year shall be included in Real Estate Taxes for such Comparative Year. Landlord represents that the Real Estate Taxes for the Base Tax Year do not reflect the participation of the Building in any program of tax abatements or incentives.

(vi) INTENTIONALLY DELETED.

32.02 In the event that the Real Estate Taxes payable for any Comparative Year shall exceed the amount of the Real Estate Taxes payable during the Base Tax Year, Tenant shall pay to Landlord, as Additional Rent for such Comparative Year, an amount equal to Tenant’s Share of the excess. Before or after the start of each Comparative Year, Landlord shall furnish to Tenant a statement of the Real Estate Taxes payable during the Comparative Year. If the Real Estate Taxes payable for such Comparative Year exceed the Real Estate Taxes payable during the Base Tax Year, Additional Rent for such Comparative Year, in an amount equal to Tenant’s Share of the excess, shall be due from Tenant to Landlord, and such Additional Rent shall be payable by Tenant to Landlord within thirty (30) days after receipt of the aforesaid statement. The benefit of any discount for any early payment or prepayment of Real Estate Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the Real Estate Taxes payable for any Comparative Year. In addition to the foregoing, Tenant shall pay to Landlord, on demand, as Additional Rent, a sum equal to Tenant’s Share of any business improvement district assessment payable by the Building Project.

32.03 Should the Real Estate Taxes payable during the Base Tax Year be reduced by final determination of legal proceedings, settlement or otherwise, then, the Real Estate Taxes payable during the Base Tax Year shall be correspondingly revised, the Additional Rent theretofore paid or payable hereunder for all Comparative Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as Additional Rent, within ten (10) days after being billed therefor, any deficiency between the amount of such Additional Rent as theretofore computed and the amount thereof due as the result of such recomputations.

32.04 If, after Tenant shall have made a payment of Additional Rent under Section 32.02, Landlord shall receive a refund of any portion of the Real Estate Taxes payable for any Comparative Year after the Base Tax Year on which such payment of Additional Rent shall have been based, as a result of a reduction of such Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall within thirty (30) days after receiving the refund pay to Tenant Tenant’s Share of the refund less Tenant’s Share of expenses (including attorneys’ and appraisers’ fees) incurred by Landlord in connection with any such application or proceeding. In addition to the foregoing, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after Landlord shall have delivered to Tenant a statement therefor, Tenant’s Share of all expenses incurred by Landlord in reviewing or contesting the validity or amount of any Real Estate Taxes or for the purpose of obtaining reductions in the assessed valuation of the Building Project prior to the billing of Real Estate Taxes, including without limitation, the fees and disbursements of attorneys, third party consultants, experts and others.

32.05 The statements of the Real Estate Taxes to be furnished by Landlord as provided above shall be certified by Landlord and shall constitute a final determination as between Landlord and Tenant of the Real Estate Taxes for the periods represented thereby, unless Tenant within one hundred fifty (150) days after they are furnished shall give a written notice to Landlord that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate. If Tenant shall so dispute said statement then, pending the resolution of such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the statement furnished by Landlord. Upon written request of Tenant, Landlord shall provide Tenant with a copy of the tax bill for the Building for a given Comparative Year.

32.06 In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article.

32.07 If the Commencement Date of the Term of this Lease is not the first day of the first Comparative Year, then the Additional Rent due hereunder for such first Comparative Year shall be a proportionate share of said Additional Rent for the entire Comparative Year, said proportionate share to be based upon the length of time that the lease Term will be in existence during such first Comparative Year. Upon the date of any expiration or termination of this Lease (except termination because of Tenant’s default) whether the same be the date hereinabove set forth for the expiration of the Term or any prior or subsequent date, a proportionate share of said Additional Rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Landlord shall promptly cause statements of said Additional Rent for that Comparative Year to be prepared and furnished to Tenant. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing.

32.08 Landlord’s and Tenant’s obligations to make the adjustments referred to in Section 32.07 above shall survive any expiration or termination of this Lease. Any delay or failure of Landlord in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder provided that Landlord bills Tenant for such tax escalation within two (2) years after the expiration of the particular Comparative Year at issue.

ARTICLE 33

RENT CONTROL

33.01 In the event the Fixed Annual Rent or Additional Rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the Term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any Federal, State, County or City law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private (a “Legal Requirement”), then Tenant shall enter into such agreements and take such other steps as Landlord may reasonably request to enable Landlord to collect the maximum rents which, are thereafter and from time to time lawful (but not in excess of the rentals then reserved under this Lease). Upon the termination of such Legal Requirement, (a) Rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant promptly shall pay in full to Landlord, unless expressly prohibited by law, an amount equal to (i) the Rents which would have been paid pursuant to this Lease but for such Legal Requirement less (ii) the Rents paid to Landlord during the period such Legal Requirement was in effect.

ARTICLE 34

SUPPLIES

34.01 Only Landlord or any one or more persons, firms, or corporations authorized in writing by Landlord shall be permitted to furnish laundry, linens and towels to tenants and licensees in the Building, provided that any supplier or service company must be competitively priced and provide all services in a timely and professional manner. Landlord may fix, in its own absolute discretion, from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. Subject to the foregoing, Landlord expressly reserves the right to act as or to designate, from time to time, an exclusive supplier of all or any one or more of the said supplies and services; and Landlord furthermore expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services but not so designated by Landlord.

34.02 Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to solicit within the Building or to deliver or purvey any food or beverages in the Building in a manner which is detrimental to or not in keeping with the character of the Building. It is understood, however, that Tenant or its regular office employees may personally bring food or beverages into the Building for consumption within the Premises by the said employees, but not for resale or for consumption by any other tenant.

ARTICLE 35

AIR CONDITIONING

35.01 Landlord shall make available to Tenant, and Tenant shall be permitted to use, the base Building equipment presently supplying air-conditioning service to the Premises and any replacements thereof (the “Existing HVAC Equipment”) Monday to Friday from 8:00 a.m. to 6:00 p.m. (i) during the Building’s “Cooling Season” (which is currently May 15 through October 15) for those portions of the Existing HVAC Equipment serving the perimeter portions of the Premises, and (ii) three hundred sixty-five (365) days a year for those portions of the Existing HVAC System serving the interior portions of the Premises, in each instance subject to and in accordance with the provisions of this Article. Landlord represents that as of the date hereof the Existing HVAC Equipment is in working order and has a cooling capacity which is appropriate for normal office use and normal occupancy density, to wit: the Existing HVAC Equipment is designed to make available a capacity of one (1) ton of HVAC per 300 usable square feet, and is designed to deliver a summer-winter temperature of between 72 and 78 degrees Fahrenheit. Landlord shall repair and maintain the Existing HVAC Equipment in good working order and condition, at Landlord’s cost and expense; provided, however, that all other air conditioning systems, equipment and facilities hereafter located in or servicing the Premises (the “Supplemental Systems”) including, without limitation, the ducts, dampers, registers, grilles and appurtenances utilized to distribute conditioned air within the Premises in connection with both the Existing HVAC Equipment and/or the Supplemental Systems (collectively hereinafter referred to as the “HVAC System”), shall be maintained, repaired and operated by Tenant in compliance with all present and future laws and regulations relating thereto at Tenant’s sole cost and expense. The parties acknowledge that as of the date hereof there is a two (2) ton water cooled supplemental air conditioning unit installed at the Premises (the “Existing Supplemental System”). Landlord hereby approves, in concept only, subject to Tenant’s compliance with the applicable provisions of this Lease including, without limitation, the provisions of this Article and of Article 8, above, Tenant’s installation, at Tenant’s sole cost and expense, of an additional three (3) ton supplemental air conditioning unit (or, should Tenant elect to remove the Existing Supplemental System, then Tenant’s installation of a five (5) ton supplemental air conditioning unit) to service the Premises (the “Additional Supplemental System”). Tenant shall pay for all electricity consumed in the operation of the HVAC System (and/or water, gas and steam) for the production of chilled and/or condenser water and its supply to the Premises, if applicable, which shall become the obligation of Tenant subject to the terms of Article 41 of this Lease. Tenant shall pay for all parts and supplies necessary for the proper operation of the HVAC System (other than the Existing HVAC Equipment) (and any restoration or replacement by Tenant of all or any part thereof shall be in quality and class at least equal to the original work or installations); provided, however, that Tenant shall not alter, modify, remove or replace the HVAC System, or any part thereof, without Landlord’s prior written consent, except that Tenant may remove the Existing Supplemental System in conjunction with Tenant’s installation of a five (5) ton replacement unit as contemplated hereinabove.

35.02 Without limiting the generality of the foregoing, Tenant shall, at its own cost and expense, (a) cause to be performed all maintenance of the HVAC System (other than the Existing HVAC Equipment), including all repairs and replacements thereto, and (b) commencing as of the date upon which Tenant shall first occupy the Premises for the conduct of its business, and thereafter throughout the Term of the Lease, maintain in force and provide a copy of same to Landlord an air conditioning service repair and full service maintenance contract covering the HVAC System (other than the Existing HVAC Equipment) in form reasonably satisfactory to Landlord with an air conditioning contractor or servicing organization approved by Landlord. All such contracts shall provide for the thorough overhauling of the HVAC System (other than the Existing HVAC Equipment) at least once each year during the Term of this Lease and shall expressly state that (i) it shall be an automatically renewing contract terminable upon not less than thirty (30) days prior written notice to Landlord (sent by certified mail, return receipt requested) and (ii) the contractor providing such service shall maintain a log at the Premises detailing the service provided to any Supplemental Systems during each visit pursuant to such contract. Tenant shall keep such log at the Premises and permit Landlord to review same promptly after Landlord’s request. The HVAC System is and shall at all times remain the property of Landlord, and at the expiration or sooner termination of the Lease, Tenant shall surrender to Landlord any Supplemental Systems in good working order and condition, subject to normal wear and tear and shall deliver to Landlord a copy of the service log. In the event that Tenant fails to obtain the contract required herein or perform any of the maintenance or repairs required hereunder, Landlord shall have the right, but not the obligation, to procure such contract and/or perform any such work and charge Tenant as Additional Rent hereunder the cost of same plus an administrative fee equal to five (5%) percent of such cost which shall be paid for by Tenant on demand.

35.03 If and so long as Tenant is not in default of this Lease after notice and the expiration of any cure period contained herein then, upon Tenant’s election, Landlord shall make available to Tenant up to ten (10) tons of condenser water for use by Tenant in the Premises in connection with the operation by Tenant of the Supplemental Systems (the “Condenser Water”), provided that Tenant elects to have Landlord supply such Condenser Water by notice (“Tenant’s Condenser Water Notice”) given to Landlord as part and parcel of Tenant’s Initial Alteration Work as reflected in Tenant’s plans and specifications therefor, as defined in Article 8, above, or no later than the second (2nd) anniversary of the Commencement Date, which Tenant’s Condenser Water Notice shall set forth the tonnage of Condenser Water requested by Tenant. In the event that Tenant shall fail to provide Landlord with Tenant’s Condenser Water Notice in a timely manner or in the event that Tenant’s Condenser Water Notice shall request, or Tenant shall use, less than the full ten (10) tons referred to above for more than twenty-four (24) consecutive months during the Term, then Tenant’s access to Condenser Water shall be limited to that lesser amount so requested and used by Tenant, and Tenant’s access to any additional Condenser Water shall be subject to availability on a first-come/first-served basis.

35.04 Tenant shall pay to Landlord as Additional Rent hereunder the following charges (plus sales tax, if applicable) in consideration of Landlord’s agreement to make available to Tenant Condenser Water hereunder, commencing as of the date upon which Tenant gives Tenant’s Condenser Water Notice to Landlord, (i) an annual charge of $900.00 per ton of Condenser Water (the “Annual Condenser Water Charge”) for the tonnage requested, subject to increase as provided for herein, and (ii) at such time, if ever, as Tenant installs the Additional Supplemental System, a one-time “tap in” charge of $1,500.00. Except as otherwise provided for herein, all sums payable under this Article shall be deemed to be Additional Rent and shall be paid by Tenant within twenty (20) days after demand. Commencing as of the first (lst) anniversary of the Rent Commencement Date and on each anniversary of the Rent Commencement Date thereafter during the Term and any extensions or renewals thereof, the Annual Condenser Water Charge shall be increased to an amount equal to the product obtained by multiplying: (x) the Annual Condenser Water Charge; by (y) a fraction, the numerator of which is the Consumer Price Index, All Items, New York and New Jersey, All Urban Consumers (the “CPI”) for the month before the month in which the Rent Commencement Date occurred of the subject year, and the denominator of which is the CPI for the month and year in which the Rent Commencement Date occurred.

ARTICLE 36

SHORING

36.01 Tenant shall permit any person authorized to make an excavation on land adjacent to the Building containing the Premises to do any work within the Premises necessary to preserve the wall of the Building from injury or damage, and Tenant shall have no claim against Landlord for damages or abatement of rent by reason thereof.

ARTICLE 37

EFFECT OF CONVEYANCE, ETC.

37.01 If the Building containing the Premises shall be sold, transferred or leased, or the lease thereof transferred or sold, Landlord shall be relieved of all obligations and liabilities hereunder accruing after the date of such transfer, and the purchaser, transferee or tenant of the Building shall be deemed to have assumed and agreed to perform all such obligations and liabilities of Landlord hereunder. In the event of such sale, transfer or lease, Landlord shall also be relieved of all existing obligations and liabilities hereunder, provided that the purchaser, transferee or tenant of the Building assumes in writing such obligations and liabilities.

ARTICLE 38

RIGHTS OF SUCCESSORS AND ASSIGNS

38.01 This Lease shall bind and inure to the benefit of the heirs, executors, administrators, successors, and, except as otherwise provided herein, the assigns of the parties hereto. If any provision of any Article of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of that Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of said Article and of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE 39

CAPTIONS

39.01 The captions herein are inserted only for convenience, and are in no way to be construed as a part of this Lease or as a limitation of the scope of any provision of this Lease.

ARTICLE 40

BROKERS

40.01 Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Lease other than SL Green Leasing LLC and Cushman & Wakefield, Inc. (collectively, the “Brokers”) and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (other than the Brokers) with respect to this Lease or the negotiation thereof.

40.02 Landlord covenants, represents and warrants that Landlord has had no dealings or negotiations with any broker or agent in connection with the consummation of this agreement other than the Brokers, and Landlord covenants and agrees to defend, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent, other than Brokers, with whom Landlord has dealt with respect to this Agreement or the negotiation thereof. Landlord agrees to pay any commissions due the Brokers in connection with this Lease, pursuant to a separate agreement(s).

ARTICLE 41

ELECTRICITY

41.01 Tenant acknowledges and agrees that electric service shall be purchased by Tenant directly from the public utility serving the Building and measured by a single electric meter which shall be Landlord’s responsibility to install, at Landlord’s sole cost and expense, at or prior to the Commencement Date. Subject to causes beyond its reasonable control, Landlord agrees to make available to Tenant for use within the Premises an average demand load of six (6) watts of electricity per rentable square foot for all purposes, exclusive of the Existing HVAC Equipment. Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements; provided, however, that Tenant shall have such remedies as are provided for in Section 10.03, above. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or wiring installation, which Landlord represents are sufficient to deliver the average demand load of six (6) watts of electricity as referenced above. Landlord reserves the right to terminate Tenant’s use of electric service in the event of emergency, if necessary in connection with the performance of any improvements, repairs or maintenance to the Building or if required by law, in which event this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord for damages, set-off or abatement. Tenant covenants and agrees that at all times its use of electric service shall never exceed the capacity of existing Building facilities.

41.02 At the option of Landlord, Tenant agrees to purchase from Landlord or its agents all lamps and bulbs used in the Premises and to pay for the cost of installation thereof, provided that all such lamps, bulbs and installation are competitively priced and that such services are furnished in timely and competent manner. Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Any riser or risers to supply Tenant’s electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

ARTICLE 42

LEASE SUBMISSION

42.01 Landlord and Tenant agree that this Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until (i) Tenant has duly executed and delivered duplicate originals thereof to Landlord and (ii) Landlord has executed and delivered one of said originals to Tenant.

ARTICLE 43

INSURANCE

43.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as hereinafter provided for) or which would result in insurance companies of good standing refusing to insure the building or any of such property in amounts reasonably satisfactory to Landlord.

43.02 Tenant covenants to provide on or before the Commencement Date and to keep in force, at Tenant’s own cost, during the term hereof the following insurance coverage which coverage shall be effective from and after such Commencement Date:

(a) A Commercial General Liability insurance policy naming Landlord and its designees as additional insureds protecting Landlord, its designees against any alleged liability, occasioned by any incident involving injury or death to any person or damage to property of any person or entity, on or about the Building, the Premises, common areas or areas around the Building or premises. Such insurance policy shall include Products and Completed Operations Liability and Contractual Liability covering the liability of the Tenant to the Landlord by virtue of the indemnification agreement in this Lease, covering bodily injury liability, property damage liability, personal injury & advertising liability and fire legal liability, all in connection with the use and occupancy of or the condition of the Premises, the Building or the related common areas, in amounts not less than:

$5,000,000, general aggregate per location

$5,000,000, per occurrence for bodily injury & property damage

$5,000,000, personal & advertising injury

$1,000,000, fire legal liability

Such insurance may be carried under a blanket or umbrella policy covering the Premises and other locations of Tenant, if any, provided such a policy contains an endorsement (i) naming Landlord and its designees as additional insureds, (ii) specifically referencing the Premises; and (iii) guaranteeing a minimum limit available for the Premises equal to the limits of liability required under this Lease;

(b) “All-risk” insurance, including flood (with limits of at least $100,000), earthquake (with limits of at least $ 100,000) and terrorism coverage in an amount adequate to cover the cost of replacement of all fixtures, any non-moveable equipment, and all improvements, betterments and installations located in the Premises, whether or not installed or paid for by the Landlord.

43.03 All such policies shall be issued by companies of recognized responsibility permitted to do business within New York State and reasonably approved by the Landlord and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A-VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insured are given at least thirty (30) days prior written notice of such cancellation or modification.

43.04 Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant shall deliver to Landlord either duplicate originals of the aforesaid policies or a 2003 Accord 28 certificates evidencing such insurance (the 2006 Accord 28 being unacceptable to Landlord), together with evidence of payment for the policy. If Tenant delivers certificates as aforesaid Tenant, upon reasonable prior notice from Landlord, shall make available to Landlord, at the Premises, duplicate originals of such policies from which Landlord may make copies thereof, at Landlord’s cost. Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant’s default. In addition, in the event Tenant fails, after notice and the expiration of any applicable cure period, to provide and keep in force the insurance required by this Lease, at the times and for the durations specified in this Lease, Landlord shall have the right, but not the obligation, at any time and from time to time, and without notice, to procure such insurance and/or pay the premiums for such insurance in which event Tenant shall repay Landlord within five (5) days after demand by Landlord, as Additional Rent, all sums so paid by Landlord and any costs or expenses incurred by Landlord in connection therewith without prejudice to any other rights and remedies of Landlord under this Lease.

43.05 Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each “all-risk” insurance policy obtained by it and covering property as stated in 43.02 (b), pursuant to which the respective insurance companies waive subrogation against each other and any other parties, if agreed to in writing prior to any damage or destruction. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

43.06 Notwithstanding anything to the contrary contained in this Lease, and to the fullest extent permitted by law, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the Term of this Lease.

43.07 If, by reason of a failure of Tenant to comply with the provisions of this Lease, the rate of fire insurance with extended coverage on the building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

43.08 Landlord may, from time to time, require that the amount of the insurance to be provided and maintained by Tenant hereunder be increased so that the amount thereof adequately protects Landlord’s interest, but in no event in excess of the amount that would be reasonably required of other tenants renting similar space for similar uses in other similar office buildings in the Borough of Manhattan.

43.09 A schedule or make up of rates for the building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

43.10 Each policy evidencing the insurance to be carried by Tenant under this Lease shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

43.11 Landlord agrees that it shall maintain for the Building an “All-risk” policy of insurance in an amount adequate to cover the cost of replacement of the Building.

ARTICLE 44

SIGNAGE

44.01 Tenant shall be permitted to affix either a sign or a plaque on or adjacent to the entrance door to the Premises, subject to the prior written approval of Landlord with respect to location, design, size, materials, quality, coloring, lettering and shape thereof, which approval shall not be unreasonably withheld provided that all of the foregoing comply with Building-wide standards, and subject, also, to compliance by Tenant, at its expense, with all applicable legal requirements or regulations. All such signage shall be consistent and compatible with the design, aesthetics, signage and graphics program for the Building as established by Landlord. Landlord may remove any sign installed in violation of this provision, and Tenant shall pay the cost of such removal and any restoration costs.

ARTICLE 45

INTENTIONALLY DELETED

ARTICLE 46

FUTURE CONDOMINIUM CONVERSION

46.01 Tenant acknowledges that the Building and the land of which the Premises form a part may be subjected to the condominium form of ownership prior to the end of the Term of this Lease. Tenant agrees that if, at any time during the Term, the Building and the land shall be subjected to the condominium form of ownership, then, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the “Declaration”) which shall be recorded in order to convert the Building and the land of which the Premises form a part to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real Property Law of the State of New York or any successor thereto, provided that in no event shall Tenant’s obligations be increased or Tenant’s rights diminished as a result thereof. If any such Declaration is to be recorded, Tenant, upon request of Landlord and at no out-of-pocket cost to Tenant, shall enter into an amendment of this Lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to Real Estate Taxes payable during the Base Tax Year and Tenant’s Share, as such terms are defined in Article 32 hereof.

ARTICLE 47

MISCELLANEOUS

47.01 This Lease represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, with regard to the matters addressed herein are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Premises or any matter or thing affecting or relating to Premises except as specifically set forth in this Lease. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Lease. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up”, representation, agreement or information pertaining to the Premises, the Building or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this agreement to be drafted.

ARTICLE 48

INTENTIONALLY DELETED

ARTICLE 49

OPERATING EXPENSE ESCALATION

49.01 Tenant shall pay to Landlord, as Additional Rent, operating expense escalations in accordance with this Article.

49.02 For the purposes of this Article, the following definitions shall apply:

(i) The term “Base Year” as herein after set forth for the determination of operating expense escalation, shall mean the calendar year 2010, and the term “Base Insurance Expenses” year shall mean the average of the Building Insurance Expenses (hereinafter defined) for the calendar years 2008, 2009 and 2010.

(ii) The term the “Percentage”, for purposes of computing operating expense escalations hereunder, shall mean three and five hundredths (3.05%) percent. The Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the presently demised premises and the denominator of which is the total rentable square foot area of the office space in the Building. The parties acknowledge and agree that, for purposes of this Article only, the total rentable square foot area of the Premises presently demised to Tenant shall be deemed to be 12,919 square feet, and that the rentable square foot area of the office space in the Building shall be deemed to be 425,739 square feet.

(iii) The term the “Building Project” for purposes of this Article shall mean the aggregate combined parcel of land on a portion of which is the Building of which the Premises form a part, with all the improvements and appurtenances thereon, said improvements being a part of the block and lot for tax purposes which are applicable to the aforesaid land.

(iv) The term “Comparative Year” for purposes of this Article shall mean the twelve (12) months following the Base Year, and each subsequent period of twelve (12) months, and the term “Comparative Insurance Year” for purposes of this Article shall mean the twelve (12) month period commencing as of January 1, 2011, and each subsequent period of twelve (12) months.

(v) The term “Building Insurance Expenses” shall mean the total of all the costs and expenses incurred or borne by Landlord with respect to procuring and maintaining in respect of the Building Project: comprehensive all risk insurance on the Building Project and the personal property contained therein or thereon; commercial general liability insurance against claims for personal injury, bodily injury, death or property damage, occurring upon, in or about the Building Project; extended coverage, boiler and machinery, sprinkler, apparatus, rental, business income and plate glass insurance; owner’s contingent or protective liability insurance; workers’ compensation and employer’s liability insurance; insurance against acts of terrorism (including, without limitation, bioterrorism), and any insurance required by a mortgagee;

(vi) The term “Expenses” shall mean the total of all the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of the Building Project and the services provided tenants therein, including, but not limited to, the costs and expenses incurred for and with respect to: steam and any other fuel; water rates and sewer rents; air-conditioning; mechanical ventilation; heating; cleaning, by contract or otherwise; window washing (interior and exterior); the operation and maintenance of elevators, escalators; parking areas and facilities; porters and matron service; Building electric current*; protection and security; lobby decoration; repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first-class building; maintenance; management fees; painting of non-tenant areas; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting employees of the Building up to and including the building manager; uniforms and working clothes for such employees and the cleaning thereof and expenses imposed pursuant to law or to any collective bargaining agreement with respect to such employees; workmen’s compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees; and association fees or dues.

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i.e. Building electric current shall be deemed to mean all electricity purchased for the Building except that which is redistributed to tenants in the Building or the rentable portions of the Building; the parties acknowledge and agree that forty-five percent (45%) of the Building’s payment to the public utility for the purchase of electricity shall be deemed to be payment for Building electric current.

Provided, however, that the foregoing Expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

(a) leasing and brokerage commissions;

(b) managing agents’ fees or commissions in excess of the rates then customarily charged by owner/operators for building management for buildings of like class and character;

(c) salaries, fringe benefits and other compensation to personnel above the grade of building manager;

(d) expenditures for capital improvements except those which under generally accepted accounting principles consistently applied are expensed or regarded as deferred expenses and except for capital expenditures required by law, in either of which cases the cost thereof shall be included in Expenses for the Comparative Year in which the costs are incurred and subsequent Comparative Years, amortized on a straight line basis over an appropriate period equal to its useful life as determined by generally accepted accounting principles consistently applied, but not more then ten years, with an interest factor equal to the prime rate of the JP Morgan Chase, New York, (or the successor thereto) at the time of Landlord’s having incurred said expenditure;

(e) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder;

(f) cost of repairs or replacements incurred by reason of fire or other casualty, or caused by the exercise of the right of eminent domain;

(g) advertising and promotional expenditures and any other expense incurred in connection with the marketing of space;

(h) legal fees and other professional fees incurred in disputes with tenants and legal, arbitration and auditing fees, other than legal, arbitration and auditing fees reasonably incurred in connection with the maintenance and operation of the Building Project or in connection with the preparation of statements required pursuant to Additional Rent or lease escalation provisions; and

(i) the incremental cost of furnishing services such as overtime HVAC to any tenant at such tenant’s expense; costs incurred in performing work or furnishing services for individual tenants (including this Tenant) at such tenant’s expense; and costs of performing work or furnishing services for tenants other than this Tenant at Landlord’s expense to the extent that such work or service is in excess of any work or service Landlord is obligated to furnish to this Tenant at Landlord’s expense;

(j) Building Insurance Expenses;

(k) the cost of services provided to Tenant or any of the other tenants of the Building for which Landlord is directly reimbursed or compensated, or has the right to be so reimbursed or compensated, by Tenant or any other tenant of the Building (except pursuant to provisions similar in intent to Section 49.02 hereof for the payment of a share of the costs of operating the Building, which are not included in Fixed Annual Rent;

(l) depreciation of the Building, equipment or other improvements;

(m) mortgage or other interest and/or debt service and/or financing and refinancing costs and ground rents or other payments under superior leases;

(n) initial alteration work (including attendant utility fees) performed by or at the expense of Landlord, for tenanted spaces;

(o) painting and decorating services supplied to some but not all tenants of the Building without charge;

(p) Real Estate Taxes;

(q) costs incurred with respect to the sale or purchase of all or a portion of the Building or any interest therein or in connection with the sale or purchase of air or development rights;

(r) interest, fines, penalties or other late charges payable by Landlord;

(s) the cost of removing, encapsulating or otherwise abating any asbestos or other hazardous materials in the Building, except with respect to any materials which are determined to be hazardous alter the date of this Lease;

(t) franchise, income, transfer, gains, inheritance or personal property taxes imposed upon Landlord;

(u) the cost of acquisition or installation of any sculpture, paintings or other objects of fine art in excess of customary seasonal decorations:

(v) costs incurred to remedy violations of laws and/or requirements of public authorities having jurisdiction and which exist as of the date of this Lease or which arise by reason of the failure of Landlord (or Landlord’s predecessor) to construct, maintain or operate the Building or any part thereof in compliance with such laws and/or requirements (excluding the costs of permits and approvals to comply with such laws and/or requirements in the ordinary course of the operation of the Building); and

(w) the costs of operating a garage or any other retail facility which is available to the general public and/or operated on a “for profit” basis.

49.03 If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses for the Comparative Year in which the costs are incurred and subsequent Comparative Years, on a straight line basis, for a period equal to the useful life of such item as determined pursuant to generally accepted accounting principles consistently applied, but in no event in excess of the actual savings or reductions in Expenses resulting from such capital equipment or capital expenditure, with an interest factor equal to the prime rate of JP Morgan Chase, New York, (or the successor thereto) at the time of Landlord’s having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the Comparative Year in which they were incurred, but in no event shall they be in excess of what would be included if such items of capital equipment had been purchased.

49.04 If during all or part of the Base Year or any Comparative Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building Project due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purposes of computing the Additional Rent payable hereunder, the amount of the Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building Project.

49.05 If the Expenses for any Comparative Year shall be greater than the Expenses for the Base Year, Tenant shall pay to Landlord, as Additional Rent for such Comparative Year, in the manner hereinafter provided, an amount equal to the Percentage of the excess of the Expenses for such Comparative Year over the Expenses for the Base Year (such amount being hereinafter called the “Expense Payment”). If the Building Insurance Expenses for any Comparative Insurance Year shall be greater than the Base Insurance Expenses, Tenant shall pay to Landlord, as Additional Rent for such Comparative Insurance Year, in the manner hereinafter provided, an amount equal to the Percentage of the excess of the Building Insurance Expenses for such Comparative Insurance Year over the Base Insurance Expenses (such amount being hereinafter called the “Insurance Expense Payment”).

49.06 Following the expiration of each Comparative Year and Comparative Insurance Year and after receipt of necessary information and computations from Landlord’s certified public accountant, Landlord shall submit to Tenant a statement or statements, as hereinafter described, setting forth the Expenses for the preceding Comparative Year, and the Expense Payment, if any, due to Landlord from Tenant for such Comparative Year, and a statement setting forth the Base Insurance Expenses and the Insurance Expense Payment, if any, due to Landlord from Tenant for such Insurance Comparative Year. The rendition of any such statement to Tenant shall constitute prima facie proof of the accuracy thereof and, if such statement shows an Expense Payment and/or Insurance Expense Payment due from Tenant to Landlord with respect to the preceding Comparative Year and/or Comparative Insurance Year, then (i) Tenant shall make payment of any unpaid portion thereof within twenty (20) days after receipt of such statement; and (ii) Tenant shall also pay Landlord, as Additional Rent within twenty (20) days after receipt of such statement, an amount equal to the product obtained by multiplying the Expense Payment and/or Insurance Expense Payment for the Comparative Year or the Comparative Insurance Year, as the case may be, by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months of the current Comparative Year or Comparative Insurance Year, as the case may be, which shall have elapsed prior to the first day of the month immediately following the rendition of such statement; and (iii) Tenant shall also pay to Landlord, as Additional Rent, commencing as of the first day of the month immediately following the rendition of such statement and on the first day of each month thereafter until a new statement is rendered an amount equal to 1/12th of the total Expense Payment for the preceding Comparative Year and/or 1/12th of the total Insurance Expense Payment for the preceding Comparative Insurance Year. The aforesaid monthly payments based on the total Expense Payment for the preceding Comparative Year or the total Insurance Expense Payment for the preceding Comparative Insurance Year, as the case may be, shall from time to time be adjusted to reflect, if Landlord can reasonably so estimate, known increases in rates or cost, for the current Comparative Year or the current Comparative Insurance Year, as the case may be, applicable to the categories involved in computing Expenses or Building Insurance Expenses, whenever such increases become known prior to or during such current Comparative Year or the current Comparative Insurance Year, as the case may be. The payments required to be made under (ii) and (iii) above shall be credited toward the Expense Payment or the Insurance Expense payment due from Tenant for the then current Comparative Year or the current Comparative Insurance Year, as the case may be, subject to adjustment as and when the statement for such current Comparative Year or the current Comparative Insurance Year is rendered by Landlord.

49.07 A. The statements of the Expenses and the Building Insurance Expenses to be furnished by Landlord as provided above shall be certified by Landlord, and shall be prepared in reasonable detail and based on information and computations made for the Landlord by a Certified Public Accountant (who may be the CPA now or then employed by Landlord for the audit of its accounts): said Certified Public Accountant may rely on Landlord’s allocations and estimates wherever operating cost allocations or estimates are needed for this Article. The statements thus furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant within one hundred fifty (150) days after they are furnished shall give notice to Landlord (“Tenant’s OpEx Dispute Notice”) that it disputes their accuracy or their appropriateness, which notice shall specify the particular respects in which the statement is inaccurate or inappropriate, giving due consideration to the information then available to Tenant. Pending the resolution of any such dispute, Tenant shall pay the Additional Rent to Landlord in accordance with the statements furnished by Landlord.

B. Provided that: (i) Tenant’s Dispute Notice contains all of the elements required by subsection A, above, and is given by Tenant in a timely fashion in accordance with the requirements of subsection A, above; and (ii) all Additional Rent is timely and fully paid by Tenant to Landlord in accordance with the statements furnished to Tenant under this Article; Landlord shall grant an independent certified public accountant retained by Tenant reasonable access to so much of Landlord’s books and records as may be reasonably required (the “Records”) for the purposes of verifying the Operating Expenses incurred for the Comparative Year subject to dispute and those incurred for the Base Year (hereinafter, an “Audit”) during normal business hours at the place where they are regularly maintained for a period of forty-five (45) days from the date Tenant’s OpEx Dispute Notice is given by Tenant. Tenant and its independent certified public accountant shall execute a confidentiality agreement prepared by Landlord prior to the time access to the Records is given.

C. In the event that Tenant, after having reasonable opportunity to examine the Records (but in no event more than forty-five (45) days from the date on which the Records are last made available to Tenant), shall disagree with the Landlord’s Statement, then Tenant may send a written notice (“Tenant’s Statement”) to Landlord of such disagreement, specifying in reasonable detail the basis for Tenant’s disagreement and the amount of the Operating Expense payment Tenant claims is due. Landlord and Tenant shall then attempt to adjust such disagreement. If they are unable to do so within thirty (30) days after Landlord’s receipt of Tenant’s Statement, and provided that the amount Tenant claims is due is different by more than a de minimis amount from the amount Landlord claims is due, Landlord and Tenant shall together designate an independent, third party certified public accountant (the “Arbiter”) whose determination made in accordance herewith shall be binding upon the parties; it being understood that if the amount Tenant claims is due is not different by more than a de minimis amount from the amount Landlord claims is due, then Tenant shall have no right to further dispute or protest the Operating Expense payment then due and shall immediately pay to Landlord the amount that Landlord claims is due to the extent not theretofore paid. If the determination of the Arbiter shall substantially confirm the determination of Landlord), then Tenant shall pay the cost of the Arbiter. If the Arbiter shall substantially confirm the determination of Tenant, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant. The Arbiter shall be a member of an independent certified public accounting firm having at least three (3) accounting professionals and having at least ten (10) years experience in real estate accounting for commercial office buildings in New York County and shall not be regularly retained by either Landlord or Tenant. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter (which notice shall contain the names and addresses of two or more such certified public accountants who are acceptable to the party sending such notice, any one of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such thirty (30) day period, shall be the agreed upon Arbiter), then either party shall have the right to request the American Arbitration Association (the “AAA”) or any successor thereto to designate as the Arbiter in accordance with the foregoing required qualifications, whose determination made in accordance herewith shall be conclusive and binding upon the parties, and the cost charged by the AAA or any successor thereto for designating such Arbiter shall be borne equally by Landlord and Tenant. Landlord and Tenant hereby agree that any determination made by an Arbiter designated pursuant to this Article shall not exceed the amount(s) as determined to be due in the first instance by Landlord’s Statement, nor shall such determination be less than the amount(s) claimed to be due by Tenant’s Statement, and that any determination which does not comply with the foregoing shall be null and void and shall not be binding on the parties. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of the Lease, including the immediately preceding sentence. Notwithstanding the foregoing provisions of this paragraph, pending the resolution of any contest pursuant to the terms hereof, Tenant shall continue to pay all sums as determined to be due in the first instance by such Landlord’s Statement. In the event that the Audit reveals a difference in the amount each party claims is due, then Landlord shall credit any overpayment of Operating Expense escalations due under the Lease, as modified hereby, against the next accruing installment(s) of Fixed Annual Rent under the Lease until such credit is exhausted or, to the extent that the remaining installment(s) are insufficient to satisfy such credit, Landlord will pay such portion of the overpayment to Tenant. By way of clarification, at such time as Tenant contests, pursuant to and in accordance with the provisions of this Article, the determination of Expenses or Building Insurance Expenses for a given Comparative Year or Comparative Insurance Year, as the case may be, Tenant may also simultaneously contest the determination of Expenses and/or Building Insurance Expenses for the Base Year; provided, however, that Tenant’s contest of Expenses and/or Building Insurance Expenses for the Base Year may be undertaken on a one-time basis only, at the time of Tenant’s first contest of any Expenses and/or Building Insurance Expenses for any Comparative Year under this Section 49.07 and at no time thereafter.

49.08 In no event shall the Fixed Annual Rent under this Lease be reduced by virtue of this Article.

49.09 Landlord’s and Tenants obligation to make adjustments as provided for above in this Article shall survive any expiration or termination of this Lease.

49.10 Any delay or failure of Landlord in billing any escalation hereinabove provided shall not constitute a waiver of or in way impair the continuing obligation of Tenant to pay such escalation hereunder, provided that Landlord shall bill Tenant for such escalation within two (2) years after the expiration of the Comparative Year at issue.

ARTICLE 50

RENEWAL OPTION

50.01 Provided that: (i) the tenant named on the first page of this Lease or a Successor Entity, as defined in Section 4.13, above (collectively, “Named Tenant”) is not in default under this Lease on the Extension Notice Date (as defined below) and on the Extension Term Commencement Date (as defined below) after notice (in which event Named Tenant’s rights under this Article shall be suspended until the earlier of (i) Named Tenant’s timely and full cure of the default alleged in such notice, at which time Named Tenant’s rights hereunder shall be reinstated, and (ii) the expiration of Named Tenant’s time in which to cure such default, at which time Named Tenant’s rights hereunder shall be extinguished); and (ii) Named Tenant shall occupy no less than ninety (90%) percent of the Premises for the conduct of its business on the Extension Notice Date and on the Expiration Date; then the Named Tenant shall have the one-time right (the “Extension Right”) to extend the Term with respect to the entire Premises for one period of five (5) years (the “Extension Term”). The Extension Term shall commence on the day immediately following the Expiration Date (the “Extension Term Commencement Date”) and shall expire on the day immediately preceding the fifth (5th) anniversary of the Extension Term Commencement Date (the “Extension Term Expiration Date”), unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. The Extension Right may be exercised with respect to the entire Premises only and shall be exercisable by Named Tenant delivering to Landlord a notice (the “Extension Notice”) no later than the date (the “Extension Notice Date”) that is three hundred sixty-five (365) days prior to the Expiration Date, as to which date time is of the essence, and upon the giving of such notice, subject to the provisions set forth below in this Article, the Term shall be extended for the period of the Extension Term without execution or delivery of any other or further document, with the same force and effect as if the Extension Term had originally been included in the Term. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Extension Term, including items of Additional Rent and escalation which shall remain payable on the terms herein set forth. In the event that the Named Tenant shall fail to give the Extension Notice to Landlord on or prior to the Extension Notice Date, the Named Tenant shall be deemed to have waived its Extension Right hereunder. Landlord shall have the right, in its sole discretion, to waive any or all of the foregoing conditions to Tenant’s exercise of its Extension Right. Upon the giving of the Extension Notice, the Named Tenant shall have no further right or option to extend or renew the Term. Tenant’s failure to timely exercise its Extension Right in compliance with all of the requirements of this Article shall be deemed a waiver of Tenant’s Extension Right hereunder.

50.02 The Fixed Annual Rent payable by Tenant for the Premises during the Extension Term shall be one hundred (100%) percent of the fair market rental value of the Premises based upon the criteria set forth in Section 50.05 of this Article (the “FMRV”), determined as of the Expiration Date. The FMRV shall be determined as follows.

(1) Eight (8) months before the Expiration Date, Landlord and Tenant shall commence negotiations in good faith to attempt to agree upon the FMRV. If Landlord and Tenant cannot reach agreement by the date which is ten (10) months before the Expiration Date, Landlord and Tenant shall each, no later than six (6) months before the Expiration Date, select a reputable, qualified, independent, licensed real estate broker with at least ten (10) years experience in retail leasing in midtown Manhattan, having an office in New York County and who is familiar with the rentals then being charged in the Building and in buildings of comparable quality and character in midtown Manhattan (such brokers are referred to, respectively, as “Landlord’s Broker” and “Tenant’s Broker”), who shall confer promptly after their selection by Landlord and Tenant and shall exercise good faith efforts to attempt to agree upon the FMRV. If Landlord’s Broker and Tenant’s Broker cannot reach agreement by the date which is five (5) months prior to the Expiration Date, then, within twenty (20) days thereafter, the two brokers shall designate a third reputable, qualified, independent, licensed real estate broker with similar qualifications (the “Independent Broker”). Upon any failure of Landlord’s Broker and Tenant’s Broker to timely agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by the President of the Real Estate Board of New York, Inc., or the successor thereto, upon ten (10) days notice. Within ten (10) days after such appointment, Landlord’s Broker and Tenant’s Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker’s estimate of the FMRV and the rationale used in determining such FMRV (respectively, “Landlord’s Broker’s Letter” and “Tenant’s Broker’s Letter”).

(2) If the estimates set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter differ by three (3%) percent per annum or less, then the FMRV shall not be determined by the Independent Broker, and the FMRV shall be the average of the estimates set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter. If the estimates set forth in Landlord’s Broker’s Letter and Tenant’s Broker’s Letter differ by more than three (3%) percent per annum, the Independent Broker shall conduct such investigations and hearings as he or she may deem appropriate and shall, within thirty (30) days after the date of his or her appointment, choose either the estimate set forth in Landlord’s Broker’s Letter or the estimate set forth in Tenant’s Broker’s Letter to be the FMRV and such choice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

50.03 If the Extension Term shall commence prior to a determination of the Fixed Annual Rent for the Extension Term as herein provided, then the amount to be paid by Tenant on account of Fixed Annual Rent until such determination has been made shall be the greater of: (i) the Escalated Rent; or (ii) the estimate set forth in Landlord’s Broker’s Letter. After the Fixed Annual Rent during the Extension Term has been determined as aforesaid, any amounts theretofore paid by Tenant to Landlord on account of Fixed Annual Rent in excess of the amount of Fixed Annual Rent as finally determined shall be credited by Landlord against the next ensuing monthly Fixed Annual Rent payable by Tenant to Landlord.

50.04 Promptly after the Fixed Annual Rent has been determined, Landlord and Tenant shall execute, acknowledge and deliver an agreement setting forth the Fixed Annual Rent for the Extension Term, as finally determined, provided that the failure of the parties to do so shall not affect their respective rights and obligations hereunder.

50.05 The FMRV shall be the fair market rental value, as of the Expiration Date, of space comparable to the Premises in comparable Buildings in midtown Manhattan, taking into account all then relevant factors applicable to a party renting such space on a renewal basis.

Notwithstanding anything to the contrary contained in this Article, Landlord shall have the right, in its sole discretion, to waive the conditions to the effectiveness of Tenant’s exercise of its Extension Right as set forth in this Article without thereby waiving any default by Tenant under this Lease, in which event: (i) the term of this Lease shall be extended without execution or delivery of any other or further document in accordance with the provisions of this Article with the same force and effect as if the Extension Term had originally been included in the term of this Lease; and (ii) Landlord shall be entitled to all of the remedies provided by this Lease, at law and in equity with respect to any such default by Tenant.

ARTICLE 51

CANCELLATION RIGHT

51.01 Tenant shall have the one-time right to cancel this Lease in its entirety (Tenant’s “Cancellation Right”), effective as of the seventh (7th) anniversary of the Rent Commencement Date (or if same is not the last day of a calendar month, effective as of the last day of the calendar month in which the seventh (7th) anniversary of the Rent Commencement Date shall occur), provided that: (i) Tenant delivers to Landlord no less than three hundred sixty-five (365) days prior notice of its election to exercise its Cancellation Right (the “Cancellation Notice”): and (ii) Tenant delivers to Landlord simultaneously with its Cancellation Notice, a cancellation fee in an amount equal to the sum of (a) the unamortized costs incurred by Landlord in connection with this Lease and the Premises for improvements, alterations, rent concessions and brokerage commissions, said costs to be amortized over the term of this Lease on a straight line basis with interest thereon at the rate of eight (8%) percent per annum, plus (b) an amount equal to two (2) monthly installments of Fixed Annual Rent at the rate then payable by Tenant under this Lease at the time of Tenant’s delivery of the Cancellation Notice (collectively, the “Cancellation Fee”); and (iii) Tenant is not in monetary or material non-monetary default under this Lease after notice and the expiration of any applicable cure periods contained herein, both on the date on which the Cancellation Notice is received by Landlord and upon the effective date of cancellation, as set forth in the Cancellation Notice (the “Cancellation Date”) (in which event Tenant’s rights under this Article shall be suspended until the earlier of (x) Tenant’s timely and full cure of the default alleged in any such notice, at which time Tenant’s rights hereunder shall be reinstated, and (y) the expiration of Tenant’s time in which to cure any such default, at which time Tenant’s rights hereunder shall be extinguished and any Cancellation Fee previously paid to Landlord by Tenant shall be promptly returned to Tenant less any and all amounts applied or incurred by Landlord pursuant to this Lease in order to cure Tenant’s default under this Lease which resulted in the extinguishing of Tenant’s rights hereunder); and (iv) Tenant surrenders the Premises to Landlord on or prior to the Cancellation Date in good order and condition (reasonable wear and tear and damage by fire or other casualty excepted), vacant and broom clean, free of all personal property, occupancies and encumbrances and otherwise in the condition required hereunder as if the Cancellation Date were the Expiration Date. Landlord shall have the right, in its sole discretion, to waive any or all of the foregoing conditions to Tenant’s exercise of the Cancellation Right. Notwithstanding Tenant’s exercise of the Cancellation Right in accordance with the terms of this Article, the provisions of Articles 20 (“Indemnity”) and 40 (“Brokers”) hereof, in addition to all Articles hereof which, by their terms, state that they shall survive the expiration or sooner termination of this Lease, shall survive Tenant’s cancellation of this Lease pursuant to this Article.

ARTICLE 52

EXISTING TENANTS

52.01 A. Notwithstanding anything to the contrary contained in this Lease, Tenant acknowledges that it has been informed by Landlord that the Premises are presently occupied by two (2) existing tenants of the Building (the “Existing Tenants”), under separate lease agreements for Suite 1700 and Suite 1700B, respectively (the “Existing Leases”). Tenant further acknowledges that it has been informed by Landlord that each of the Existing Tenants has advised Landlord that it may be willing to vacate and surrender to Landlord possession of the Premises prior to the Commencement Date. Landlord and Tenant agree that if either or the both of the Existing Tenants do not vacate their respective portions of the Premises on or before the Commencement Date and, as a result, Landlord shall be unable to deliver possession of the entire Premises to Tenant as required by the terms of this Lease (it being understood and agreed that Landlord shall not deliver, and Tenant shall not accept, possession of less than the entire Premises), then (i) Landlord shall not be subject to any liability for such failure (provided, however, that Tenant shall have such remedies as are otherwise expressly provided for in this Article), (ii) this Lease shall remain in full force and effect without extension of the Term, however, Tenant’s obligation to pay Fixed Annual Rent and Additional Rent hereunder shall not commence and any rent credits or abatements to which Tenant is entitled under this Lease shall be similarly delayed, until possession of the Premises is delivered to Tenant in the condition required by this Lease, and (iii) Landlord shall promptly commence and diligently prosecute to completion the appropriate summary proceedings, as appropriate, in order to evict those Existing Tenants holding over in the Premises and to recover lawful possession thereof. In such event, upon Landlord’s recovery of actual and lawful possession of the Premises, Landlord shall furnish Tenant with prompt notice thereof and deliver possession to Tenant in the condition required by this Lease promptly thereafter. Except to the extent otherwise provided for by express terms located elsewhere in this Lease, Tenant expressly waives any right to rescind this Agreement under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord’s failure to deliver possession of the entire Premises in accordance with the terms of this Lease. Tenant agrees that the provisions of this Article are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.

B. In addition to the provisions of Article 17, above, in the event that Landlord shall be unable to deliver to Tenant possession of the entire Premises in the condition required by the terms of this Lease on or before August 8, 2009, then as and for Tenant’s sole and exclusive remedy (other than and in addition to the remedies for Tenant set forth in Subsections A and C, and those abatements of Fixed Annual Rent provided for in Section 3.02 of this Lease), then Tenant shall accrue an abatement of Fixed Annual Rent for the Premises from and after August 9, 2009 through and including September 8, 2009 (the “First Abatement Period”), at the rate of one (1) day for each day of delay in Landlord’s delivery of possession of the entire Premises until such time within the First Abatement Period as Landlord delivers to Tenant possession of the entire Premises in the condition required by the terms of this Lease, which abatement shall be applied to the monthly installments of Fixed Annual Rent accruing under this Lease immediately after the application and expiration of those abatements of Fixed Annual Rent provided for in Section 3.02 of this Lease. Notwithstanding the foregoing in the event that Landlord shall be unable to deliver to Tenant possession of the entire Premises in the condition required by the terms of this Lease on or before September 8, 2009, then from and after September 9, 2009, the abatements to which Tenant was entitled during the First Abatement Period shall cease accruing, and as and for Tenant’s sole and exclusive remedy from and after September 9, 2009 through February 8, 2010 (other than and in addition to the remedies for Tenant set forth in Subsection A, above, those abatements of Fixed Annual Rent provided for in Section 3.02 of this Lease and those abatements of Fixed Annual Rent already enjoyed by Tenant during the First Abatement Period), Fixed Annual Rent shall be abated from and after September 9, 2009 through and including February 8, 2010 (the “Second Abatement Period”) at the rate of two (2) days for each day of delay in Landlord’s delivery of possession of the Premises from and after September 9, 2009 until such time within the Second Abatement Period as Landlord delivers to Tenant possession of the Premises in the condition required by the terms of this Lease, which abatement shall be applied to the monthly installments of Fixed Annual Rent accruing under this Lease immediately after the application and expiration of those abatements of Fixed Annual Rent provided for in Section 3.02 of this Lease and those abatements provided for during the First Abatement Period.

C. Notwithstanding the foregoing and in addition to the provisions of Article 17, above, in the event that Landlord shall be unable to deliver to Tenant possession of the entire Premises in the condition required by the terms of this Lease on or before February 9, 2010, then Tenant shall have the one-time right as Tenant’s sole and exclusive remedy (other than and in addition to the remedies for Tenant set forth in Subsections A and B, above, those abatements of Fixed Annual Rent provided for in Section 3.02 of this Lease and those abatements of Fixed Annual Rent already enjoyed by Tenant during the First Abatement Period and Second Abatement Period), within fourteen (14) days thereafter (as to which date time is of the essence) to notify Landlord that Tenant elects to terminate and cancel this Lease effective as of a date which is no more than fourteen (14) days after the delivery of the notice to Landlord (the “Termination Date”). In the event that Tenant shall fail to give such termination notice to Landlord on or prior to said fourteenth (14th) day, Tenant shall be deemed to have waived its right to terminate and cancel this Lease pursuant to this Article 52.01 C. If Tenant duly terminates and cancels this Lease pursuant to this Subsection C, this Lease shall be terminated and cancelled effective on the Termination Date, Landlord shall refund to Tenant any amounts paid by Tenant to Landlord under this Lease, and neither Landlord nor Tenant shall have any further liability hereunder except that the representations and indemnifications contained in Article 40 hereof shall survive as well as any provisions which by their express terms survive the cancellation and/or termination of this Lease, and Tenant shall have no claim for the value of any abatements otherwise provided for in Subsections A and B, above.

ARTICLE 53

EXISTING PERSONALTY

53.01 Tenant acknowledges that Landlord has advised Tenant that the prior occupant of a portion of the Premises, Vardon Capital Management, LLC (“Vardon”) has advised Landlord that it intends to leave behind certain furniture, furnishings and telecommunications equipment, as more particularly described on the inventory list annexed hereto and made a part hereof as Exhibit E (collectively, the “Personalty”) upon its surrender of the Premises. In furtherance thereof, pursuant to a written agreement between Vardon and Landlord, Vardon has surrendered to Landlord all right, title and interest of Vardon in and to the Personalty. Landlord hereby remises, releases and quitclaims to Tenant all of Landlord’s right, title and interest, if any, in and to the Personalty; and, further, Landlord hereby assigns to Tenant any and all rights of Landlord to claim over against Vardon in the event that any claims arise against Tenant concerning title in and to the Personalty. Tenant hereby acknowledges and agrees that (i) Landlord makes no representations or warranties concerning the condition of, title to or rightful ownership of the Personalty or that all or any particular item of the Personalty will be left behind in the Premises by Vardon for Tenant’s use hereunder; and (ii) Landlord shall have no liability to Tenant, and Tenant hereby releases Landlord from any liability, in connection with any claims by third parties asserting title to or an interest in any or all of the Personalty. Tenant covenants that should a third party be found to have title to or an interest in any or all of the Personalty superior to the interest of Tenant therein, Tenant shall promptly surrender such portion of the Personalty to such third party, to the extent that Tenant remains in control or possession thereof, in which event Tenant shall have no claim against Landlord for any credit, set-off or abatement against Rent or to terminate this Lease.

ARTICLE 54

HAZARDOUS MATERIALS; ACM

54.01 A. Notwithstanding anything to the contrary contained in this Lease, Landlord shall remove, enclose, encapsulate or otherwise manage, to the extent required by applicable law, any deteriorated asbestos or deteriorated asbestos-containing material (collectively, “Deteriorated ACM”) located within the Premises; provided, however, that notwithstanding the foregoing, Tenant shall, at its sole cost and expense, remove, enclose, encapsulate or otherwise manage such Deteriorated ACM as required by applicable law to the extent that (i) Tenant has installed the same, or (ii) such Deteriorated ACM requires remediation solely as a result of a default by Tenant under this Lease. In the event that Landlord performs any such removal, enclosure, encapsulation or management of Deteriorated ACM hereunder, Landlord shall promptly repair any resulting damage to the Premises and, in connection therewith, Landlord shall use reasonable efforts to minimize interference with Tenant’s permitted use of the Premises and shall only perform same on normal business days during normal business hours to the extent required by law. On or before the Commencement Date, Landlord shall deliver to Tenant three (3) original counterparts of form ACP-5 for the existing conditions in the Premises.

B. In the event that any hazardous materials (other than asbestos or asbestos-containing material which are discussed above), as defined by local, state and federal law, were present in the Premises prior to the Commencement Date and require remediation during the Term, Tenant shall not be responsible for and such remediation and compliance with such laws, and Landlord shall be responsible, at no cost to Tenant, for such remediation as required by applicable law, and shall promptly repair any resulting damage to the Premises caused by such remediation, and shall use reasonable efforts in connection with such remediation and any such repairs thereafter, to minimize interference with Tenant’s permitted use of the Premises, and Landlord shall only perform such remediation and such repairs on normal business days during normal business hours, to the extent required by law. Tenant shall not use or introduce any hazardous materials, as defined by local, state and federal law, into the Building or the Premises except of a nature and in quantities which are reasonable and customary for normal office use.

ARTICLE 55

RULES AND REGULATIONS

MADE A PART OF THIS LEASE

1. No animals, birds, bicycles or vehicles shall be brought into or kept in the Premises. The Premises shall not be used for manufacturing or commercial repairing or for sale or display of merchandise or as a lodging place, or for any immoral or illegal purpose, nor shall the Premises be used for a public stenographer or typist; barber or beauty shop; telephone, secretarial or messenger service; employment, travel or tourist agency; school or classroom; commercial document reproduction; or for any business other than specifically provided for in the Tenant’s lease. Tenant shall not cause or permit in the Premises any disturbing noises which may interfere with occupants of this or neighboring Buildings, any cooking or objectionable odors, or any nuisance of any kind, or any inflammable or explosive fluid, chemical or substance. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate so as to prevent the same.

2. The toilet rooms and other water apparatus shall not be used for any purposes other than those for which they were constructed, and no sweepings, rags, ink, chemicals or other unsuitable substances shall be thrown therein. Tenant shall not place anything out of doors, windows or skylights, or into hallways, stairways or elevators, nor place food or objects on outside window sills. Tenant shall not obstruct or cover the halls, stairways and elevators, or use them for any purpose other than ingress and egress to or from Tenant’s Premises, nor shall skylights, windows, doors and transoms that reflect or admit light into the Building be covered or obstructed in any way. All drapes and blinds installed by Tenant on any exterior window of the Premises shall conform in style and color to the Building standard.

3. Tenant shall not place a load upon any floor of the Premises in excess of the load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, file cabinets and filing equipment in the Premises. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, only with Landlord’s consent and in settings approved by Landlord to control weight, vibration, noise and annoyance. Smoking or carrying lighted cigars, pipes or cigarettes in the elevators of the Building is prohibited.

4. Tenant shall not move any heavy or bulky materials into or out of the Building or make or receive large deliveries of goods, furnishings, equipment or other items without Landlord’s prior written consent, and then only during such hours and in such manner as Landlord shall approve and in accordance with Landlord’s rules and regulations pertaining thereto. If any material or equipment requires special handling, Tenant shall employ only persons holding a Master Rigger’s License to do such work, and all such work shall comply with all legal requirements. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude any freight which violates any rule, regulation or other provision of this Lease.

5. No sign, advertisement, notice or thing shall be inscribed, painted or affixed on any part of the Building, without the prior written consent of Landlord. Landlord may remove anything installed in violation of this provision, and Tenant shall pay the cost of such removal and any restoration costs. Interior signs on doors and directories shall be inscribed or affixed by Landlord at Tenant’s expense. Landlord shall control the color, size, style and location of all signs, advertisements and notices. No advertising of any kind by Tenant shall refer to the Building, unless first approved in writing by Landlord.

6. No article shall be fastened to, or holes drilled or nails or screws driven into, the ceilings, walls, doors or other portions of the Premises, nor shall any part of the Premises be painted, papered or otherwise covered, or in any way marked or broken, without the prior written consent of Landlord.

7. No existing locks shall be changed, nor shall any additional locks or bolts of any kind be placed upon any door or window by Tenant, without the prior written consent of Landlord. Two (2) sets of keys to all exterior and interior locks shall be furnished to Landlord . At the termination of this Lease, Tenant shall deliver to Landlord all keys for any portion of the Premises or Building. Before leaving the Premises at any time, Tenant shall close all windows and close and lock all doors.

8. No Tenant shall purchase or obtain for use in the Premises any spring water, ice, towels, food, bootblacking, barbering or other such service furnished by any company or person not approved by Landlord. Any necessary exterminating work in the Premises shall be done at Tenant’s expense, at such times, in such manner and by such company as Landlord shall require. Landlord reserves the right to exclude from the Building, from 6:00 p.m. to 8:00 a.m., and at all hours on Sunday and legal holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to all persons reasonably designated by Tenant. Tenant shall be responsible for the acts of all, persons to whom passes are issued at Tenant’s request.

9. Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord’s consent or approval, Tenant agrees to pay Landlord as Additional Rent, on demand, an administrative fee equal to the sum of the reasonable fees of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document and Landlord’s administrative costs for same.

10. The use in the Premises of auxiliary heating devices, such as portable electric heaters, heat lamps or other devices whose principal function at the time of operation is to produce space heating, is prohibited.

11. Tenant shall keep all doors from the hallway to the Premises closed at all times except for use during ingress to and egress from the Premises. Tenant acknowledges that a violation of the terms of this paragraph may also constitute a violation of codes, rules or regulations of governmental authorities having or asserting jurisdiction over the Premises, and Tenant agrees to indemnify Landlord from any fines, penalties, claims, action or increase in fire insurance rates which might result from Tenant’s violation of the terms of this paragraph.

12. Tenant shall be permitted to maintain an “in-house” messenger or delivery service within the Premises, provided that Tenant shall require that any messengers in its employ affix identification to the breast pocket of their outer garment, which shall bear the following information: name of Tenant, name of employee and photograph of the employee. Messengers in Tenant’s employ shall display such identification at all time. In the event that Tenant or any agent, servant or employee of Tenant, violates the terms of this paragraph, Landlord shall be entitled to terminate Tenant’s permission to maintain within the Premises in-house messenger or delivery service upon written notice to Tenant.

13. Tenant will be entitled to three (3) listings on the Building lobby directory board, without charge. Any additional directory listing (if space is available), or any change in a prior listing, with the exception of a deletion, will be subject to a fourteen ($14.00) dollar service charge, payable as Additional Rent.

14. In case of any conflict or inconsistency between any other provisions of this Lease and any of the rules and regulations contained in this Article or as hereafter adopted, the other provisions of this Lease shall control.

REMAINDER OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, the said Landlord, and the Tenant have duly executed this Lease as of the day and year first above written.

SLG TOWER 45 LLC

By:	/s/ Steven M. Durels
Name: Steven M. Durels
Title: Executive Vice President,
Director of Leasing and Real Property

Witness:

Name:
Title:

SCHRODINGER, INC.

By:	/s/ Ramy Farid
Name: Ramy Farid, Ph.D.
Title: President

Witness:

/s/ Elizabeth Wang
Name: Elizabeth Wang
Title: VP and General Counsel

EXHIBIT A

LOCATION PLAN

1700
1700B

SCALE:
0 4' 12' 24'

*ALL DIMENSIONS ARE APPROXIMATE AND ARE SUBJECT TO NORMAL BUILDING VARIANCES

120 WEST 45TH STREET
17TH FLOOR

SL GREEN
REALTY CORP.

1700
PANTRY/
COPY/PRINT/
STORAGE
1700B
SCALE:
0 4' 12' 24'
ALL DIMENSIONS ARE APPROXIMATE AND ARE SUBJECT TO NORMAL BUILDING VARIANCES

120 WEST 45TH STREET
17TH FLOOR

SL GREEN REALTY CORP.

EXHIBIT B

RENT SCHEDULE

FIXED ANNUAL RENT SCHEDULE

DATES	FIXED ANNUAL RENT	MONTHLY INSTALLMENT
From the Commencement Date through and including the day immediately preceding the 5th anniversary of the Rent Commencement Date;	$620,112.00	$51,676.00
From the 5th anniversary of the Rent Commencement Date through and including the Expiration Date.	$684,707.00	$57,058.92

EXHIBIT C

APPROVED CONTRACTORS AND SUBCONTRACTORS

SCHRODINGER SUB | TEL | FAX | NOTE DEMOLITION 1 Liberty 201-868-7500 201-868-7501 Tri-Stale 718-349-2552 718-349-0285 AI!Stdt6 718-779-8400 718-779-3377 Fortune 201-402-9200 201-840-7788 CONCRETE Cirocco 631-847-0185 631-847-0054 Shelbourne 718-392-6050 718-392-3868 Landmark 212-967-8779 212-967-8804 Eurotech 212-594-7474 212-239-4133 MILLWORK MTD 631-491-3905 531-491-3905 Sommerville 212-534-4600 212-534-2098 Dimaio 914-476-1937 914-476-0106 Scanga 845-205-2282 HM 1 HARDWARE AAA 212-840-3939 212-768-4407 Weinstein & Holtzman 212-233-4651 212-240-9968 DCI 973-424-0183 973-424-0296 Acme 718-384-7800 347-342-3411 METAL/GLASS A-Val 914-662-0300 914-662-0197 JDG 718-435-6505 718-435-4719 Precision 718-821-0750 718-821-3505 S&J 631-845-7033 631-293-6978 CARPENTRY Sweeney & Harkin 718-392-019C ‘ 1 - . Eurotech 212-594-7474 212-239-4133 Glenn 212-243-2800 212-645-7539 Techno 718-784-3730 718-937-3267 FLOORING Century 212-243-505? 212-243-5735 Shetland 212-206-7500 212-206-7517 Consolidated 212-226-4600 212-226-4644 TILE/STONE Academic 718-463-7395 718-358-5595 Erath 631-842-2244 631-842-4267 Marcello 518-482-4371 518-482-5681 TMT 732-495-3500 732-495-3503 APPLIANCES Division 10 201-689-2244 201-689-2255 DialA-8rand 516-378-9694 516-867-3447 Royal Rose 718-392-1077 718-392-7601 PAINT Premium 212-245-3270 212-245-3303 Mia Manhattan 212-265-5809 212-582-3768 A novel 7I8 S37 3520 718-392-4793 Onyx 212-714-9191 212-947-4130

SCHRODINGER

FABRIC PANELS			
Premium	212-245-3270	212-245-3303	
DFB	718-729-8310	718-706-0526	
Eco	908-654-6600	908-654-6605	
WINDOW TREAT			
LVC	201-525-0222	201-525-0345	
International	212-473-2000	212-353-3400	
DFB	718-729-8310	718-706-0526	
SPRINKLER			
Abco Peerless	516-294-6850	516-294-6823	
Par Fire	516-887-4000	516-593-9089	
Island Sprinkler	631-472-4500	631-472-6800	
PLUMBING			
Lab	212-246-9690	212-581-4929	
Pace	718-389-6100	718-383-6335	
Par Plumbing	516-887-4000	516-593-9089	
Breslaw	212-265-4023	212-265-4241	
HVAC			
PJ Mechanical	212-243-2555	212-243-4267	
Donnelly Mechanical	718-886-1500	718-506-0468	
Sound AC	718-343-3825	516-747-5994	
BP Mechanical	718-383-2100	718-389-8539	
ELECTRIC			
Forest	212-318-1500	212-318-1791	
ADCO	718-494-4400	718-982-7244	
Klienknecht	212-728-1800	212-728-1825	
Hatzel & Buehler	212-825-1800	212-825-0931	
Atlas Acon	212-741-0600	212-243-9626	
LIGHT FIXTURES			
Benfield	516-822-8800	516-822-8834	
Image	973-773-2990	973-773-2992	
Chelsea	212-643-3337	212-643-9860	
DATA			
Cableworx	212-352-0140	212-216-0004	
SK Cabling	718-815-5161	718-815-5251	
Security by Design	718-461-3700	718-461-8722	
American Communication Inc	718-967-2220	718-967-8408	
Linear Technologies,Inc.	212-845-9000	212-845-9005	
TELECOM			
Exenet LLC	212-684-7300		
AUDIO-VISUAL			
Real Time Services	212-869-7144	212-869-1219	
SIGNAGE			
The Sign Company	212-967-2113	212-967-4119	
FURNITURE			
Furniture Consultants, Inc.	212-229-4500	212-807-0036	
Secure Communication Inc.	212-533-6500	212-533-8471	
MOVING COMPANY			
Certified Moving & Storage Co.	212-889-2700	212-889-1701	

LOCKSMITH

- S & P LOCKSMITH

FIRE ALARM

- CASEY SYSTEMS

Body text (2);SCHRODINGER FABRIC PANELS 1 Premium 212-245-32701 2l2-245-3303| DFB 718-729-8310|718-706-0526| Eco ‘J08-654-6G00| 908-654-6605| 1 WINDOW TREAT ! LVC 201-525-02221 201-525-0345| International 212-473-20001212-353-34COI DFB 718-729-83101718-705-05261 SPRINKLER Abco Peerless 516-294-6850 516-294-6823 Par Fire 516-837-4000 516-593-9089 Island Spnnklef 631-472-4500 631-472-6800 PLUMBING 1 Lab 212-246-9690 212-581-4929 Pace 718-389-61 CO 718-383-6335 Par Plumbing 516-887-4000 516-593-9089 Breslav; 212-265-4023 212-265-4241 HVAC PJ Mechanical 212-243-25551212-243-4267| Donnelly Mechanical 718-88G-1500 718-506-0468 Sound AC 718-343-3825 516-747-5994 BP Mechanical ELECTRIC Forest 212-318-1500 212-318-1791 ADCO 718-494 -4403 718982-7244 Kiienknecht 212-728-1800 212-728-1825 Hatzel & Buehler 212-825-1800 212-825-0931 Atlas Aeon 212-741-0600 212-243-9620 LIGHT FIXTURES Benlield |516-822 8800 516-822-8834 Image I973-773-29901973-773-2992 Chelsea |212-643-3337 |212-643-9860 DATA Cableworx SK Cabling 718-815-5161 718-815-5251 Security by Design 718-451-3700 718-461-8722 American Communication Inc 716-957-2220 718 867-8408 Linear Technologies.Inc. 212-845-9000 212-845-9005 TELECOM lExenet LLC 212-684-73001 AUDIO-VISUAL |Reai Time Services 1212-869-71441212-869-12191 SIGNAGE |The Sign Company 1212-967-2113 212-967-4119 1 FURNITURE Furniture Consultants Inc. 212-229-4500 212-807-0036 Secure Communication Inc 212-533-6500 212-533-8471 | MOVING COMPANY ICertiliod Moving & Storage Co |212-889-2700| 212-889-17011

EXHIBIT D

CLEANING SPECIFICATIONS

CLEANING SPECIFICATIONS

A)	GENERAL CLEANING - NIGHTLY

•	Dust sweep all stone, ceramic tile, marble terrazzo, asphalt tile, linoleum, rubber, vinyl and other types of flooring

•	Carpet sweep all carpets and rugs four (4) times per week

•	Vacuum clean all carpets and rugs, once (1) per week

•	Police all private stairways and keep in clean condition

•	Empty and clean all wastepaper baskets, ash trays and receptacles; damp dust as necessary

•	Clean all cigarette urns and replace sand or water as necessary

•	Remove all normal wastepaper and tenant rubbish to a designated area in the premises. (Excluding cafeteria waste, bulk materials, and all special materials such as old desks, furniture etc.)

•	Dust all furniture, and window sills as necessary

•	Dust clean all glass furniture tops

•	Dust all chair rails, trim and similar objects as necessary

•	Dust all baseboards as necessary

•	Wash clean all water fountains

•	Keep locker and service closets in clean and orderly condition

B)	LAVATORIES-NIGHTLY (EXCLUDING PRIVATE & EXECUTIVE LAVATORIES)

•	Sweep and mop all flooring

•	Wipe clean all mirrors, powder shelves and brightwork, including flushometers, piping fix toilet seat hinges

•	Wash and disinfect all basins, bowls and urinals

•	Wash both sides of all toilet seats

•	Dust all partitions, tile walls, dispensers and receptacles

•	Empty and clean paper towel and sanitary disposal receptacles

•	Fill toilet tissue holders, soap dispensers and towel dispensers; materials to be furnished by Landlord

•	Remove all wastepaper and refuse to designated area in the premises

C)	LAVATORIES-PERIODIC CLEANING (EXCLUDES PRIVATE & EXECUTIVE LAVATORIES)

•	Machine scrub flooring as necessary

•	Wash all partitions, tile walls, and enamel surfaces periodically, using proper disinfectant when necessary

D)	DAY SERVICES - DUTIES OF THE DAY PORTERS

•	Police ladies’ restrooms and lavatories, keeping them in clean condition

•	Fill toilet dispensers; materials to be furnished by Landlord

•	Fill sanitary napkin dispensers; materials to be furnished by Landlord

E)	SCHEDULE OF CLEANING

•	Upon completion of the nightly chores, all lights shall be turned off, windows closed, doors locked and offices left in a neat and orderly condition

•	All day, nightly and periodic cleaning services as listed herein, to be done five nights each week, Monday through Friday, except Union and Legal Holidays

•	All windows from the 2nd floor to the roof will be cleaned inside out quarterly, weather permitting

EXHIBIT E

PERSONALTY

120 West 45th Street

Partial 17th Floor

SCHRODINGER REVISIONS -- 6.24.2009

12
11
10
9
8
7
6
5
C1
4
3
2
1
W1
F
R
K
C2
L
W2
T
F2
13
16
14
15
S

Vardon Capitol Management. LLC Furniture Inventory to be indnded in surrender Code Description # Rolling 0 Desks Desk Chairs # Gbcsi Chairs Other 1 Office 1 (double office) 2 2 2 Office 2 1 1 2 1 crcdenra. 1 white board (mounted), round table, 4 gucvt chairs 3 Office 3 1 1 2 4 Office 4 1 1 2 filing cabinet 5 Office 5 1 1 2 6 Office 6 1 1 2 1 while board (mounted) 7 Office 7 (double office) 2 S Offices 1 1 2 9 Office 9 1 1 2 10 Office 10 1 1 2 II Office II 1 1 2 1 creden/a 12 Office 12 1 1 2 i small sofa, 1 side table 13 Office 13 1 1 2 1 crcdcnza 14 Office 14 1 1 2 1 acdcn/o. 2 dub chairs, bookcase, small coffee table 15 Office 15 1 1 2 1 credcnta. 1 whne hoard (mounted) , 1 cork board (mounted) 16 Office 16 1 1 2 1 bookcase Other space W| Cabtcies 2 2 W2 Trading cubicles 2 2 T Trading Desk 4 4 Cl Conference Rm 1 1 Mather) 1 crcdenra. artwork C2 Conference Rm 2 1 10 (leather) I crcdcnxa , 4 framed pieces of art L Library Sofa. Chib chair, guest chair, coffee table, rK*K k Rcccptioa \ 1 4 dub chairs. Nig. coffee table, artwork K Kitchen 1 table. 4 chain, refrigerator, dishwasher, imcrowave. dishes, glasses, etc. F File room S stocking file cabinets. 1 low storage unit, binding machine S Server Room Phone System. 3 racks F2 Filing area near trading desks 5 3-drawer file cabinets, 8 5-drawer file cabinets Phone handset ai each woristabon’reccptioa area to be provided with stacking units 6/11/2009

LEASE MODIFICATION AND ADDITIONAL SPACE AGREEMENT

LEASE MODIFICATION AND ADDITIONAL SPACE AGREEMENT (this “Agreement”) dated as of April 7, 2011 by and between SLG TOWER 45 LLC, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York (hereinafter referred to as “Landlord”) and SCHRÖDINGER, INC., a Delaware corporation having an office at 120 West 45th Street, 17th floor, New York, New York 10036 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant (which the parties agree was erroneously referenced as Schrodinger. Inc. in the Lease, as hereinafter defined) entered into that certain lease agreement dated as of July 8, 2009 (the “Lease”) covering certain premises located on and comprising the entire rentable portion of the seventeenth (17th) floor (the “Existing Premises”) as more particularly described in said Lease in the building known as and located at 120 West 45th Street, New York, New York (the “Building”), for a term set to expire on January 31, 2020 (the “Expiration Date”) under the terms and conditions contained therein; and

WHEREAS, Tenant wishes to add to the Existing Premises a portion of the sixteenth (16th) floor in the Building, designated as suite 1600 approximately as indicated by hatch marks on the location plan attached hereto and made a part hereof as Exhibit A (the “Additional Space”), for a term to commence on the earlier of (i) the date upon which Landlord’s Work (as defined in Paragraph 6a, below) with respect to the Additional Space and Tenant’s Improvements (as defined in Paragraph 7a, below) with respect to the Additional Space, shall be Substantially Completed (as hereinafter defined); and (ii) the date upon which Tenant or anyone claiming by, under or through Tenant shall occupy or otherwise accept possession of the Additional Space (the “Additional Space Commencement Date”) and to expire on the Expiration Date (the Existing Premises and the Additional Space being hereinafter collectively referred to as the “Premises”); and

WHEREAS, subject to and in accordance with the terms, covenants and conditions of this Agreement, Landlord has agreed to permit Tenant to add the Additional Space to the Existing Premises; and

WHEREAS, Landlord and Tenant wish to modify the Lease as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Additional Space.

The Additional Space is hereby added to the Existing Premises effective as of the Additional Space Commencement Date under all of the terms, covenants and conditions of the Lease, except to the extent expressly modified herein, for a term commencing on the Additional Space Commencement Date and ending on the Expiration Date or on such earlier date upon which the Term shall expire, be canceled or terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.

2. Fixed Base Rent for the Additional Space.

a. Effective as of the Additional Space Commencement Date, with respect to the Additional Space only, the Lease shall be amended to provide that in addition to Tenant’s obligation to pay Fixed Annual Rent for the Existing Premises, Tenant shall also pay Fixed Annual Rent with respect to the Additional Space (hereinafter, “Additional Space Fixed Annual Rent”) at the rates set forth in the schedule annexed hereto and made a part hereof as Exhibit B.

b. Subject to the provisions hereof, if and so long as Tenant is not in monetary or material non-monetary default under the Lease after notice, (in which event Tenant’s rights under this Article shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated) the first three (3) monthly installments of Fixed Annual Rent (without electricity) accruing under the Lease with respect to the Additional Space only shall be abated by the sum of $20,632.50 per month (for a total abatement of $61,897.50). The day immediately following the application of all abatements to which Tenant is entitled pursuant to the provisions of this Subsection b shall hereinafter be referred to as the “Additional Space Rent Commencement Date”.

3. Real Estate Tax Escalations.

Effective as of the Additional Space Commencement Date, with respect to the Additional Space only:

a. For purposes of Article 32.01(a) of the Lease, the reference at line two (2) thereof to “12,919” is hereby replaced with “4,585”.

b. For purposes of Article 32.01(b)(i) of the Lease, the reference at line two (2) thereof to “two and ninety-five hundredths percent (2.95%)” is hereby replaced with “one and four hundredths percent (1.04%)”.

c. For purposes of Article 32.01(b)(iii) of the Lease, the reference at line two (2) thereof to “two and ninety-five hundredths percent (2.95%)” is hereby replaced with “one and four hundredths percent (1.04%)”.

4. Operating Expense Escalations.

Effective as of the Additional Space Commencement Date, with respect to the Additional Space only:

a. For purposes of Article 49.02(i) of the Lease, the reference at line two (2) thereof to “2010” is hereby replaced with “2011”.

b. For purposes of Article 49.02(i) of the Lease, the reference at line four (4) thereof to “2008, 2009 and 2010” is hereby replaced with “2009, 2010 and 2011”.

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c. For purposes of Article 49.02(ii) of the Lease, the reference at line two (2) thereof to “three and five hundredths (3.05%) percent” is hereby replaced with “one and eight hundredths (1.08%) percent”.

d. For purposes of Article 49.02(ii) of the Lease, the reference at line seven (7) thereof to “12,919” is hereby replaced with “4,585”.

e. For purposes of Article 49.02(iv) of the Lease, the reference at line four (4) thereof to “January 1, 2011” is hereby replaced with “January 1, 2012”.

5. Miscellaneous Lease Modifications.

a. Additional Security. Upon execution of this Agreement, Tenant shall deposit with Landlord the sum of $82,530.00 (the “Additional Security”) which shall be held by Landlord in addition to the $361,732.00 of Security presently held by Landlord as additional security for the performance of Tenant’s obligations accruing under the Lease, as modified by this Agreement. The Additional Security shall be held and applied by Landlord in accordance with the provisions of Article 31 of the Lease; provided, however, the provisions of Article 31.02 shall not apply to the Additional Security and the Additional Security shall not be subject to any reduction as provided for therein with respect to the Security originally posted by Tenant thereunder.

b. Electricity. Electricity shall be supplied to the Additional Space in accordance with and subject to the provisions of Article 41 of the Lease.

c. Freight Elevator. Effective as of the Additional Space Commencement Date, Article 30.01 B of the Lease is hereby deleted in its entirety and replaced with the following: “Tenant may use one (1) freight elevator car free of charge on an “after hours” basis solely in connection with its initial move into the Additional Space, provided that (a) such use does not exceed fifty (50) hours in the aggregate (provided that if such usage exceeds fifty (50) hours in the aggregate, Tenant shall pay to Landlord, as Additional Rent within five (5) days after demand, an amount equal to the standard freight charges of the Building for such excess usage); (b) Tenant reserves said freight elevator car upon at least twenty-four (24) hours notice; and (c) Tenant’s use of said freight elevator in connection with Tenant’s initial move into the Additional Space is completed within ninety (90) days following the Additional Space Commencement Date.”

d. Effective as of the Additional Space Commencement Date and throughout the Term (including any Extension Term), Articles 52 and 53 of the Lease shall not applicable with respect to the Additional Space.

e. Effective as of the Additional Space Commencement Date, for purposes of Article 4.07(vii) of the Lease, the reference at line one (1) thereof to “three (3)” is hereby replaced with “four (4)”

f. Effective as of the Additional Space Commencement Date, for purposes of Article 4.14 of the Lease, the reference at line five (5) thereof to “three (3)” is hereby replaced with “four (4)”

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g. Renewal Option. Effective as of the Additional Space Commencement Date, provided that Named Tenant (as defined in Article 50.01 in the Lease and modified by this Agreement) timely and properly exercises the Extension Right (as defined in Article 50.01 in the Lease) as to the Existing Premises, then Named Tenant shall also be entitled to exercise the Extension Right as to the Additional Space. In the event Named Tenant timely and properly exercises the Extension Right as to the Additional Space, same shall be subject to the terms, covenants and conditions of Article 50 of the Lease, and all references therein to the Premises shall include both the Existing Premises and the Additional Space. Notwithstanding anything to the contrary contained herein or in the Lease, Named Tenant may exercise the Extension Right as to the Existing Premises without exercising the Extension Right as to the Additional Space; conversely, Tenant may not exercise the Extension Right as to the Additional Space unless Tenant simultaneously and irrevocably exercises the Extension Right as to the Existing Premises.

h. Effective as of the Additional Space Commencement Date, for purposes of Article 50.01 of the Lease, the reference at line two (2) thereof to “Successor Entity” is hereby replaced with “Related Entity”

i. Fire Stairs Access. Effective as of the Additional Space Commencement Date, Landlord hereby grants to Tenant a non-exclusive, revocable license, for so long as the Lease is in full force and effect, for the use by Tenant, its employees and invitees, in common with other occupants of and invitees to the Building, of the interior fire stairs located between the sixteenth (16th) and seventeenth (17th) floors of the Building (collectively, the “Fire Stairs”) for the sole purpose of access between the Existing Premises and the Additional Space, all of the foregoing being subject to the provisions of the Lease and all applicable laws, ordinances, directions, rules and regulations of governmental and quasi-governmental authorities having jurisdiction. In connection with Tenant’s license to use the Fire Stairs, Landlord shall, at Tenant’s sole cost and expense and as part of Tenant’s Improvements, connect all doors leading from the Existing Premises and the Additional Space to the Fire Stairs to Landlord’s Class E fire safety system in a Building standard manner using Building standard materials, in accordance with the attached plan annexed hereto and made apart hereof as Exhibit D (page 2 of 3 and page 3 of 3), and otherwise in compliance with all applicable laws, ordinances, directions, rules and regulations of governmental and quasi-governmental authorities having jurisdiction. Landlord shall, at Landlord’s sole cost and expense, perform routine cleaning, maintenance and repair to the Fire Stairs for the intended uses of the Fire Stairs, unless the need for any such cleaning, maintenance and/or repair is necessitated by the acts or omissions of Tenant or any of its employees or invitees, in which event, Landlord shall perform such cleaning, maintenance and/or repair and Tenant shall pay to Landlord, as Additional Rent within twenty (20) days after demand, an amount equal to Landlord’s charges therefor. Subject to the provisions of Articles 11 and 43 of the Lease, and except to the extent caused by the negligence or willful misconduct of Landlord, its employees, agents or servants, Tenant shall indemnify, defend and save Landlord harmless from and against any liability or expense arising from the use of the Fire Stairs by Tenant pursuant to this Subsection i, or anyone in or on the Fire Stairs with Tenant’s permission, or from any breach of Tenant’s license to use the Fires Stairs provided, however, that this indemnity shall not apply to consequential, punitive or special damages, except as otherwise specifically provided in Article 12 of the Lease.

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j. Right of First Offer. Effective as of the Additional Space Commencement Date, the following shall be added to the Lease as Article 56.01:

56.01 In the event that during the Term the balance of the space adjacent to the Additional Space and known as Suite 1605 (the “First Offer Space”) shall become vacant and available for leasing directly from Landlord by reason of a surrender agreement, a default under an existing lease, or the expiration and nonrenewal or non-extension of the term of the first lease covering the First Offer Space after the Additional Space Commencement Date, and (2) a tenant, subtenant or other occupant of any part of the Building, or an affiliate or subsidiary of such tenant, subtenant or occupant (a “Building Occupant”), is not then negotiating with Landlord or Landlord’s agent (directly or through a broker) with respect to the leasing of the First Offer Space by reason of a prior right (existing as of the Additional Space Commencement Date), then Landlord shall give notice to the Named Tenant of such availability (the “First Offer Notice”). In the event that the First Offer Notice is given by Landlord, and provided that (3) Named Tenant is not in default of any of its obligations under this Lease after notice and beyond the expiration of any applicable cure periods (a) as of the date of the giving of the First Offer Notice, or (b) at the time of exercise of Tenant’s right to the First Offer Space, or (c) on any First Offer Commencement Date (as hereinafter defined); and (4) Named Tenant shall occupy the entire Premises for the conduct of its business; then Named Tenant shall have the right to add to the Premises the First Offer Space on the terms and in strict compliance with the conditions hereinafter set forth for a term commencing as of the date upon which the First Offer Space is delivered to Named Tenant (such date the “First Offer Commencement Date”) and expiring on the date upon which the Term of the Lease expires (the “First Offer Expiration Date”). Notwithstanding anything to the contrary set forth above, Landlord shall have the right, in its sole discretion, to waive any of the foregoing conditions to Tenant’s right to add to the Premises the First Offer Space.

56.02 Subject to the other provisions of this Article, the First Offer Space may be added to the Premises as follows: Named Tenant shall give Landlord notice of its election to add to the Premises the First Offer Space no later than thirty (30) business days following the date upon which Landlord’s First Offer Notice to Named Tenant is given. Time shall be of the essence in connection with the exercise by Named Tenant of its rights hereunder.

56.03 In the event that Named Tenant shall fail to notify Landlord of its election within the applicable time period as provided herein, Named Tenant shall be conclusively deemed to have waived its rights hereunder with regard to the First Offer Space, and Named Tenant agrees upon request of Landlord to confirm such waiver and non-exercise in writing; however, failure to do so by Named Tenant shall not operate to revive any rights of Named Tenant under this Article.

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56.04 In the event that Named Tenant properly and timely exercises its rights under this Article, the First Offer Space shall be added to the Premises as of the First Offer Commencement Date under the same terms, covenants and conditions of this Lease, except:

(1) Fixed Annual Rent for the First Offer Space shall commence as of the First Offer Commencement Date and shall be calculated at a rate which is the fixed annual rent on a fair market rental value basis for the First Offer Space based upon the criteria set forth in Subsection (5) of this Section 56.05 determined as of the day immediately preceding the First Offer Commencement Date (the “First Offer FMRV”); and

(2) Tenant’s Share, as defined in Article 32 of the Lease and the Percentage, as defined in Article 49 of the Lease, each shall be amended and increased commencing as of the First Offer Commencement Date to reflect the addition to Premises of the First Offer Space; and

(3) the First Offer Space shall be delivered to and accepted by Named Tenant in its then existing condition, vacant and free of occupancies, but otherwise “as-is”, and Landlord shall not be obligated to perform any work or provide any contribution to Named Tenant in order to prepare the First Offer Space for Named Tenant’s occupancy.

56.05 (1) In the event that Named Tenant properly and timely exercises its rights hereunder, then within ten (10) days following the First Offer Notice, Landlord and Named Tenant shall commence negotiations in good faith to attempt to agree upon the First Offer FMRV. If Landlord and Named Tenant cannot reach agreement within such ten (10) day period, Landlord’s Broker shall be selected by Landlord and Named Tenant’s Broker shall be selected by Named Tenant who shall confer promptly after their selection by Landlord and Named Tenant and shall exercise good faith efforts to attempt to agree upon the First Offer FMRV. If Landlord’s Broker and Named Tenant’s Broker cannot reach agreement within thirty (30) days of their selection then, within twenty (20) days thereafter, they shall designate an Independent Broker. Upon failure of Landlord’s Broker and Named Tenant’s Broker timely to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by the President of the Real Estate Board of New York, Inc., or the successor thereto, upon ten (10) days notice. Within ten (10) days after such appointment, Landlord’s Broker shall submit Landlord’s Broker’s Letter and Named Tenant’s Broker shall submit Named Tenant’s Broker’s Letter, with a copy to Landlord and Named Tenant, as the case may be, setting forth such broker’s estimate of the First Offer FMRV and the rationale used in determining it.

(4) The Independent Broker shall conduct such investigations and hearings as he or she may deem appropriate and shall, within forty-five (45) days after the date of his or her appointment, choose either the estimate set forth in Landlord’s Broker’s Letter or the estimate set forth in Named Tenant’s Broker’s Letter to be the First Offer FMRV and such choice shall be binding upon Landlord and Named Tenant. Landlord and Named Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Named Tenant.

(5) If the First Offer Commencement Date occurs prior to a determination of the First Offer FMRV for the First Offer Space, then the amount to be paid by Named Tenant on account of Fixed Annual Rent until such determination has been made shall be at a rate per annum which is the rate at which Fixed Annual Rent was last payable for the Premises. After the Fixed Annual Rent for the First Offer Space has been determined as aforesaid, any amounts theretofore paid by Named Tenant to Landlord on account of Fixed Annual Rent in excess of the amount as finally determined shall be credited by Landlord against the next ensuing monthly installment of Fixed Annual Rent payable by Named Tenant to Landlord.

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(6) Promptly after the Fixed Annual Rent for the First Offer Space has been determined, Landlord and Named Tenant shall execute, acknowledge and deliver an agreement setting forth the Fixed Annual Rent for such First Offer Space, as finally determined, provided that the failure of the parties to do so shall not affect their respective rights and obligations hereunder.

(7) The First Offer FMRV shall be the fair market rental value, as of the day preceding such First Offer Space Commencement Date, of space comparable to the First Offer Space in midtown Manhattan.

56.06 Notwithstanding anything to the contrary contained in this Article, (i) Landlord shall have the right, in its sole discretion, to waive the conditions set forth in this Article without thereby waiving any default by Named Tenant, in which event the First Offer Space shall be added to the Premises in accordance with the provisions of this Article, and (ii) Landlord shall be entitled to all of the remedies provided by this Lease, at law and in equity with respect to any such default by Named Tenant.

56.07 In the event Named Tenant duly and properly exercises its rights under this Article, the parties shall immediately be bound thereby without the execution of an amendment to the Lease; however, at the request of either party, the parties shall promptly execute and deliver a written amendment to the Lease reflecting the addition of the First Offer Space to the Premises, the term with respect thereto, the increase of Fixed Annual Rent, the increase of Tenant’s Share, the Percentage and other modifications as provided above, applicable to the First Offer Space. Except for such changes, the provisions of the Lease shall apply and are hereby ratified and confirmed with respect to the First Offer Space added to the Premises.

k. Cancellation Right. Effective as of the Additional Space Commencement Date, with respect to the Additional Space only the following shall be added to the Lease as Article 51.02:

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“51.02 Tenant shall have the one-time right to cancel this Lease as to the Additional Space (Tenant’s “Additional Space Cancellation Right”), effective as of April 30, 2017, provided that: (i) Tenant delivers to Landlord no less than three hundred sixty-five (365) days prior notice of its election to exercise its Additional Space Cancellation Right (the “Additional Space Cancellation Notice”); and (ii) Tenant delivers to Landlord simultaneously with its Additional Space Cancellation Notice, a cancellation fee (in addition to the cancellation fee with respect to Tenant’s cancellation of the Existing Premises, if Tenant also makes such election with respect to the Existing Premises) in an amount equal to the sum of four (4) monthly installments of Fixed Annual Rent at the rate then payable by Tenant under this Lease for the Additional Space at the time of Tenant’s delivery of the Additional Space Cancellation Notice (the “Additional Space Cancellation Fee”); and (iii) Tenant is not in monetary or material non- monetary default under this Lease after notice and the expiration of any applicable cure periods contained herein, both on the date on which the Additional Space Cancellation Notice is received by Landlord and upon the effective date of cancellation, as set forth in the Additional Space Cancellation Notice (the “Additional Space Cancellation Date”) (in which event Tenant’s rights under this Article shall be suspended until the earlier of (x) Tenant’s timely and full cure of the default alleged in any such notice, at which time Tenant’s rights hereunder shall be reinstated, and (y) the expiration of Tenant’s time in which to cure any such default, at which time Tenant’s rights hereunder shall be extinguished and any Additional Space Cancellation Fee previously paid to Landlord by Tenant shall be promptly returned to Tenant less any and all amounts applied or incurred by Landlord pursuant to this Lease in order to cure Tenant’s default under this Lease which resulted in the extinguishing of Tenant’s rights hereunder); and (iv) Tenant surrenders the Additional Space to Landlord on or prior to the Additional Space Cancellation Date in good order and condition (reasonable wear and tear and damage by fire or other casualty excepted), vacant and broom clean, free of all personal property, occupancies and encumbrances and otherwise in the condition required hereunder as if the Additional Space Cancellation Date were the Expiration Date. Landlord shall have the right, in its sole discretion, to waive any or all of the foregoing conditions to Tenant’s exercise of the Additional Space Cancellation Right. Notwithstanding Tenant’s exercise of the Additional Space Cancellation Right in accordance with the terms of this Article, the provisions of Articles 20 (‘indemnity”) and 40 (“Brokers”) of the Lease, in addition to all Articles hereof which, by their terms, state that they shall survive the expiration or sooner termination of this Lease, shall survive Tenant’s cancellation of this Lease as to the Additional Space pursuant to this Article. Notwithstanding anything to the contrary contained herein, in the event Tenant properly and timely exercises Tenant’s Cancellation Right with respect to the Existing Premises under Article 51.01 of the Lease, Tenant shall also properly and timely exercise Tenant’s Additional Space Cancellation Right pursuant to and in accordance with this Article 51.02, it being agreed and understood that in no event shall Tenant be permitted to cancel this Lease as to the Existing Premises unless this Lease is also cancelled as to the Additional Space pursuant to and in accordance with this Article 51.02.”

1. Effective as of the date that a fully executed counterpart of this Agreement is delivered by Landlord to Tenant, the following shall be added to the Lease as Article 8.03:

“8.03 Landlord hereby approves, in concept only, subject to Tenant’s compliance with the applicable provisions of this Lease including, without limitation, the provisions of Article 8, and subject to Tenant’s compliance with all applicable laws, ordinances, directions, rules and regulations of governmental and quasi-governmental authorities having jurisdiction, Tenant’s performance, at Tenant’s sole cost and expense, of certain core drilling work between the 16th and 17th floors of the Building for the sole and exclusive purpose of connecting customary telecom wiring from the Existing Premises to the Additional Space, which core drilling work may be performed during the period set forth in section 6(e) of this Agreement.”

6. Condition of the Additional Space.

a. Tenant acknowledges and agrees that Tenant has inspected the Additional Space, is fully familiar with the physical condition thereof and agrees to accept possession of the Additional Space in its then “as-is” condition as of the Additional Space Commencement Date, subject to Landlord’s performance and substantial completion, at Landlord’s expense, and in a building standard manner using building standard materials in all instances unless expressly specified otherwise, of the work set forth on the schedule annexed hereto and made a part hereof as Exhibit C (“Landlord’s Work”). Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Additional Space in order to make it suitable and ready for occupancy and use by Tenant, other than Landlord’s Work and Tenant’s Improvements (as defined in Paragraph 7a, below). The performance by Landlord of Landlord’s Work is expressly conditioned upon compliance by Tenant with all the terms and conditions of this Agreement and the Lease.

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b. Any changes in or additions to Landlord’s Work which shall be consented to by Landlord as provided in the Lease, and further changes in or additions to the Additional Space after Landlord’s Work has been completed, if consented to and performed by Landlord or its agents at Tenant’s request, shall be paid for by Tenant promptly when billed at cost plus 1 1/4% for insurance, 10% for overhead and 10% for general conditions, and in the event of the failure of Tenant so to pay for said changes or additions then Landlord, at its option, may consider the cost thereof, plus the above percentages, as Additional Rent payable by Tenant and collectible as such hereunder.

c. If Landlord’s Work is not substantially completed and is delayed by acts, omissions or changes made or requested by Tenant, its agents, designers, architects or any other party acting or apparently acting on Tenant’s behalf, then Tenant shall pay as hereinbefore provided Fixed Annual Rent and Additional Rent on a per diem basis for each day of delay of Landlord’s substantial completion caused by Tenant or any of the aforementioned parties.

d. Landlord’s Work shall be deemed to be “Substantially Completed” at such time as Landlord’s Work has been completed and the Additional Space may be lawfully occupied by Tenant for the permitted use under the Lease notwithstanding that minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided, that said “Punch List Items” shall be completed by Landlord within a reasonable time thereafter.

e. Notwithstanding anything to the contrary contained herein, within ten (10) days following delivery of Landlord’s notice (which may be delivered verbally or by email) to Tenant that the walls and ceilings in the Additional Space are open, Tenant shall be permitted to gain access to the Additional Space for the sole and exclusive purpose of installing customary telephone or computer wiring therein to serve the Additional Space and to perform the core drilling work referenced in Section 8.03 of the Lease (as modified by this Agreement), provided and on condition that (i) at all times Tenant complies fully with, and such access shall be governed by and subject to, all terms, covenants and conditions of the Lease, except that notwithstanding the access to the Additional Space afforded Tenant pursuant to this paragraph, Tenant shall not be responsible for the payment of Fixed Annual Rent or Additional Rent to Landlord with respect to the Additional Space until the earlier of: (a) the Additional Space Commencement Date, or (b) the date upon which Tenant or anyone claiming through Tenant first occupies the Additional Space for the conduct of business therein; and (ii) Tenant hereby indemnifies and agrees to defend and hold Landlord, its directors, officers, partners, members, employees, agents and representatives harmless from and against any claims, costs, expenses, damages and liabilities whatsoever arising out of Tenant’s access to or presence at the Additional Space in connection with the access afforded Tenant pursuant to this paragraph; and (iii) Tenant shall repair promptly, at Tenant’s sole cost and expense, in a good and workmanlike manner, using materials of a quality equal or superior to those which were damaged, and in accordance with the requirements of the Lease, any and all damage to the Additional Space or the Building arising out of Tenant’s access to or presence at the Additional Space in connection with the access afforded Tenant pursuant to this paragraph; and (iv) in the event that the presence of Tenant, or anyone claiming through Tenant, their respective agents, representatives or servants in the Additional Space in connection with the access afforded Tenant pursuant to this paragraph delays Landlord’s performance or completion of Landlord’s Work and/or Tenant’s Improvements, then Landlord’s time in which to Substantially Complete and thereafter complete such work shall be extended one (1) day for each day of such delay and Tenant’s obligations to commence payment of Fixed Annual Rent and Additional Rent (and the commencement of any credits or abatements of rent to which Tenant may be otherwise entitled at the Additional Space Commencement Date) shall not be delayed as a result thereof; and (v) any conflicts in staging or scheduling between (aa) Tenant’s wiring and/or core drilling work as permitted hereunder and (bb) Landlord’s performance or Substantial Completion of Landlord’s Work and Tenant’s Improvements as contemplated above, shall be resolved in each instance in favor of Landlord’s Work and Tenant’s Improvements. Notwithstanding anything to the contrary contained herein, Tenant’s mere presence in the Additional Space pursuant to this paragraph shall not be deemed Tenant’s acceptance of possession of the Additional Space for the purposes of establishing the Additional Space Commencement Date.

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f. Notwithstanding anything to the contrary contained herein, within ten (10) days prior to the Additional Space Commencement Date, upon reasonable prior notice to Landlord, Tenant shall be permitted to gain access to the Additional Space for the sole and exclusive purpose of installing customary telephone or computer wiring covers on the partitions and walls in the Additional Space, provided and on condition that (i) at all times Tenant complies fully with, and such access shall be governed by and subject to, all terms, covenants and conditions of the Lease, except that notwithstanding the access to the Additional Space afforded Tenant pursuant to this paragraph, Tenant shall not be responsible for the payment of Fixed Annual Rent or Additional Rent to Landlord with respect to the Additional Space until the earlier of: (a) the Additional Space Commencement Date, or (b) the date upon which Tenant or anyone claiming through Tenant first occupies the Additional Space for the conduct of business therein; and (ii) Tenant hereby indemnifies and agrees to defend and hold Landlord, its directors, officers, partners, members, employees, agents and representatives harmless from and against any claims, costs, expenses, damages and liabilities whatsoever arising out of Tenant’s access to or presence at the Additional Space in connection with the access afforded Tenant pursuant to this paragraph; and (iii) Tenant shall repair promptly, at Tenant’s sole cost and expense, in a good and workmanlike manner, using materials of a quality equal or superior to those which were damaged, and in accordance with the requirements of the Lease, any and all damage to the Additional Space or the Building arising out of Tenant’s access to or presence at the Additional Space in connection with the access afforded Tenant pursuant to this paragraph; and (iv) in the event that the presence of Tenant, or anyone claiming through Tenant, their respective agents, representatives or servants in the Additional Space in connection with the access afforded Tenant pursuant to this paragraph delays Landlord’s performance or completion of Landlord’s Work and/or Tenant’s Improvements, then Landlord’s time in which to Substantially Complete and thereafter complete such work shall be extended one (1) day for each day of such delay and Tenant’s obligations to commence payment of Fixed Annual Rent and Additional Rent (and the commencement of any credits or abatements of rent to which Tenant may be otherwise entitled at the Additional Space Commencement Date) shall not be delayed as a result thereof; and (v) any conflicts in staging or scheduling between (aa) Tenant’s work as permitted hereunder and (bb) Landlord’s performance or Substantial Completion of Landlord’s Work and Tenant’s Improvements as contemplated above, shall be resolved in each instance in favor of Landlord’s Work and Tenant’s Improvements. Notwithstanding anything to the contrary contained herein, Tenant’s mere presence in the Additional Space pursuant to this paragraph shall not be deemed Tenant’s acceptance of possession of the Additional Space for the purposes of establishing the Additional Space Commencement Date.

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7. Tenant’s Improvements

a. Landlord shall perform, at Tenant’s sole cost and expense, and in a building standard manner using building standard materials in all instances unless expressly specified otherwise, the work set forth on the schedule annexed hereto and made a part hereof as Exhibit D (“Tenant’s Improvements”). Tenant shall pay any and all costs for Tenant’s Improvements, including, without limitation, all labor, materials and/or expenses for filing fees, plan reproduction costs and expeditor fees, which shall be paid by Tenant, as Additional Rent, within five (5) days of rendition of any bill or statement therefor

b. Any changes in or additions to Tenant’s Improvements which shall be consented to by Landlord as provided in the Lease, and further changes in or additions to the Additional Space after Tenant’s Improvements have been completed, if consented to and performed by Landlord, its agents or anyone on Tenant’s behalf, shall be paid for by Tenant promptly when billed at cost plus 1 1/4% for insurance, 10% for overhead and 10% for general conditions, and in the event of the failure of Tenant so to pay for said changes or additions then Landlord, at its option, may consider the cost thereof, plus the above percentages, as Additional Rent payable by Tenant and collectible as such under the Lease.

c. If Tenant’s Improvements are not substantially completed and are delayed by acts, omissions or changes made or requested by Tenant, its agents, designers, architects or any other party acting or apparently acting on Tenant’s behalf, then Tenant shall pay as hereinbefore provided Fixed Annual Rent and Additional Rent on a per diem basis for each day of delay of Landlord’s substantial completion caused by Tenant or any of the aforementioned parties.

d. Tenant’s Improvements shall be deemed to be “Substantially Completed” at such time as Tenant’s Improvements have been completed and the Additional Space may be lawfully occupied by Tenant for the permitted use under the Lease notwithstanding that minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided, that said “Punch List Items” shall be completed by Landlord within a reasonable time thereafter.

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e. Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that at Tenant’s request Landlord may be performing Tenant’s Improvements or portions thereof on normal business days during normal business hours during Tenant’s occupancy of the Additional Space, and that while Landlord agrees to use commercially reasonable efforts to minimize interference with Tenant’s permitted use of the Additional Premises, in no event shall Landlord be obligated to employ contractors or laborers at overtime or premium pay rates in order to do so, and in no event shall any such inconvenience to Tenant or anyone claiming by, through or under Tenant, as a result thereof, constitute an actual or constructive eviction, entitle Tenant to any right of set-off, credit or abatement, or entitle Tenant to any right to terminate the Lease.

8. Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

9. Entire Agreement.

The Lease, as modified by this Agreement, represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by a written agreement executed by all parties hereto. All prior understandings or agreements between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Premises or any matter or thing affecting or relating to the Premises except as specifically set forth in this Agreement. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up,” representation, agreement or information pertaining to the Premises or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

10. Effectiveness.

Landlord and Tenant agree that this Agreement is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until: (i) Tenant has duly executed and delivered duplicate originals hereof to Landlord; and (ii) Landlord has executed and delivered one of said originals to Tenant.

11. Ratification.

Except as specifically modified herein, all other terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

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12. No Brokers/Indemnification.

a. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than SL Green Leasing LLC and Cushman & Wakefield, Inc. (collectively, the “Brokers”) and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (other than the Brokers) with respect to this Agreement or the negotiation thereof.

b. Landlord covenants, represents and warrants that Landlord has had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than the Brokers, and Landlord covenants and agrees to defend, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent, other than Brokers, with whom Landlord has dealt with respect to this Agreement or the negotiation thereof. Landlord agrees to pay any commissions due the Brokers in connection with this Agreement, pursuant to a separate agreement(s).

13. Miscellaneous.

A. The captions in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

B. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

C. Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

D. If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the date first above written.

LANDLORD:	SLG TOWER 45 LLC, as Landlord

	By:	/s/ Steven M. Durels
Name: Steven M. Durels
		Title:	Executive Vice President,
Director of Leasing and Real Property

Witness:

By:	/s/ Monica Perez
Name: Monica Perez
Admin. Asst.

TENANT:	SCHRÖDINGER, INC., as Tenant

	By:	/s/ Ramy Farid
Name: Ramy Farid
Title: President

Witness:

By:	/s/ Yvonne K. Tran
Name: Yvonne K. Tran
General Counsel
Schrödinger, Inc.

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EXHIBIT A

Floor Plan of the Additional Space

(See Attached)

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EXHIBIT B

ADDITIONAL SPACE FIXED ANNUAL RENT SCHEDULE

Period	Fixed Annual Rent	Monthly Installment
from the Additional Space Rent Commencement Date through & including the day immediately preceding the fifth (5th) anniversary thereof;	$247,590.00	$20,632.50
from the fifth (5th) anniversary of the Additional Space Rent Commencement Date through and including the Expiration Date.	$270,515.00	$22,542.92

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EXHIBIT C

Landlord’s Work

Landlord shall perform the following, which shall constitute Landlord’s Work, subject to and in accordance with the terms, covenants and conditions of this Agreement and the Lease.

1.	reconfigure the Additional Space in accordance with the attached plan. (See 4 pages attached hereto).

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EXHIBIT D

Tenant’s Improvements

Landlord shall perform the following, which shall constitute Tenant’s Improvements subject to and in accordance with the terms, covenants and conditions of this Agreement and the Lease.

1.	Perform work to the Additional Space in accordance with the attached plan. (See 3 pages attached hereto).

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Exhibit D (page 1 of 3)

POWER/TEL. PLAN LEGEND

- RECESSED WALL-MTD DUPLEX OUTLET BOX AND STUB-UP
- RECESSED WALL-MTD QUAD OUTLET BOX AND STUB-UP
- RECESSED WALL-MOUNTED 20 AMP OUTLET BOX AND STUB-UP ON SEPARATE CIRCUIT. REFER TO ENGINEERING DRAWINGS FOR DETAILS
- RECESSED OUTLET BOX AND STUB-UP FOR V/D COMBINATION
- CORE DRILL FOR HARDWIRE CONNECTION TO (1) QUAD OUTLET & (1) VOICE/DATA STUB UP AT TABLE TOP.

E ROOM
OFFICE
OFFICE
OFFICE
OFFICE
PANTRY
OFFICE
OFFICE
RECEPTION
OFFICE
OFFICE
CONF. RM.
7TH AVENUE
DN
OFFICE
OFFICE

– ALL DIMENSIONS AND CONDITIONS ARE –
APPROXIMATE AND SUBJECT TO FIELD VERIFICATION

SL GREEN REALTY CORP

SL GREEN REALTY CORP.
120 WEST 45TH STREET
SUITE 1600A

MARCH 14, 2011 LE-05

LOFFREDO BROOKS ARCHITECTS P.C.
119 WEST 22ND STREET - 4TH FLOOR
NEW YORK CITY, NEW YORK 10001
TEL 212.679.7129 FAX 212.725.8914
E-MAIL INFO@LBARCH.COM

Exhibit D (page 2 of 3)

F&I MAGNETIC LOCK TIED TO CLASS 'E' SYSTEM (FAIL SAFE). PROVIDE BACK-BOX AND STUB UP INSIDE STAIRWELL FOR INSTALLATION OF CARD READER BY TENANT.
F&I ELECTRIC LOCKSET TIED TO CLASS 'E' SYSTEM (FAIL SAFE). PROVIDE BACK-BOX AND STUB UP FOR INSTALLATION OF CARD READER BY TENANT.
UP
DN

– ALL DIMENSIONS AND CONDITIONS ARE –
APPROXIMATE AND SUBJECT TO FIELD VERIFICATION

SCALE: NTS

SL GREEN REALTY CORP.

SL GREEN REALTY CORP.
120 WEST 45TH STREET
16th FLOOR

MARCH 8, 2011

LE-07

LOFFREDO BROOKS ARCHITECTS P.C.
118 WEST 22ND STREET - 4TH FLOOR
NEW YORK CITY, NEW YORK 10001
TEL 212.679.7729 FAX 212.725.8914
E.MAIL INFO@LBARCH.COM

Exhibit D (Page 3 of 3)

F&I MAGNETIC LOCK TIED TO CLASS 'E' SYSTEM (FAIL SAFE). PROVIDE BACK-BOX AND STUB UP INSIDE STAIRWELL FOR INSTALLATION OF CARD READER BY TENANT.
UP
DN

– ALL DIMENSIONS AND CONDITIONS ARE –
APPROXIMATE AND SUBJECT TO FIELD VERIFICATION

SCALE: NTS

SL GREEN REALTY CORP.	SL GREEN REALTY CORP. 120 WEST 45TH STREET 17th FLOOR FEBRUARY 17, 2011 LE-06	LB ARCHITECTS LOFFREDO BROOKS ARCHITECTS P.C. 118 WEST 22ND STREET - 4TH FLOOR NEW YORK CITY, NEW YORK 10001 TEL 212.679.7729 FAX 212.725.8914 E.MAIL INFO@LBARCH.COM

SECOND LEASE MODIFICATION AND ADDITIONAL SPACE AGREEMENT

SECOND LEASE MODIFICATION AND ADDITIONAL SPACE AGREEMENT (this “Agreement”) dated as of August 12, 2013 by and between SLG TOWER 45 LLC, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York (hereinafter referred to as “Landlord”) and SCHRÖDINGER, INC., a Delaware corporation having an office at 120 West 45th Street, 17th floor, New York, New York 10036 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant (which the parties agree was erroneously referenced as Schrödinger, Inc. in the Lease, as hereinafter defined) entered into that certain lease agreement dated as of July 8, 2009 (the “Original Lease”) covering certain premises located on and comprising the entire rentable portion of the seventeenth (17th) floor (the “Original Premises”) as more particularly described in said Lease in the building known as and located at 120 West 45th Street, New York, New York (the “Building”), for a term set to expire on January 31, 2020 (the “Expiration Date”), which Original Lease was thereafter modified by that certain lease modification and additional space agreement, dated as of April 7, 2011 (the “First Modification”), wherein, inter alia. Tenant added to the Original Premises that certain space on the sixteenth (16th) floor (the “First Additional Space”), of the Building, under the terms and conditions contained in the Original Lease as modified by the First Modification; (the Original Premises and First Additional Space, hereinafter referred to collectively as the “Existing Premises”); (said Original Lease, as so modified by the First Modification, hereinafter referred to collectively as the “Lease”), under the terms and conditions contained therein; and

WHEREAS, Tenant wishes to add to the Existing Premises the entire rentable portion of the eighth (8th) floor in the Building, approximately as indicated by hatch marks on the location plan attached hereto and made a part hereof as Exhibit A (the “Second Additional Space”), for a term to commence on the earlier of (i) the date upon which Landlord’s Work (as defined in Paragraph 6a, below) shall be Substantially Completed (as hereinafter defined) (but in no event earlier than August 1, 2013); and (ii) the date upon which Tenant or anyone claiming by, under or through Tenant shall occupy or otherwise accept possession of the Second Additional Space (the “Second Additional Space Commencement Date”) and to expire on the Expiration Date (the Existing Premises and the Second Additional Space being hereinafter sometimes collectively referred to as the “Premises”); and

WHEREAS, subject to and in accordance with the terms, covenants and conditions of this Agreement, Landlord has agreed to permit Tenant to add the Second Additional Space to the Existing Premises; and

WHEREAS, Landlord and Tenant wish to modify the Lease as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Second Additional Space.

The Second Additional Space is hereby added to the Existing Premises effective as of the Second Additional Space Commencement Date under all of the terms, covenants and conditions of the Lease, except to the extent expressly modified herein, for a term commencing on the Second Additional Space Commencement Date and ending on the Expiration Date or on such earlier date upon which the Term shall expire, be canceled or terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.

2. Fixed Base Rent for the Second Additional Space.

a. Effective as of the Second Additional Space Commencement Date, with respect to the Second Additional Space only, the Lease shall be amended to provide that in addition to Tenant’s obligation to pay Fixed Annual Rent for the Existing Premises, Tenant shall also pay Fixed Annual Rent with respect to the Second Additional Space (hereinafter, sometimes “Second Additional Space Fixed Annual Rent”) at the rates set forth in the schedule annexed hereto and made a part hereof as Exhibit B.

b. Subject to the provisions hereof, if and so long as Tenant is not in monetary or material non-monetary default under the Lease after notice, (in which event Tenant’s rights under this Article shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated): (1) the first seven (7) monthly installments of Fixed Annual Rent (without electricity) accruing under the Lease with respect to the Second Additional Space only shall be abated by the sum of $37,848.75 per month; and (ii) the first ten (10) days of the eighth (8th) monthly installment of Fixed Annual Rent (without electricity) accruing under the Lease with respect to the Second Additional Space only shall be abated by the sum of $1,244.34 per day, (for a total abatement of $277,384.67). The day immediately following the application of all abatements to which Tenant is entitled pursuant to the provisions of this Subsection b shall hereinafter be referred to as the “Second Additional Space Rent Commencement Date”; and (2) Tenant may elect to convert up to two (2) monthly installments of the abated Fixed Annual Rent referenced in this Subsection 2b (the amount set forth in Tenant’s Abatement Relinquishment Notice (as hereinafter defined) is hereinafter the “Relinquished Abatement”) and have Landlord add the Relinquished Abatement to Landlord’s Contribution referenced in Subsection 7b, below, by delivering written notice of such election to Landlord on or prior to the one hundred twentieth (120th) day following the Second Additional Space Commencement Date (“Tenant’s Abatement Relinquishment Notice”). Time is of the essence with respect to the giving of the Tenant’s Abatement Relinquishment Notice. In the event that Tenant timely and properly delivers Tenant’s Abatement Relinquishment Notice to Landlord, and Tenant is eligible to do so pursuant to the above provisions of this Subsection 2b, the abated Fixed Annual Rent referenced in this Subsection 2b shall be reduced by the Relinquished Abatement and, except as otherwise expressly set forth in this Agreement, Tenant shall have no further claim to the Relinquished Abatement, or to any credit, set-off or further abatement, or to terminate the Lease on account thereof, and Landlord’s Contribution referenced in Subsection 7b, below, shall be increased and thereafter deemed to include the Relinquished Abatement, which shall be subject to all applicable provisions of Section 7 of this Agreement.

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3. Real Estate Tax Escalations.

Effective as of the Second Additional Space Commencement Date, with respect to the Second Additional Space only:

a. For purposes of Article 32.01(a) of the Lease, the reference at line two (2) thereof to “12,919” is hereby replaced with “10,093”.

b. For purposes of Article 32.01(b)(i) of the Lease, the reference at line two (2) thereof to “two and ninety-five hundredths percent (2.95%)” is hereby replaced with “two and twenty-nine hundredths percent (2.29%)”.

c. For purposes of Article 32.01(b)(iii) of the Lease the “Base Tax Year” shall mean the average of the Real Estate Taxes payable for: (x) the New York City real estate fiscal tax year commencing on July 1, 2013 through June 30, 2014, and (y) the New York City real estate tax year commencing on July 1, 2014 through June 30, 2015”.

4. Operating Expense Escalations.

Effective as of the Second Additional Space Commencement Date, with respect to the Second Additional Space only:

a. For purposes of Article 49.02(i) of the Lease, the reference at line two (2) thereof to “2010” is hereby replaced with “2014”.

b. For purposes of Article 49.02(i) of the Lease, the reference at line four (4) thereof to “2008, 2009 and 2010” is hereby replaced with “2012, 2013 and 2014”.

c. For purposes of Article 49.02(ii) of the Lease, the reference at line two (2) thereof to “three and five hundredths (3.05%) percent” is hereby replaced with “two and thirty-seven hundredths (2.37%) percent”.

d. For purposes of Article 49.02(ii) of the Lease, the reference at line seven (7) thereof to “12,919” is hereby replaced with “10,093”.

e. For purposes of Article 49.02(iv) of the Lease, the reference at line four (4) thereof to “January 1, 2011” is hereby replaced with “January 1, 2015”.

5. Miscellaneous Lease Modifications.

a. Additional Security. Upon execution of this Agreement, Tenant shall deposit with Landlord the sum of $264,941.25 (the “Additional Security”) which shall be held by Landlord in addition to the $444,262.00 of Security presently held by Landlord as additional security for the performance of Tenant’s obligations accruing under the Lease, as modified by this Agreement. The Additional Security shall be held and applied by Landlord in accordance with the provisions of Article 31 of the Lease; provided, however, the provisions of Article 31.02 shall not apply to the Additional Security and the Additional Security shall not be subject to any reduction as provided for therein with respect to the Security originally posted by Tenant thereunder.

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b. Electricity. Electricity shall be supplied to the Second Additional Space in accordance with and subject to the provisions of Article 41 of the Lease.

c. Freight Elevator. Effective as of the Second Additional Space Commencement Date, Article 30.01 B of the Lease is hereby deleted in its entirety and replaced with the following: “Tenant may use one (1) freight elevator car free of charge on an “after hours” basis solely in connection with its construction and furnishing of and initial move into the Second Additional Space, provided that (a) such use does not exceed one hundred (100) hours in the aggregate (provided that if such usage exceeds one hundred (100) hours in the aggregate. Tenant shall pay to Landlord, as Additional Rent within five (5) days after demand, an amount equal to the standard freight charges of the Building for such excess usage); (b) Tenant reserves said freight elevator car upon at least twenty-four (24) hours notice; and (c) Tenant’s use of said freight elevator in connection with Tenant’s initial move into the Second Additional Space is completed within ninety (90) days following the Second Additional Space Commencement Date.”

d. Air Conditioning. Effective as of the Second Additional Space Commencement Date, with respect to the Second Additional Space only the following shall be added to the Lease as Articles 35.05, 35.06, 35.07 and 35.08:

“35.05 Landlord hereby approves, in concept only, subject to Tenant’s compliance with the applicable provisions of this Lease including, without limitation, the provisions of this Article 35 and of Article 8, Tenant’s installation, at Tenant’s sole cost and expense, of a supplemental air conditioning unit to service the Second Additional Space (the “Second Additional Space Supplemental System”). Tenant shall pay for all electricity consumed in the operation of the Second Additional Space Supplemental System (and/or water, gas and steam) for the production of chilled and/or condenser water and its supply to the Second Additional Space, if applicable, which shall become the obligation of Tenant subject to the terms of Article 41 of this Lease. Tenant shall pay for all parts and supplies necessary for the proper operation of the Second Additional Space Supplemental System (and any restoration or replacement by Tenant of all or any part thereof shall be in quality and class at least equal to the original work or installations); provided, however, that Tenant shall not alter, modify, remove or replace the Second Additional Space Supplemental System, or any part thereof, without Landlord’s prior written consent.

35.06 Without limiting the generality of the foregoing, Tenant shall, at its own cost and expense, (a) cause to be performed all maintenance of the Second Additional Space Supplemental System, including all repairs and replacements thereto, and (b) commencing as of the date upon which Tenant shall first occupy the Second Additional Space for the conduct of its business, and thereafter throughout the Term of the Lease, maintain in force and provide a copy of same to Landlord an air conditioning service repair and full service maintenance contract covering the Second Additional Space Supplemental System in form reasonably satisfactory to Landlord with an air conditioning contractor or servicing organization approved by Landlord. All such contracts shall provide for the thorough overhauling of the Second Additional Space Supplemental System at least once each year during the Term of this Lease and shall expressly state that (i) it shall be an automatically renewing contract terminable upon not less than thirty (30) days prior written notice to Landlord (sent by certified mail, return receipt requested) and (ii) the contractor providing such service shall maintain a log at the Second Additional Space detailing the service provided to the Second Additional Space Supplemental System during each visit pursuant to such contract. Tenant shall keep such log at the Second Additional Space and permit Landlord to review same promptly after Landlord’s request. The Second Additional Space Supplemental System is and shall at all times remain the property of Landlord, and at the expiration or sooner termination of the Lease, Tenant shall surrender to Landlord the Second Additional Space Supplemental System in good working order and condition, subject to normal wear and tear and shall deliver to Landlord a copy of the service log. In the event that Tenant fails to obtain the contract required herein or perform any of the maintenance or repairs required hereunder, Landlord shall have the right, but not the obligation, to procure such contract and/or perform any such work and charge Tenant as Additional Rent hereunder the cost of same plus an administrative fee equal to five (5%) percent of such cost which shall be paid for by Tenant on demand.

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35.07 If and so long as Tenant is not in default of this Lease after notice and the expiration of any cure period contained herein then, upon Tenant’s election, Landlord shall make available to Tenant up to ten (10) tons of condenser water for use by Tenant in the Second Additional Space in connection with the operation by Tenant of the Second Additional Space Supplemental System (the “Condenser Water”), provided that Tenant elects to have Landlord supply such Condenser Water by notice (“Tenant’s Condenser Water Notice”) given to Landlord as part and parcel of Tenant’s Second Additional Space Alteration Work (as hereinafter defined) as reflected in Tenant’s Plans (as defined in Article 7 of this Agreement, below), or no later than the second (2nd) anniversary of the Second Additional Space Commencement Date, which Tenant’s Condenser Water Notice shall set forth the tonnage of Condenser Water requested by Tenant. In the event that Tenant shall fail to provide Landlord with Tenant’s Condenser Water Notice in a timely manner or in the event that Tenant’s Condenser Water Notice shall request, or Tenant shall use, less than the full ten (10) tons referred to above for more than twenty-four (24) consecutive months during the Term, then Tenant’s access to Condenser Water shall be limited to that lesser amount so requested and used by Tenant, and Tenant’s access to any additional Condenser Water shall be subject to availability on a first-come/first-served basis.

35.08 Tenant shall pay to Landlord as Additional Rent hereunder the following charges (plus sales tax, if applicable) in consideration of Landlord’s agreement to make available to Tenant Condenser Water hereunder, commencing as of the date upon which Tenant gives Tenant’s Condenser Water Notice to Landlord, an annual charge of $900.00 per ton of Condenser Water (the “Annual Condenser Water Charge”) for the tonnage requested, subject to increase as provided for herein. Except as otherwise provided for herein, all sums payable under this Article shall be deemed to be Additional Rent and shall be paid by Tenant within twenty (20) days after demand. Commencing as of the first (1st) anniversary of the Second Additional Space Rent Commencement Date and on each anniversary of the Second Additional Space Rent Commencement Date thereafter during the Term and any extensions or renewals thereof, the Annual Condenser Water Charge shall be increased to an amount equal to the product obtained by multiplying: (x) the Annual Condenser Water Charge; by (y) a fraction, the numerator of which is the Consumer Price Index, All Items, New York and New Jersey, All Urban Consumers (the “CPI”) for the month before the month in which the Second Additional Space Rent Commencement Date occurred of the subject year, and the denominator of which is the CPI for the month and year in which the Second Additional Space Rent Commencement Date occurred.”

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e. Effective as of the Second Additional Space Commencement Date and throughout the Term (including any Extension Term), Articles 52 and 53 of the Lease shall not applicable with respect to the Second Additional Space.

f. Renewal Option. Effective as of the Second Additional Space Commencement Date, provided that Named Tenant (as defined in Article 50.01 in the Lease and modified by this Agreement) timely and properly exercises the Extension Right (as defined in Article 50.01 in the Lease) as to the Original Premises, then Named Tenant shall also be entitled to exercise the Extension Right as to the Second Additional Space. In the event Named Tenant timely and properly exercises the Extension Right as to the Second Additional Space, same shall be subject to the terms, covenants and conditions of Article 50 of the Lease, and all references therein to the Premises shall include both the Original Premises (or the Existing Premises, as the case may be) and the Second Additional Space. Notwithstanding anything to the contrary contained herein or in the Lease, Named Tenant may exercise the Extension Right as to the Original Premises without exercising the Extension Right as to the Second Additional Space; conversely, Tenant may not exercise the Extension Right as to the Second Additional Space unless Tenant simultaneously and irrevocably exercises the Extension Right as to the Original Premises.

g. Cancellation Right. Effective as of the Second Additional Space Commencement Date, with respect to the Second Additional Space only the following shall be added to the Lease as Article 51.03:

“51.03 Tenant shall have the one-time right to cancel this Lease as to the Second Additional Space (Tenant’s “Second Additional Space Cancellation Right”), effective as of April 30, 2017, provided that: (i) Tenant delivers to Landlord no less than three hundred sixty-five (365) days prior notice of its election to exercise its Second Additional Space Cancellation Right (the “Second Additional Space Cancellation Notice”); and (ii) Tenant delivers to Landlord simultaneously with its Second Additional Space Cancellation Notice, a cancellation fee (in addition to the cancellation fee with respect to Tenant’s cancellation of the Original Premises and/or the cancellation fee with respect to Tenant’s cancellation of the First Additional Space, if Tenant also makes such election with respect to the Original Premises and/or the First Additional Space, as the case may be) in an amount equal to: (x) $286,441.67 representing the unamortized costs incurred by Landlord in connection with the Second Additional Space for improvements, alterations and brokerage commissions, plus (y) the sum of two (2) monthly installments of Fixed Annual Rent at the rate then payable by Tenant under this Lease for the Second Additional Space at the time of Tenant’s delivery of the Second Additional Space Cancellation Notice (the “Second Additional Space Cancellation Fee”); and (iii) Tenant is not in monetary or material non-monetary default under this Lease after notice and the expiration of any applicable cure periods contained therein, both on the date on which the Second Additional Space Cancellation Notice is received by Landlord and upon the effective date of cancellation, as set forth in the Second Additional Space Cancellation Notice (the “Second Additional Space Cancellation Date”) (in which event Tenant’s rights under this Article shall be suspended until the earlier of (x) Tenant’s timely and full cure of the default alleged in any such notice, at which time Tenant’s rights hereunder shall be reinstated, and (y) the expiration of Tenant’s time in which to cure any such default, at which time Tenant’s rights hereunder shall be extinguished and any Second Additional Space Cancellation Fee previously paid to Landlord by Tenant shall be promptly returned to Tenant less any and all amounts applied or incurred by Landlord pursuant to this Lease in order to cure Tenant’s default under this Lease which resulted in the extinguishing of Tenant’s rights hereunder); and (iv) Tenant surrenders the Second Additional Space to Landlord on or prior to the Second Additional Space Cancellation Date in good order and condition (reasonable wear and tear and damage by fire or other casualty excepted), vacant and broom clean, free of all personal property, occupancies and encumbrances and otherwise in the condition required hereunder as if the Second Additional Space Cancellation Date were the Expiration Date. Landlord shall have the right, in its sole discretion, to waive any or all of the foregoing conditions to Tenant’s exercise of the Second Additional Space Cancellation Right. Notwithstanding Tenant’s exercise of the Second Additional Space Cancellation Right in accordance with the terms of this Article, the provisions of Articles 20 (“Indemnity”) and 40 (“Brokers”) of the Lease, in addition to all Articles hereof which, by their terms, state that they shall survive the expiration or sooner termination of this Lease, shall survive Tenant’s cancellation of this Lease as to the Second Additional Space pursuant to this Article. Notwithstanding anything to the contrary contained herein, in the event Tenant properly and timely exercises Tenant’s Cancellation Right with respect to the Original Premises under Article 51.01 of the Lease, and Tenant properly and timely exercises Tenant’s Additional Space Cancellation Right with respect to the First Additional Space under Article 51.02 of the Lease, Tenant shall also properly and timely exercise Tenant’s Second Additional Space Cancellation Right pursuant to and in accordance with this Article 51.03, it being agreed and understood that in no event shall Tenant be permitted to cancel this Lease as to the Existing Premises unless this Lease is also cancelled as to the Second Additional Space pursuant to and in accordance with this Article 51.03, but Tenant may nonetheless retain the Original Premises and cancel the Lease with respect to either or both of the First Additional Space and Second Additional Space.”

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h. Core Drilling. Effective as of the date that a fully executed counterpart of this Agreement is delivered by Landlord to Tenant, the following shall be added to the Lease as Article 8.04:

“8.04 Notwithstanding anything to the contrary contained in the Lease, in the event D.E. Shaw & Co., LP. (“D.E. Shaw”), a tenant in the Building as of the date hereof, fails to permit Tenant access to the dedicated conduit located in the common areas of the eighth (8th) through the seventeenth (17th) floors of the Building to facilitate Tenant’s connection of its customary telecom wiring from the Existing Premises to the Second Additional Space, Tenant shall be permitted to send written notice to Landlord of such failure (“Tenant’s Conduit Access Notice”). Within a reasonable time (but in no event less than thirty (30) days) following Landlord’s receipt of Tenant’s Conduit Access Notice, Landlord, at Landlord’s sole cost and expense, shall: (i) perform certain core drilling work between the eighth (8th) and seventeenth (17th) floors of the Building, and (ii) install a four inch (4”) riser between the eighth (8th) and seventeenth (17th) floors of the Building, so that Tenant can connect its customary telecom wiring from the Existing Premises to the Second Additional Space. In the event D.E. Shaw does so permit Tenant access to the dedicated conduit located in the common areas of the eighth (8th) through the seventeenth (17th) floors of the Building, and the D.E. Shaw lease expires or is sooner terminated prior to the Expiration Date, Landlord shall continue to permit Tenant access to such dedicated conduit located in the common areas of the eighth (8th) through the seventeenth (17th) floors of the Building to facilitate Tenant’s connection of its customary telecom wiring from the Existing Premises to the Second Additional Space.

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6. Condition of the Second Additional Space.

a. Tenant acknowledges and agrees that Tenant has inspected the Second Additional Space, is fully familiar with the physical condition thereof and agrees to accept possession of the Second Additional Space in its then “as-is” condition as of the Second Additional Space Commencement Date, subject to Landlord’s performance and substantial completion, at Landlord’s expense, and in a building standard manner, in compliance with all applicable laws, using building standard materials in all instances unless expressly specified otherwise, of the work set forth on the schedule annexed hereto and made a part hereof as Exhibit C (“Landlord’s Work”). Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Second Additional Space in order to make it suitable and ready for occupancy and use by Tenant, other than Landlord’s Work. The performance by Landlord of Landlord’s Work is expressly conditioned upon compliance by Tenant with all the terms and conditions of this Agreement and the Lease.

b. Any changes in or additions to Landlord’s Work which shall be consented to by Landlord as provided in the Lease, and further changes in or additions to the Second Additional Space after Landlord’s Work has been completed, if consented to and performed by Landlord or its agents at Tenant’s request, shall be paid for by Tenant promptly when billed at cost plus 1 1/4% for insurance, 10% for overhead and 10% for general conditions (provided that if insurance, overhead and/or general conditions are included in the contractor’s price then any such changes in or additions to Landlord’s Work shall be at Landlord’s cost therefor without any such markup), and in the event of the failure of Tenant so to pay for said changes or additions then Landlord, at its option, may consider the cost thereof, plus the above percentages, as Additional Rent payable by Tenant and collectible as such hereunder.

c. If Landlord’s Work is not substantially completed and is delayed by acts, omissions or changes made or requested by Tenant, its agents, designers, architects or any other party acting or apparently acting on Tenant’s behalf, then Tenant shall pay as hereinbefore provided Fixed Annual Rent and Additional Rent with respect to the Second Additional Space on a per diem basis for each day of delay of Landlord’s substantial completion caused by Tenant or any of the aforementioned parties.

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d. Landlord’s Work shall be deemed to be “Substantially Completed” at such time as Landlord’s Work has been completed and the Second Additional Space may be lawfully occupied by Tenant for the permitted use under the Lease notwithstanding that minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided, that said “Punch List Items” shall be completed by Landlord within a reasonable time thereafter.

e. Notwithstanding anything to the contrary contained herein, within ten (10) days following delivery of Landlord’s notice (which may be delivered verbally or by email) to Tenant that the walls and ceilings in the Second Additional Space are open, Tenant shall be permitted to gain access to the Second Additional Space for the sole and exclusive purpose of installing customary telephone or computer wiring therein to serve the Second Additional Space and to perform the core drilling work referenced in Section 8.04 of the Lease (as modified by this Agreement), provided and on condition that (i) at all times Tenant complies fully with, and such access shall be governed by and subject to, all terms, covenants and conditions of the Lease, except that notwithstanding the access to the Second Additional Space afforded Tenant pursuant to this paragraph, Tenant shall not be responsible for the payment of Fixed Annual Rent or Additional Rent to Landlord with respect to the Second Additional Space until the earlier of: (a) the Second Additional Space Commencement Date, or (b) the date upon which Tenant or anyone claiming through Tenant first occupies the Second Additional Space for the conduct of business therein; and (ii) Tenant hereby indemnifies and agrees to defend and hold Landlord, its directors, officers, partners, members, employees, agents and representatives harmless from and against any claims, costs, expenses, damages and liabilities whatsoever arising out of Tenant’s access to or presence at the Second Additional Space in connection with the access afforded Tenant pursuant to this paragraph; and (iii) Tenant shall repair promptly, at Tenant’s sole cost and expense, in a good and workmanlike manner, using materials of a quality equal or superior to those which were damaged, and in accordance with the requirements of the Lease, any and all damage to the Second Additional Space or the Building arising out of Tenant’s access to or presence at the Second Additional Space in connection with the access afforded Tenant pursuant to this paragraph; and (iv) in the event that the presence of Tenant, or anyone claiming through Tenant, their respective agents, representatives or servants in the Second Additional Space in connection with the access afforded Tenant pursuant to this paragraph delays Landlord’s performance or completion of Landlord’s Work, then Landlord’s time in which to Substantially Complete and thereafter complete such work shall be extended one (1) day for each day of such delay and Tenant’s obligations to commence payment of Fixed Annual Rent and Additional Rent (and the commencement of any credits or abatements of rent to which Tenant may be otherwise entitled at the Second Additional Space Commencement Date) shall not be delayed as a result thereof; and (v) any conflicts in staging or scheduling between (aa) Tenant’s wiring and/or core drilling work as permitted hereunder and (bb) Landlord’s performance or Substantial Completion of Landlord’s Work, shall be resolved in each instance in favor of Landlord’s Work. Notwithstanding anything to the contrary contained herein, Tenant’s mere presence in the Second Additional Space pursuant to this paragraph shall not be deemed Tenant’s acceptance of possession of the Second Additional Space for the purposes of establishing the Second Additional Space Commencement Date.

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f. Notwithstanding anything to the contrary contained herein, within ten (10) days prior to the Second Additional Space Commencement Date, upon reasonable prior notice to Landlord, Tenant shall be permitted to gain access to the Second Additional Space for the sole and exclusive purpose of installing customary telephone or computer wiring covers on the partitions and walls in the Second Additional Space, provided and on condition that (i) at all times Tenant complies fully with, and such access shall be governed by and subject to, all terms, covenants and conditions of the Lease, except that notwithstanding the access to the Second Additional Space afforded Tenant pursuant to this paragraph, Tenant shall not be responsible for the payment of Fixed Annual Rent or Additional Rent to Landlord with respect to the Second Additional Space until the earlier of: (a) the Second Additional Space Commencement Date, or (b) the date upon which Tenant or anyone claiming through Tenant first occupies the Second Additional Space for the conduct of business therein; and (ii) Tenant hereby indemnifies and agrees to defend and hold Landlord, its directors, officers, partners, members, employees, agents and representatives harmless from and against any claims, costs, expenses, damages and liabilities whatsoever arising out of Tenant’s access to or presence at the Second Additional Space in connection with the access afforded Tenant pursuant to this paragraph; and (iii) Tenant shall repair promptly, at Tenant’s sole cost and expense, in a good and workmanlike manner, using materials of a quality equal or superior to those which were damaged, and in accordance with the requirements of the Lease, any and all damage to the Second Additional Space or the Building arising out of Tenant’s access to or presence at the Second Additional Space in connection with the access afforded Tenant pursuant to this paragraph; and (iv) in the event that the presence of Tenant, or anyone claiming through Tenant, their respective agents, representatives or servants in the Second Additional Space in connection with the access afforded Tenant pursuant to this paragraph delays Landlord’s performance or completion of Landlord’s Work, then Landlord’s time in which to Substantially Complete and thereafter complete such work shall be extended one (1) day for each day of such delay and Tenant’s obligations to commence payment of Fixed Annual Rent and Additional Rent (and the commencement of any credits or abatements of rent to which Tenant may be otherwise entitled at the Second Additional Space Commencement Date) shall not be delayed as a result thereof; and (v) any conflicts in staging or scheduling between (aa) Tenant’s work as permitted hereunder and (bb) Landlord’s performance or Substantial Completion of Landlord’s Work shall be resolved in each instance in favor of Landlord’s Work. Notwithstanding anything to the contrary contained herein, Tenant’s mere presence in the Second Additional Space pursuant to this paragraph shall not be deemed Tenant’s acceptance of possession of the Second Additional Space for the purposes of establishing the Second Additional Space Commencement Date.

7. Landlord’s Contribution

a. Tenant shall have prepared by a registered architect and/or a licensed professional engineer, at its sole cost and expense, and submit to Landlord for its approval in accordance with the applicable provisions of the Lease, final and complete dimensioned architectural, mechanical, electrical and structural drawings and specifications in a form ready for use as construction drawings (“Tenant’s Plans”) for the installation of alterations, installations, decorations and improvements in the Second Additional Space to prepare the same for Tenant’s initial occupancy thereof (“Tenant’s Second Additional Space Alteration Work”). Landlord hereby grants its approval to The Phillips Group (“TPG”) for retention by Tenant as the architect preparing Tenant’s Plans in accordance with the terms of the Lease subject, however, to Landlord’s right to revoke such approval in the event that hereinafter there occurs any negative experience with TPG (in that they: (i) fail to prosecute work in a manner consistent with good business or trade practice, (ii) default on their obligations to Landlord, Tenant or other tenants of the Building, or (iii) conduct themselves in an unprofessional or disreputable manner in or about the Building) or reasonable concerns regarding the financial stability of, or any criminal proceedings pending against, TPG. All such construction plans and specifications and all such work shall be effected in accordance with all applicable provisions of the Lease, including, without limitation, Article 8, at Tenant’s sole cost and expense. Simultaneously with the execution and delivery of this Agreement by Landlord to Tenant, Landlord shall furnish to Tenant as many copies of a Form ACP-5 for Tenant’s Second Additional Space Alteration Work as are required by any governmental and quasi-governmental agencies and authorities having jurisdiction. In connection with any Tenant’s Second Additional Space Alteration Work, Landlord shall reasonably cooperate with Tenant in connection with obtaining necessary permits for any Tenant’s Second Additional Space Alteration Work, which may include, without limitation, executing applications reasonably required by Tenant for such permits prior to completion of Landlord’s review of Tenant’s Plans, provided that (i) execution of any such application by Landlord shall not constitute Landlord’s consent to Tenant’s Second Additional Space Alteration Work in question (which consent shall still be required in accordance with all applicable provisions of the Lease, including, without limitation, Article 8, prior to the performance of any Tenant’s Second Additional Space Alteration Work), (ii) no such application shall include a proposed change in the Certificate of Occupancy for the Building, and (iii) Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for all reasonable costs and expenses reasonably incurred by Landlord in connection with Landlord’s cooperation in obtaining such permits.

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b. If and so long as Tenant is not in monetary or material nonmonetary default under the Lease after notice, (in which event Tenant’s rights under this Article shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated), then subject to and in accordance with the provisions of this Section 7, Landlord shall contribute up to the sum of $555,115.00 (“Landlord’s Contribution”) to the cost of labor and materials for the portion of the Tenant’s Second Additional Space Alteration Work which constitutes Qualified Renovations. “Qualified Renovations” shall be defined as: (i) the labor and materials used by Tenant to construct permanent leasehold improvements and alterations to the Second Additional Space in compliance with the Lease after the date hereof and prior to the last day of the twenty-fourth (24th) calendar month following the Second Additional Space Commencement Date and (ii) up to but not exceeding the sum of $111,023.00 of Landlord’s Contribution may be applied towards the Soft Costs (as defined below) incurred in connection therewith. Without limitation, for purposes of this Article, Qualified Renovations shall be deemed not to include and Landlord’s Contribution shall not be applied to the cost of interest, late charges, trade fixtures, furniture, furnishings, moveable business equipment or any personal property whatsoever, or to the cost of labor, materials or services used to furnish or provide the same. For the purposes hereof, the term “Soft Costs” shall mean the cost of architectural, planning, engineering and filing fees, equipment, workstations, related cabinetry, and/or work surfaces (whether or not affixed to walls and/or convector covers), incurred in connection with the performance of Tenant’s Second Additional Space Alteration Work.

c. “Requisition” shall mean a request by Tenant for payment from Landlord for Qualified Renovations and shall consist of such documents and information from Tenant as Landlord may require to substantiate the completion of, and payment for, such Qualified Renovations to which the Requisition relates (the “Work Cost”) and shall include, without limitation, the following: an itemization of Tenant’s total construction costs, detailed by contractor, subcontractors, vendors and materialmen; bills, receipts, lien waivers and releases from all contractors, subcontractors, vendors and materialmen; architects’ and Tenant’s certification of completion, payment and acceptance, and all governmental approvals and confirmations of completion for the portion of the Tenant’s Second Additional Space Alteration Work theretofore completed and for which Tenant seeks payment.

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d. From time-to-time, but not more than once in any calendar month during the term, Tenant may give Landlord a Requisition for so much of the Work Cost as arose since the end of the period to which the most recent prior Requisition related, or, with respect to the first Requisition, for the initial Work Cost.

e. If Tenant is not in monetary or material non-monetary default under the Lease after notice, (in which event Tenant’s rights under this Article shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated), and provided that all documents and information required by Landlord have been provided, within thirty (30) days after Landlord receives a Requisition, Landlord shall pay Tenant ninety percent (90%), of the Work Cost reflected in such Requisition and shall withhold the remaining ten percent (10%) of Work Cost (the “Retainage”): and provided that Tenant is not in monetary or material non-monetary default under the Lease after notice, (in which event Tenant’s rights under this Article shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated), within thirty (30) days after Tenant furnishes Landlord with (x) a final, stamped set of “as-built” plans for the Second Additional Space which demonstrates that Tenant’s Second Additional Space Alteration Work has been completed in accordance with plans and specifications first approved by Landlord and (y) its final Requisition which demonstrates that Tenant’s Second Additional Space Alteration Work has been completed and paid for in full by Tenant and (z) all documents and information required by Landlord including, without limitation, final approvals and “sign offs” from all governmental and quasi-governmental agencies and authorities having jurisdiction, Landlord shall pay Tenant all the Retainages.

f. It is expressly understood and agreed that if the amount of Landlord’s Contribution is less than the cost of Tenant’s Second Additional Space Alteration Work, Tenant shall remain solely responsible for the payment and completion of, and in all events shall complete, at its sole cost and expense, Tenant’s Second Additional Space Alteration Work on or before the last day of the twenty-fourth (24th) calendar month following the Second Additional Space Commencement Date. Any portion of Landlord’s Contribution not disbursed shall be retained by Landlord.

8. Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

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9. Entire Agreement.

The Lease, as modified by this Agreement, represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by a written agreement executed by all parties hereto. All prior understandings or agreements between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Second Additional Space or any matter or thing affecting or relating to the Second Additional Space except as specifically set forth in this Agreement. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up,” representation, agreement or information pertaining to the Second Additional Space or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

10. Effectiveness.

Landlord and Tenant agree that this Agreement is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way unless and until: (i) Tenant has duly executed and delivered duplicate originals hereof to Landlord; and (ii) Landlord has executed and delivered one of said originals to Tenant.

11. Ratification.

Except as specifically modified herein, all other terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

12. No Brokers/Indemnification.

a. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than SL Green Leasing LLC and Cushman & Wakefield, Inc. (collectively, the “Brokers”) and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (other than the Brokers) with respect to this Agreement or the negotiation thereof.

b. Landlord covenants, represents and warrants that Landlord has had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than the Brokers, and Landlord covenants and agrees to defend, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent, including Brokers, with whom Landlord has dealt with respect to this Agreement or the negotiation thereof. Landlord agrees to pay any commissions due the Brokers in connection with this Agreement, pursuant to a separate agreement(s).

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13. Miscellaneous.

a. The captions in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

b. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

c. Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

d. If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the date first above written.

LANDLORD:	SLG TOWER 45 LLC, as Landlord

	By:	/s/ Steven M. Durels
Witness:		Name: Steven M. Durels
Title: Executive Vice President
By:		Director of Leasing and Real Property
Name:

TENANT:	SCHRÖDINGER, INC., as Tenant

	By:	/s/ Ramy Farid
Name: Ramy Farid
Witness:		Title: President

By:
Name:

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EXHIBIT A

Floor Plan of the Second Additional Space

SCALE:
0 4' 12' 24'

120 WEST 45TH STREET
8TH FLOOR

SL GREEN
REALTY CORP.

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EXHIBIT B

SECOND ADDITIONAL SPACE FIXED ANNUAL RENT SCHEDULE

Period	Fixed Annual Rent	Monthly Installment
from the Second Additional Space Rent Commencement Date through & including the day immediately preceding the fifth (5th) anniversary thereof;	$454,185.00	$37,848.75
from the fifth (5th) anniversary of the Second Additional Space Rent Commencement Date through and including the Expiration Date.	$504,650.00	$42,054.17

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EXHIBIT C

Landlord’s Work

Landlord shall perform the following, which shall constitute Landlord’s Work, subject to and in accordance with the terms, covenants and conditions of this Agreement and the Lease.

1.	Demolish the existing build-out in the Second Additional Space and deliver the Second Additional Space in broom clean condition;

2.	Install a temporary sprinkler loop within the Second Additional Space;

3.

Provide sufficient points of contact in order for Tenant to connect the Second Additional Space to Landlord’s Class E fire safety system in compliance with applicable local laws, codes, rules and regulations as they shall apply to normal office use;

4.	Repair and/or replace convector covers, as necessary, within the Second Additional Space;

5.	Level, scrape and patch existing floors within the Second Additional Space Alteration Work in order to remove significant imperfections (consistent with industry standards);

6.	Perform such work as may be necessary in order to render the Building systems serving the Second Additional Space in working order;

7.	Repair or replace, as necessary, fireproofing materials at the Second Additional Space;

8.	Renovate the existing men’s and ladies’ bathrooms located on the eighth (8th) floor of the Building using Building standard materials and finishes;

9.	Install one (1) unisex bathroom on the eighth (8th) floor of the Building that is compliant with the Americans With Disabilities Act, using Building standard materials and finishes;

10.	Provide access within the Second Additional Space to domestic water supply for Tenant’s use and distribution;

11.	Prepare existing electrical service panels in the existing electrical closets within the Second Additional Space for Tenant’s distribution electrical service to the Second Additional Space;

12.	Sheetrock and finish the corridor, perimeter, walls, columns, and elevator lobby of the Second Additional Space.

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THIRD LEASE MODIFICATION AND ADDITIONAL SPACE AGREEMENT

THIRD LEASE MODIFICATION AND ADDITIONAL SPACE AGREEMENT (this “Agreement”) dated as of November 20, 2014 by and between SLG TOWER 45 LLC, having an office c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York (hereinafter referred to as “Landlord”) and SCHRÖDINGER, INC., a Delaware corporation having an office at 120 West 45th Street, 17th floor, New York, New York 10036 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant (which the parties agree was erroneously referenced as Schrodinger, Inc. in the Lease, as hereinafter defined) entered into that certain lease agreement dated as of July 8, 2009 (the “Original Lease”) covering certain premises located on and comprising the entire rentable portion of the seventeenth (17th) floor (the “Original Premises”) as more particularly described in said Original Lease in the building known as and located at 120 West 45th Street, New York, New York (the “Building”), for a term set to expire on January 31, 2020 (the “Expiration Date”), which Original Lease was thereafter modified by that certain Lease Modification And Additional Space Agreement, dated as of April 7, 2011 (the “First Modification”), wherein, inter alia, Tenant added to the Original Premises that certain space on the sixteenth (16th) floor (the “First Additional Space”), of the Building, under the terms and conditions contained in the Original Lease as modified by the First Modification; and which Original Lease was thereafter further modified by that certain Second Lease Modification And Additional Space Agreement, dated as of August 12, 2013 (the “Second Modification”), wherein, inter alia, Tenant added to the Original Premises and the First Additional Space that certain space on the eighth (8th) floor (the “Second Additional Space”), of the Building, under the terms and conditions contained in the Original Lease as modified by the Second Modification; (the Original Premises, First Additional Space and Second Additional Space, are hereinafter referred to collectively as the “Existing Premises”); (said Original Lease, as so modified by the First Modification and the Second Modification, is hereinafter referred to collectively as the “Lease”), under the terms and conditions contained therein; and

WHEREAS, Tenant wishes to add to the Existing Premises a portion of the sixteenth (16th) floor in the Building, designated as suite 1605 approximately as indicated by hatch marks on the location plan attached hereto and made a part hereof as Exhibit A (the “Third Additional Space”), for a term to commence as of November 14, 2014, subject to Section 1(a)(ii) of this Agreement (hereinafter, the “Third Additional Space Commencement Date”) and to expire on August 31, 2021 (the “T/F Additional Space Expiration Date”); and

WHEREAS, Tenant wishes to also add to the Existing Premises and the Third Additional Space a portion of the sixteenth (16th) floor in the Building, designated as suite 1610 approximately as indicated by hatch marks on the location plan attached hereto and made a part hereof as Exhibit B (the “Fourth Additional Space”), for a term to commence as of October 1, 2015, subject to Section 1(b)(ii) of this Agreement (hereinafter, the “Fourth Additional Space Commencement Date”) and to expire on the T/F Additional Space Expiration Date (as defined, above); (the Existing Premises, Third Additional Space and Fourth Additional Space being hereinafter sometimes collectively referred to as the “Premises”, and from and after the Fourth Additional Space Commencement Date the First Additional Space, Third Additional Space and Fourth Additional Space, shall comprise approximately the area set forth on the location plan attached hereto and made a part hereof as Exhibit F); and

WHEREAS, subject to and in accordance with the terms, covenants and conditions of this Agreement, Landlord has agreed to permit Tenant to add the Third Additional Space and the Fourth Additional Space to the Existing Premises; and

WHEREAS, Landlord and Tenant wish to modify the Lease as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Term.

a. The Third Additional Space.

(i) The Third Additional Space only is hereby added to the Existing Premises effective as of the Third Additional Space Commencement Date under all of the terms, covenants and conditions of the Lease, except to the extent expressly modified herein, for a term commencing on the Third Additional Space Commencement Date and with respect to the Third Additional Space, ending on the T/F Additional Space Expiration Date or on such earlier date upon which the term of the Lease shall expire, be canceled or terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.

(ii) Notwithstanding anything to the contrary contained in the Lease, as modified by this Agreement, Tenant acknowledges that it has been informed by Landlord that the Third Additional Space is presently occupied by an existing tenant of the Building, City National Bank (the “Existing Tenant”), under a separate lease agreement (the “Existing Lease”) which is to expire by its terms on August 31, 2021. Tenant further acknowledges that it has been informed by Landlord that the Existing Tenant has advised Landlord that it may be willing to vacate and surrender to Landlord possession of the Third Additional Space prior to the Third Additional Space Commencement Date. Landlord and Tenant agree that if the Existing Tenant does not vacate the Third Additional Space on or before the Third Additional Space Commencement Date and, as a result, Landlord shall be unable to deliver possession of the Third Additional Space to Tenant as required by the terms of this Agreement, then (A) Landlord shall not be subject to any liability for such failure, and (B) the Lease, as modified by this Agreement, shall remain in full force and effect without extension of the term with respect to the Third Additional Space, however, Tenant’s obligation to pay Fixed Annual Rent and Additional Rent with respect to the Third Additional Space shall not commence and any rent credits or abatements to which Tenant is entitled under this Agreement with respect to the Third Additional Space only shall be similarly delayed, until possession of the Third Additional Space is delivered to Tenant in the condition required by this Agreement. In such event, upon Landlord’s recovery of actual and lawful possession of the Third Additional Space, free of occupants therein, but otherwise in its then as-is condition, Landlord shall furnish Tenant with prompt notice thereof and deliver possession to Tenant in the condition required by this Agreement promptly thereafter. Except to the extent otherwise provided for by the express terms located elsewhere in this Agreement, Tenant expressly waives any right to rescind the Lease and this Agreement under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord’s failure to deliver possession of the Third Additional Space in accordance with the terms of this Agreement. Tenant agrees that the provisions of this Subsection are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.

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(iii) In addition to the provisions of Section 1a(ii) of this Agreement, in the event that Landlord shall be unable to deliver to Tenant possession of the Third Additional Space in the condition required by the terms of this Agreement, on or before January 1, 2015, then as and for Tenant’s sole and exclusive remedy (other than and in addition to those abatements of Fixed Annual Rent provided for in Section 2a(ii) of this Agreement), then Tenant shall accrue an abatement of Fixed Annual Rent for the Third Additional Space from and after January 1, 2015 through and including the date that Landlord delivers possession of the Third Additional Space, at the rate of one (1) day for each day of delay in Landlord’s delivery of possession of the Third Additional Space until such time as Landlord delivers to Tenant possession of the Third Additional Space in the condition required by the terms of this Agreement, which abatement shall be applied to the monthly installments of Fixed Annual Rent accruing under the Lease, as modified by this Agreement, immediately after the application and expiration of those abatements of Fixed Annual Rent provided for in Section 2a(ii) of this Agreement.

b. The Fourth Additional Space.

(i) The Fourth Additional Space only is hereby added to the Existing Premises effective as of the Fourth Additional Space Commencement Date under all of the terms, covenants and conditions of the Lease, except to the extent expressly modified herein, for a term commencing on the Fourth Additional Space Commencement Date and, with respect to the Fourth Additional Space, ending on the T/F Additional Space Expiration Date or on such earlier date upon which the term of the Lease shall expire, be canceled or terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.

(ii) Notwithstanding anything to the contrary contained in the Lease, as modified by this Agreement, Tenant acknowledges that it has been informed by Landlord that the Fourth Additional Space is presently occupied by an existing tenant of the Building (the “Existing Tenant”), under a separate lease agreement (the “Existing Lease”) which is to expire by its terms on September 30, 2015. Landlord and Tenant agree that if the Existing Tenant does not vacate the Fourth Additional Space on or before the Fourth Additional Space Commencement Date and, as a result, Landlord shall be unable to deliver possession of the Fourth Additional Space to Tenant as required by the terms of this Agreement, then (A) Landlord shall not be subject to any liability for such failure, (B) the Lease, as modified by this Agreement, shall remain in full force and effect as to the Existing Premises and, if then added in accordance with the terms of This Agreement, the Third Additional Space, without extension of the term with respect to the Fourth Additional Space, however, Tenant’s obligation to pay Fixed Annual Rent and Additional Rent with respect to the Fourth Additional Space shall not commence and any rent credits or abatements to which Tenant is entitled under this Agreement with respect to the Fourth Additional Space only shall be similarly delayed, until possession of the Fourth Additional Space is delivered to Tenant in the condition required by this Agreement; and (C) Landlord shall promptly commence and diligently prosecute to completion the appropriate summary proceedings, as appropriate, in order to evict the Existing Tenant holding over in the Fourth Additional Space and to recover lawful possession thereof. In such event, upon Landlord’s recovery of actual and lawful possession of the Fourth Additional Space, free of occupants therein, but otherwise in its then as-is condition, Landlord shall furnish Tenant with prompt notice thereof and deliver possession to Tenant in the condition required by this Agreement promptly thereafter. Except to the extent otherwise provided for by express terms located elsewhere in this Agreement, Tenant expressly waives any right to rescind the Lease and this Agreement under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord’s failure to deliver possession of the Fourth Additional Space in accordance with the terms of this Agreement. Tenant agrees that the provisions of this Subsection are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a.

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(iii) In addition to the provisions of Section 1b(ii) of this Agreement, in the event that Landlord shall be unable to deliver to Tenant possession of the Fourth Additional Space in the condition required by the terms of this Agreement, on or before February 1, 2016, then as and for Tenant’s sole and exclusive remedy (other than and in addition to those abatements of Fixed Annual Rent provided for in Section 2b(ii) of this Agreement), then Tenant shall accrue an abatement of Fixed Annual Rent for the Fourth Additional Space from and after February 1, 2016 through and including the date that Landlord delivers possession of the Fourth Additional Space, at the rate of one (1) day for each day of delay in Landlord’s delivery of possession of the Fourth Additional Space until such time as Landlord delivers to Tenant possession of the Fourth Additional Space in the condition required by the terms of this Agreement, which abatement shall be applied to the monthly installments of Fixed Annual Rent accruing under the Lease, as modified by this Agreement, immediately after the application and expiration of those abatements of Fixed Annual Rent provided for in Section 2b(ii) of this Agreement.

c. The First Additional Space.

From and after the Third Additional Space Commencement Date, the term of the Lease with respect to the First Additional Space only, shall be extended under all of the terms, covenants and conditions of the Lease, except to the extent expressly modified herein, for a term ending on the T/F Additional Space Expiration Date or on such earlier date upon which the term of the Lease shall expire, be canceled or terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.

2. Fixed Annual Rent.

a. The Third Additional Space.

(i) Effective as of the Third Additional Space Commencement Date, with respect to the Third Additional Space only, the Lease shall be amended to provide that in addition to Tenant’s obligation to pay Fixed Annual Rent for the Existing Premises, Tenant shall also pay Fixed Annual Rent with respect to the Third Additional Space (hereinafter, sometimes “Third Additional Space Fixed Annual Rent”) at the rates set forth in the schedule annexed hereto and made a part hereof as Exhibit C.

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(ii) Subject to the provisions hereof, if and so long as Tenant is not then in monetary or material non-monetary default under the Lease after notice, (in which event Tenant’s rights under this Subsection shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated): the first three (3) monthly installments of Fixed Annual Rent (without electricity) accruing under the Lease, as modified by this Agreement, with respect to the Third Additional Space only shall be abated by the sum of $12,940.00 per month (for a total abatement of $38,820.00). The day immediately following the application of all abatements to which Tenant is entitled pursuant to the provisions of this Subsection 2a(ii) shall hereinafter be referred to as the “Third Additional Space Rent Commencement Date”.

b. The Fourth Additional Space.

(i) Effective as of the Fourth Additional Space Commencement Date, with respect to the Fourth Additional Space only, the Lease shall be amended to provide that in addition to Tenant’s obligation to pay Fixed Annual Rent for the Existing Premises, and if the Third Additional Space is then added in accordance with the terms of this Agreement, the Third Additional Space Fixed Annual Rent, Tenant shall also pay Fixed Annual Rent with respect to the Fourth Additional Space (hereinafter, sometimes “Fourth Additional Space Fixed Annual Rent”) at the rates set forth in the schedule annexed hereto and made a part hereof as Exhibit D.

(ii) Subject to the provisions hereof, if and so long as Tenant is not then in monetary or material non-monetary default under the Lease after notice, (in which event Tenant’s rights under this Subsection shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated): (A) the first six (6) monthly installments of Fixed Annual Rent (without electricity) accruing under the Lease, as modified by this Agreement, with respect to the Fourth Additional Space only shall be abated by the sum of $29,720.17 per month (for a total abatement of $178,321.00). The day immediately following the application of all abatements to which Tenant is entitled pursuant to the provisions of this Subsection 2b(ii) shall hereinafter be referred to as the “Fourth Additional Space Rent Commencement Date”; and (B) Tenant may elect to convert up to two (2) monthly installments of the abated Fixed Annual Rent only referenced in this Subsection 2b(ii) (the amount set forth in Tenant’s Abatement Relinquishment Notice (as hereinafter defined) is hereinafter the “Relinquished Abatement”) and have Landlord add the Relinquished Abatement to Landlord’s Fourth AS Contribution referenced in Subsection 7(b)(ii), below, by delivering written notice of such election to Landlord on or prior to the one hundred twentieth (120th) day following the Fourth Additional Space Commencement Date (“Tenant’s Abatement Relinquishment Notice”). Time is of the essence with respect to the giving of the Tenant’s Abatement Relinquishment Notice. In the event that Tenant timely and properly delivers Tenant’s Abatement Relinquishment Notice to Landlord, and Tenant is eligible to do so pursuant to the above provisions of this Subsection 2b(ii), the abated Fixed Annual Rent referenced in this Subsection 2b(ii) shall be reduced by the Relinquished Abatement and, except as otherwise expressly set forth in this Agreement, Tenant shall have no further claim to the Relinquished Abatement, or to any credit, set-off or further abatement, or to terminate the Lease on account thereof, and Landlord’s Fourth AS Contribution referenced in Subsection 7(b)(ii), below, shall be increased and thereafter deemed to include the Relinquished Abatement, which shall be subject to all applicable provisions of Section 7 of this Agreement.

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c. The First Additional Space.

Effective as of January 30, 2020, with respect to the First Additional Space only, the Lease shall be amended to provide that in addition to Tenant’s obligation to pay Fixed Annual Rent for the Third Additional Space and the Fourth Additional Space, Tenant shall also pay Fixed Annual Rent with respect to the First Additional Space (hereinafter, sometimes “First Additional Space Fixed Annual Rent”) at the rates set forth in the schedule annexed hereto and made a part hereof as Exhibit E.

3. Real Estate Tax Escalations.

a. The Third Additional Space. Effective as of the Third Additional Space Commencement Date, with respect to the Third Additional Space only:

(i) For purposes of Article 32.01(a) of the Lease, the reference at line two (2) thereof to “12,919” is hereby replaced with “3,235”.

(ii) For purposes of Article 32.01(b)(i) of the Lease, the reference at line two (2) thereof to “two and ninety-five hundredths percent (2.95%)” is hereby replaced with “zero and seventy-four hundredths percent (0.74%)”.

(iii) For purposes of Article 32.01(b)(iii) of the Lease the “Base Tax Year” shall mean the average of the Real Estate Taxes payable for: (x) the New York City real estate fiscal tax year commencing on July 1, 2014 through June 30, 2015, and (y) the New York City real estate tax year commencing on July 1, 2015 through June 30, 2016”.

b. The Fourth Additional Space. Effective as of the Fourth Additional Space Commencement Date, with respect to the Fourth Additional Space only:

(i) For purposes of Article 32.01(a) of the Lease, the reference at line two (2) thereof to “12,919” is hereby replaced with “6,149”.

(ii) For purposes of Article 32.01(b)(i) of the Lease, the reference at line two (2) thereof to “two and ninety-five hundredths percent (2.95%)” is hereby replaced with “one and forty hundredths percent (1.40%)”.

(iii) For purposes of Article 32.01(b)(iii) of the Lease the “Base Tax Year” shall mean the average of the Real Estate Taxes payable for: (x) the New York City real estate fiscal tax year commencing on July 1, 2015 through June 30, 2016, and (y) the New York City real estate tax year commencing on July 1, 2016 through June 30, 2017”.

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4. Operating Expense Escalations.

a. The Third Additional Space. Effective as of the Third Additional Space Commencement Date, with respect to the Third Additional Space only:

(i) For purposes of Article 49.02(i) of the Lease, the reference at line two (2) thereof to “2010” is hereby replaced with “2015”.

(ii) For purposes of Article 49.02(i) of the Lease, the reference at line four (4) thereof to “2008, 2009 and 2010” is hereby replaced with “2013, 2014 and 2015”.

(iii) For purposes of Article 49.02(ii) of the Lease, the reference at line two (2) thereof to “three and five hundredths (3.05%) percent” is hereby replaced with “zero and seventy-six hundredths (0.76%) percent”.

(iv) For purposes of Article 49.02(ii) of the Lease, the reference at line seven (7) thereof to “12,919” is hereby replaced with “3,235”.

(v) For purposes of Article 49.02(iv) of the Lease, the reference at line four (4) thereof to “January 1, 2011” is hereby replaced with “January 1, 2016”.

b. The Fourth Additional Space. Effective as of the Fourth Additional Space Commencement Date, with respect to the Fourth Additional Space only:

(i) For purposes of Article 49.02(i) of the Lease, the reference at line two (2) thereof to “2010” is hereby replaced with “2016”.

(ii) For purposes of Article 49.02(i) of the Lease, the reference at line four (4) thereof to “2008, 2009 and 2010” is hereby replaced with “2014, 2015 and 2016”.

(iii) For purposes of Article 49.02(ii) of the Lease, the reference at line two (2) thereof to “three and five hundredths (3.05%) percent” is hereby replaced with “one and forty-four hundredths (1.44%) percent”.

(iv) For purposes of Article 49.02(ii) of the Lease, the reference at line seven (7) thereof to “12,919” is hereby replaced with “6,149”.

(v) For purposes of Article 49.02(iv) of the Lease, the reference at line four (4) thereof to “January 1, 2011” is hereby replaced with “January 1, 2017”.

5. Miscellaneous Lease Modifications.

a. Additional Security.

(i) Upon execution of this Agreement, Tenant shall deposit with Landlord the sum of $77,640.00 (the “Second Additional Security”) which shall be held by Landlord in addition to the $709,203.25 of Security presently held by Landlord as additional security for the performance of Tenant’s obligations accruing under the Lease, as modified by this Agreement. The Second Additional Security shall be held and applied by Landlord in accordance with the provisions of Article 31 of the Lease; provided, however, the provisions of Article 31.02 shall not apply to the Second Additional Security and the Second Additional Security shall not be subject to any reduction as provided for therein with respect to the Security originally posted by Tenant thereunder.

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(ii) Within thirty (30) days prior to the Fourth Additional Space Commencement Date, subject to Section 1(b)(ii) of this Agreement, Tenant shall deposit with Landlord the sum of $178,321.00 (the “Third Additional Security”) which shall be held by Landlord in addition to the $709,203.25 of Security presently held by Landlord, and the Second Additional Security, as additional security for the performance of Tenant’s obligations accruing under the Lease, as modified by this Agreement. The $709,203.25 of Security presently held by Landlord, the Second Additional Security and the Third Additional Security shall be held and applied by Landlord in accordance with the provisions of Article 31 of the Lease; provided, however, the provisions of Article 31.02 shall not apply to the Third Additional Security and the Third Additional Security shall not be subject to any reduction as provided for therein with respect to the Security originally posted by Tenant thereunder.

b. Electricity.

(i) The Third Additional Space Only. Commencing as of the Third Additional Space Commencement Date and ending on the day immediately preceding the Fourth Additional Space Commencement Date, with respect to the Third Additional Space only, Article 41 of the Lease is hereby deleted in its entirety and replaced with the following:

41.01 Tenant acknowledges and agrees that electric service shall be supplied by Landlord to the Third Additional Space on a “rent inclusion basis” in accordance with the provisions of this Article 41.

41.02 Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service.

41.03 If and so long as Landlord provides electricity to the Third Additional Space on a rent inclusion basis, Tenant agrees that the Fixed Annual Rent shall be increased by the amount of the Electricity Rent Inclusion Factor (“ERIF”), as hereinafter defined. Tenant acknowledges and agrees (i) that the Fixed Annual Rent hereinabove set forth in this Lease does not yet, but is to include an ERIF of $3.25 per rentable square foot to compensate Landlord for electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current as an additional service, which shall be paid for by Tenant in accordance with provisions hereof; and (ii) that said ERIF shall be subject to periodic adjustments as hereinafter provided. For purposes of this Article, the rentable square foot area of the Third Additional Space shall be deemed to be 3,235 rentable square feet.

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41.04 The parties agree that a reputable, independent electrical consultant firm, selected by Landlord, (“Landlord’s Electrical Consultant”), may from time to time, make surveys in the Third Additional Space of the electrical equipment and fixtures and use of current, provided, however, Landlord’s Electrical Consultant shall only make any such survey of the Third Additional Space if in Landlord’s reasonable judgment Tenant’s consumption of electricity in the Third Additional Space is greater than an average demand load of six (6) watts of electricity per rentable square foot of the Third Additional Space for all purposes, exclusive of the Existing HVAC Equipment (as hereinafter defined in Section 5(d)(i)(A), below). If the cost to Landlord under the SC-4 Rate I Service Classification (“Landlord’s Service Classification”) in effect on the date of such survey (or the comparable rate schedule of any service provider other than Con Ed then providing electrical service to the building as same shall be in effect on the date of such survey), for the electrical load and usage of electricity reflected on such survey shall exceed the aforesaid ERIF portion of the Fixed Annual Rent, then effective as of the date of said survey, the ERIF portion of Fixed Annual Rent (computed and fixed as hereinbefore described) shall be increased to amount equal to what Landlord would pay for such electrical load and usage under Landlord’s Service Classification (which ERIF shall be increased by all electricity cost changes of Landlord, as hereinabove provided, from the Third Additional Space Commencement Date through the date of billing).

41.05 In no event, whether because of surveys, rates or cost changes, or for any reason, is the originally specified $3.25 per rentable square foot ERIF portion of the Fixed Annual Rent to be reduced.

41.06 The determinations by Landlord’s Electrical Consultant shall be binding and conclusive on Landlord and Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless, within ninety (90) days after delivery thereof, Tenant disputes such determination. If Tenant so disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own determinations in accordance with the provisions of this Article. Tenant’s consultant and Landlord’s consultant then shall seek to agree. If they cannot agree within thirty (30) days they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations which shall be controlling. (If they cannot agree on such third consultant within ten (10) days, than either party may apply to the Supreme Court in the County of New York for such appointment.) However, pending such controlling determinations Tenant shall pay to Landlord the amount of Additional Rent or ERIF in accordance with the determinations of Landlord’s Electrical Consultant. If the controlling determinations differ from Landlord’s Electrical Consultant, then the parties shall promptly make adjustment for any deficiency owed by Tenant or overage paid by Tenant.

41.07 If any tax is imposed upon Landlord’s receipt from the sale, resale or redistribution of electricity or gas or telephone service to Tenant by any Federal, State, or Municipal authority, Tenant covenants and agrees that where permitted by law, Tenant’s pro-rata share of such taxes shall be passed on to and included in the bill of, and paid by, Tenant to Landlord.

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41.08 If all or part of the ERIF payable in accordance with Article 41.03 or 41.04 of this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulations, the parties agree that, at Landlord’s option, in lieu of ERIF, and in consideration of Tenant’s use of the Building’s electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant’s fees and other redistribution costs, the Fixed Annual Rental rate(s) to be paid under this Lease with respect to the Third Additional Space shall be increased by an “alternative charge” which shall be a sum equal to $3.25 per year per rentable square foot of the Third Additional Space.

41.09 Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, except in the case where same results from the negligence or willful misconduct of Landlord, its employees, agents or contractors, in which event, however, under no circumstances shall Landlord be liable for any consequential or special damages. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or wiring installations. Any riser or risers to supply Tenant’s additional electrical requirements in the Third Additional Space, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s sole but reasonable judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Third Additional Space or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or changes in other methods of billing, and/or electricity purchases and the redistribution thereof, and fluctuation in the market price of electricity, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything hereinabove to the contrary notwithstanding, in no event is the ERIF, or any “alternative charge”, to be less than an amount equal to the total of Landlord’s payments to public utilities and/or other providers for the electricity consumed by Tenant (and any taxes thereon or on redistribution of same). The Landlord reserves the right, at any time upon thirty (30) days’ written notice, to change to the distribution of less than all the components of the existing service to Tenant. The Landlord reserves the right to terminate the furnishing of electricity on a rent inclusion, or any other basis at any time, upon ninety (90) days’ written notice to the Tenant and provided that all other tenants in the Building are similarly terminated, in which event the Tenant may make application directly to the public utility and/or other providers for the Tenant’s entire separate supply of electric current and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant’s then authorized load. Any meters, risers, or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility and/or other providers shall be installed at Landlord’s sole cost and expense. The Landlord, upon the expiration of the aforesaid ninety (90) days’ written notice to the Tenant may discontinue furnishing the electric current but this Lease shall otherwise remain in full force and effect. Notwithstanding the foregoing, so long as Tenant has timely commenced and maintained diligent, good faith efforts to obtain direct electric service from a utility, Landlord shall not discontinue electric service until Tenant has obtained direct service from a utility. If Tenant was provided electricity on a rent inclusion basis when it was so discontinued, then commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the Fixed Annual Rent payable under this Lease shall be reduced by the amount of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis.

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(ii) The First Additional Space, Third Additional Space & Fourth Additional Space. Commencing as of the Fourth Additional Space Commencement Date and ending on the T/F Additional Space Expiration Date, electricity shall be supplied to the Additional Space (as defined in the First Modification), Third Additional Space and Fourth Additional Space, only, in accordance with the following.

41.01 Tenant acknowledges and agrees that electric service shall be purchased by Tenant directly from the public utility serving the Building and measured by a single electric meter which Landlord shall install, at Landlord’s sole cost and expense, at or prior to the Fourth Additional Space Commencement Date. Subject to causes beyond its reasonable control, Landlord agrees to make available to Tenant for use within the Additional Space, Third Additional Space and Fourth Additional Space, only, an average demand load of six (6) watts of electricity per rentable square foot for all purposes, exclusive of the Existing HVAC Equipment. Except and to the extent same results from the negligence or willful misconduct of Landlord, its employees, agents or contractors, (however, under no circumstances shall Landlord be liable for any consequential or special damages), Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements; provided, however, that Tenant shall have such remedies as are provided for in Section 10.03, above. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or wiring installation, which Landlord represents are sufficient to deliver the average demand load of six (6) watts of electricity as referenced above. Landlord reserves the right to terminate Tenant’s use of electric service in the event of emergency, if necessary in connection with the performance of any improvements, repairs or maintenance to the Building or if required by law, in which event the Lease shall remain in full force and effect and Tenant shall have no claim against Landlord for damages, set-off or abatement. Tenant covenants and agrees that at all times its use of electric service shall never exceed the capacity of existing Building facilities.

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41.02 At the option of Landlord, Tenant agrees to purchase from Landlord or its agents all lamps and bulbs used in the Additional Space, Third Additional Space and Fourth Additional Space, and to pay for the cost of installation thereof, provided that all such lamps, bulbs and installation are competitively priced and that such services are furnished in a timely and competent manner. Except and to the extent same results from the negligence or willful misconduct of Landlord, its employees, agents or contractors, (however, under no circumstances shall Landlord be liable for any consequential or special damages), Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements; provided, however, that Tenant shall have such remedies as are provided for in Section 10.03, above. Any riser or risers to supply Tenant’s additional electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Additional Space, Third Additional Space and Fourth Additional Space or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

c. Freight Elevator.

(i) The Third Additional Space Only. Effective as of the Third Additional Space Commencement Date, Article 30.01 B of the Lease is hereby deleted in its entirety and replaced with the following: with respect only to the Third Additional Space “Tenant may use one (1) freight elevator car free of charge on an “after hours” basis solely in connection with its construction and furnishing of and initial move into the Third Additional Space, provided that (a) such use does not exceed seventy (70) hours in the aggregate (provided that if such usage exceeds seventy (70) hours in the aggregate, Tenant shall pay to Landlord, as Additional Rent within twenty (20) days after demand, an amount equal to the standard freight charges of the Building for such excess usage); and (b) Tenant reserves said freight elevator car upon at least twenty-four (24) hours notice.

(ii) The Fourth Additional Space Only. Effective as of the Fourth Additional Space Commencement Date, for purposes of Article 30.01 B of the Lease is hereby deleted in its entirety and replaced with the following: with respect only to the Fourth Additional Space “Tenant may use one (1) freight elevator car free of charge on an “after hours” basis solely in connection with its construction and furnishing of and initial move into the Fourth Additional Space, provided that (a) such use does not exceed seventy (70) hours in the aggregate (provided that if such usage exceeds seventy (70) hours in the aggregate, Tenant shall pay to Landlord, as Additional Rent within twenty (20) days after demand, an amount equal to the standard freight charges of the Building for such excess usage); and (b) Tenant reserves said freight elevator car upon at least twenty-four (24) hours notice.

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d. Air Conditioning.

(i) The Third Additional Space. Commencing as of the Third Additional Space Commencement Date and ending on the T/F Additional Space Expiration Date, air-conditioning shall be supplied to the Third Additional Space in accordance with the following.

(A) Landlord shall make available to Tenant, and Tenant shall be permitted to use, the base Building equipment presently supplying air-conditioning service to the Third Additional Space and any replacements thereof (the “Existing HVAC Equipment”) Monday to Friday from 8:00 a.m. to 6:00 p.m. (i) during the Building’s “Cooling Season” (which is currently May 15 through October 15) for those portions of the Existing HVAC Equipment serving the perimeter portions of the Third Additional Space, and (ii) three hundred sixty-five (365) days a year for those portions of the Existing HVAC System serving the interior portions of the Third Additional Space, in each instance subject to and in accordance with the provisions of this Article. Landlord represents that as of the Third Additional Space Commencement Date the Existing HVAC Equipment is in working order and has a cooling capacity which is appropriate for normal office use and normal occupancy density, to wit: the Existing HVAC Equipment is designed to make available a capacity of one (1) ton of HVAC per 300 usable square feet, and is designed to deliver a summer-winter temperature of between 72 and 78 degrees Fahrenheit. Landlord shall repair and maintain the Existing HVAC Equipment in good working order and condition, at Landlord’s cost and expense; provided, however, that all other air conditioning systems, equipment and facilities hereafter located in or servicing the Third Additional Space (the “Supplemental Systems”) including, without limitation, the ducts, dampers, registers, grilles and appurtenances utilized to distribute conditioned air within the Third Additional Space in connection with both the Existing HVAC Equipment and/or the Supplemental Systems (collectively hereinafter referred to as the “HVAC System”), shall be maintained, repaired and operated by Tenant in compliance with all present and future laws and regulations relating thereto at Tenant’s sole cost and expense. Tenant shall pay for all electricity consumed in the operation of the HVAC System (and/or water, gas and steam) for the production of chilled and/or condenser water and its supply to the the Third Additional Space, if applicable, which shall become the obligation of Tenant subject to the terms of Article 41 of the Lease with respect to the Third Additional Space (as expressly set forth in Section 5 of this Agreement). Tenant shall pay for all parts and supplies necessary for the proper operation of the HVAC System (and any restoration or replacement by Tenant of all or any part thereof shall be in quality and class at least equal to the original work or installations); provided, however, that Tenant shall not alter, modify, remove or replace the HVAC System, or any part thereof, without Landlord’s prior written consent.

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(B) Without limiting the generality of the foregoing, Tenant shall, at its own cost and expense, (a) cause to be performed all maintenance of the HVAC System (other than the Existing HVAC Equipment), including all repairs and replacements thereto, and (b) commencing as of the Third Additional Space Commencement Date, and thereafter throughout the Term of the Lease, maintain in force and provide a copy of same to Landlord an air conditioning service repair and full service maintenance contract covering the HVAC System (other than the Existing HVAC Equipment) in form reasonably satisfactory to Landlord with an air conditioning contractor or servicing organization approved by Landlord. All such contracts shall provide for the thorough overhauling of the HVAC System (other than the Existing HVAC Equipment) at least once each year during the Term of this Lease and shall expressly state that (i) it shall be an automatically renewing contract terminable upon not less than thirty (30) days prior written notice to Landlord (sent by certified mail, return receipt requested) and (ii) the contractor providing such service shall maintain a log at the Third Additional Space detailing the service provided to any HVAC Systems during each visit pursuant to such contract. Tenant shall keep such log at the Third Additional Space and permit Landlord to review same promptly after Landlord’s request. The HVAC System is and shall at all times remain the property of Landlord, and at the expiration or sooner termination of the Lease, Tenant shall surrender to Landlord any Supplemental Systems in good working order and condition, subject to normal wear and tear and shall deliver to Landlord a copy of the service log. In the event that Tenant fails to obtain the contract required herein or perform any of the maintenance or repairs required hereunder, Landlord shall have the right, but not the obligation, to procure such contract and/or perform any such work and charge Tenant as Additional Rent hereunder the cost of same plus an administrative fee equal to five (5%) percent of such cost which shall be paid for by Tenant on demand.

(C) Upon Tenant’s election in accordance with the terms hereof, Landlord shall make available to Tenant up to five (5) tons of condenser water (the “Condenser Water”) for use by Tenant in the Additional Space, the Third Additional Space or the Fourth Additional Space in connection with the operation by Tenant of any Supplemental Systems serving the Additional Space, the Third Additional Space or the Fourth Additional Space, provided that Tenant elects to have Landlord supply such Condenser Water by notice (“Tenant’s Condenser Water Notice”) given to Landlord on or prior to the last day of the twenty-fourth (24th) calendar month following the Third Additional Space Commencement Date, which Tenant’s Condenser Water Notice shall set forth the tonnage of Condenser Water requested by Tenant. In the event that Tenant shall fail to provide Landlord with Tenant’s Condenser Water Notice in a timely manner or in the event that Tenant’s Condenser Water Notice shall request, or Tenant shall use, less than the full five (5) tons of Condenser Water referred to above, then Tenant’s access to Condenser Water shall be limited to that lesser amount so requested and used by Tenant, and Tenant’s access to any additional Condenser Water shall be subject to availability on a first-come/first-served basis.

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(D) Tenant shall pay to Landlord as Additional Rent under the Lease, the following charges (plus sales tax, if applicable) in consideration of Landlord’s agreement to make available to Tenant Condenser Water hereunder, commencing as of the date upon which Tenant gives Tenant’s Condenser Water Notice to Landlord an annual charge of $900.00 per ton of Condenser Water (the “Annual Condenser Water Charge”) for the tonnage requested, subject to increase as provided for herein. Except as otherwise provided for herein, all sums payable under this Article shall be deemed to be Additional Rent and shall be paid by Tenant within twenty (20) days after demand. Commencing as of the first (1st) anniversary of the Third Additional Space Commencement Date and on each anniversary of the Third Additional Space Commencement Date thereafter during the Term and any extensions or renewals thereof, the Annual Condenser Water Charge shall be increased to an amount equal to the product obtained by multiplying: (x) the Annual Condenser Water Charge; by (y) a fraction, the numerator of which is the Consumer Price Index, All Items, New York and New Jersey, All Urban Consumers (the “CPI”) for the month before the month in which the Third Additional Space Commencement Date occurred of the subject year, and the denominator of which is the CPI for the month and year in which the Third Additional Space Commencement Date occurred.

(ii) The Fourth Additional Space. Commencing as of the Fourth Additional Space Commencement Date and ending on the T/F Additional Space Expiration Date, air-conditioning shall be supplied to the Fourth Additional Space in accordance with the following.

(A) Landlord shall make available to Tenant, and Tenant shall be permitted to use, the base Building equipment presently supplying air-conditioning service to the Fourth Additional Space and any replacements thereof (the “Existing HVAC Equipment”) Monday to Friday from 8:00 a.m. to 6:00 p.m. (i) during the Building’s “Cooling Season” (which is currently May 15 through October 15) for those portions of the Existing HVAC Equipment serving the perimeter portions of the Fourth Additional Space, and (ii) three hundred sixty-five (365) days a year for those portions of the Existing HVAC System serving the interior portions of the Fourth Additional Space, in each instance subject to and in accordance with the provisions of this Article. Landlord represents that as of the Fourth Additional Space Commencement Date the Existing HVAC Equipment will be in working order and will have a cooling capacity which is appropriate for normal office use and normal occupancy density, to wit: the Existing HVAC Equipment is designed to make available a capacity of one (1) ton of HVAC per 300 usable square feet, and is designed to deliver a summer-winter temperature of between 72 and 78 degrees Fahrenheit. Landlord shall repair and maintain the Existing HVAC Equipment in good working order and condition, at Landlord’s cost and expense; provided, however, that all other air conditioning systems, equipment and facilities hereafter located in or servicing the Fourth Additional Space (the “Supplemental Systems”) including, without limitation, the ducts, dampers, registers, grilles and appurtenances utilized to distribute conditioned air within the Fourth Additional Space in connection with both the Existing HVAC Equipment and/or the Supplemental Systems (collectively hereinafter referred to as the “HVAC System”), shall be maintained, repaired and operated by Tenant in compliance with all present and future laws and regulations relating thereto at Tenant’s sole cost and expense. Tenant shall pay for all electricity consumed in the operation of the HVAC System (and/or water, gas and steam) for the production of chilled and/or condenser water and its supply to the Fourth Additional Space, if applicable, which shall become the obligation of Tenant subject to the terms of Article 41 of the Lease with respect to the Fourth Additional Space (as expressly set forth in Section 5 of this Agreement). Tenant shall pay for all parts and supplies necessary for the proper operation of the HVAC System (and any restoration or replacement by Tenant of all or any part thereof shall be in quality and class at least equal to the original work or installations); provided, however, that Tenant shall not alter, modify, remove or replace the HVAC System, or any part thereof, without Landlord’s prior written consent.

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(B) Without limiting the generality of the foregoing, Tenant shall, at its own cost and expense, (a) cause to be performed all maintenance of the HVAC System (other than the Existing HVAC Equipment), including all repairs and replacements thereto, and (b) commencing as of the Fourth Additional Space Commencement Date, and thereafter throughout the Term of the Lease, maintain in force and provide a copy of same to Landlord an air conditioning service repair and full service maintenance contract covering the HVAC System (other than the Existing HVAC Equipment) in form reasonably satisfactory to Landlord with an air conditioning contractor or servicing organization approved by Landlord. All such contracts shall provide for the thorough overhauling of the HVAC System (other than the Existing HVAC Equipment) at least once each year during the Term of this Lease and shall expressly state that (i) it shall be an automatically renewing contract terminable upon not less than thirty (30) days prior written notice to Landlord (sent by certified mail, return receipt requested) and (ii) the contractor providing such service shall maintain a log at the Fourth Additional Space detailing the service provided to any HVAC Systems during each visit pursuant to such contract. Tenant shall keep such log at the Fourth Additional Space and permit Landlord to review same promptly after Landlord’s request. The HVAC System is and shall at all times remain the property of Landlord, and at the expiration or sooner termination of the Lease, Tenant shall surrender to Landlord any Supplemental Systems in good working order and condition, subject to normal wear and tear and shall deliver to Landlord a copy of the service log. In the event that Tenant fails to obtain the contract required herein or perform any of the maintenance or repairs required hereunder, Landlord shall have the right, but not the obligation, to procure such contract and/or perform any such work and charge Tenant as Additional Rent hereunder the cost of same plus an administrative fee equal to five (5%) percent of such cost which shall be paid for by Tenant on demand.

(iii) 16th Floor Additional Supplemental HVAC. Effective as of the date that a fully executed counterpart of this Agreement is delivered by Landlord to Tenant and throughout the Term, Landlord hereby approves, in concept only, subject to Tenant’s compliance with the applicable provisions of the Lease including, without limitation, the provisions of Article 8 thereof, Tenant’s installation, at Tenant’s sole cost and expense, of an additional supplemental air conditioning unit to service a portion of the Additional Space, the Third Additional Space or the Fourth Additional Space (the “Additional Supplemental System”). Tenant shall pay for all electricity consumed in the operation of the Additional Supplemental System (and/or water, gas and steam) for the production of chilled and/or condenser water and its supply to the Additional Space, the Third Additional Space or the Fourth Additional Space, if applicable, which shall become the obligation of Tenant subject to the terms of Article 41 of the Lease. Tenant shall pay for all parts and supplies necessary for the proper operation of the Additional Supplemental System (and any restoration or replacement by Tenant of all or any part thereof shall be in quality and class at least equal to the original work or installations); provided, however, that Tenant shall not alter, modify, remove or replace the Additional Supplemental System, or any part thereof, without Landlord’s prior written consent.

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e. Cancellation Right. Effective as of the date that a fully executed counterpart of this Agreement is delivered by Landlord to Tenant and throughout the Term, Article 51 of the Lease shall not be applicable with respect to the Additional Space, the Third Additional Space and the Fourth Additional Space, provided, however, that Article 51 of the Lease shall continue to be applicable to the Original Premises and/or the Second Additional Space.

f. Renewal Option.

(i) The Third Additional Space.

Effective as of the Third Additional Space Commencement Date, with respect to the Third Additional Space only, provided that Named Tenant (as defined in Article 50.01 in the Lease) timely and properly exercises the Extension Right (as defined in Article 50.01 in the Lease) as to either the Original Premises or the Second Additional Space, and the First Additional Space, by no later than January 31, 2019, then Named Tenant shall, subject to subsection f(iv), below, also exercise the Extension Right as to the Third Additional Space. In the event Named Tenant timely and properly exercises the Extension Right as to the Third Additional Space by no later than January 31, 2019, same shall be subject to the terms, covenants and conditions of Article 50 of the Lease, all references therein to the Premises shall include: (A) the Third Additional Space, and (B) subject to subsection f(iv), below, the Original Premises and/or the Second Additional Space, and the Extension Term of the Lease with respect to the Original Premises and/or the Second Additional Space (pursuant to subsection f(iv), below) and the Third Additional Space shall end on January 31, 2025, unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Notwithstanding anything to the contrary contained herein or in the Lease, in the event Named Tenant timely and properly exercises the Extension Right as to the Third Additional Space by no later than January 31, 2019, Named Tenant must also exercise the Extension Right as to the First Additional Space and the Fourth Additional Space (to the extent the Fourth Additional Space is part of the Premises).

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(ii) The Fourth Additional Space.

Effective as of the Fourth Additional Space Commencement Date, with respect to the Fourth Additional Space only, provided that Named Tenant (as defined in Article 50.01 in the Lease) timely and properly exercises the Extension Right (as defined in Article 50.01 in the Lease) as to either the Original Premises or the Second Additional Space, and the First Additional Space and the Third Additional Space, by no later than January 31, 2019, then Named Tenant shall, subject to subsection f(iv), below, also exercise the Extension Right as to the Fourth Additional Space. In the event Named Tenant timely and properly exercises the Extension Right as to the Fourth Additional Space by no later than January 31, 2019, same shall be subject to the terms, covenants and conditions of Article 50 of the Lease, all references therein to the Premises shall include: (A) the Fourth Additional Space, and (B) subject to subsection f(iv), below, the Original Premises and/or the Second Additional Space, and the Extension Term of the Lease with respect to the Original Premises and/or the Second Additional Space (pursuant to subsection f(iv), below) and the Fourth Additional Space shall end on January 31, 2025, unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Notwithstanding anything to the contrary contained herein or in the Lease, in the event Named Tenant timely and properly exercises the Extension Right as to the Fourth Additional Space by no later than January 31, 2019, Named Tenant must also exercise the Extension Right as to the First Additional Space and the Third Additional Space.

(iii) The First Additional Space.

Effective as of the Third Additional Space Commencement Date, with respect to the First Additional Space only, provided that Named Tenant (as defined in Article 50.01 in the Lease) timely and properly exercises the Extension Right (as defined in Article 50.01 in the Lease) as to either the Original Premises or the Second Additional Space, and the Third Additional Space and the Fourth Additional Space (if then part of the Premises), by no later than January 31, 2019, then Named Tenant shall, subject to subsection f(iv), below, also exercise the Extension Right as to the First Additional Space. In the event Named Tenant timely and properly exercises the Extension Right as to the First Additional Space by no later than January 31, 2019, same shall be subject to the terms, covenants and conditions of Article 50 of the Lease, all references therein to the Premises shall include: (A) the First Additional Space, and (B) subject to subsection f(iv), below, the Original Premises and/or the Second Additional Space, and the Extension Term of the Lease with respect to the Original Premises and/or the Second Additional Space (pursuant to subsection f(iv), below) and the First Additional Space shall end on January 31, 2025, unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law. Notwithstanding anything to the contrary contained herein or in the Lease, in the event Named Tenant timely and properly exercises the Extension Right as to the First Additional Space by no later than January 31, 2019, Named Tenant must also exercise the Extension Right as to the Third Additional Space and the Fourth Additional Space (to the extent the Fourth Additional Space is part of the Premises).

(iv) The Extension Right Combinations.

Effective as of the Fourth Additional Space Commencement Date, and notwithstanding anything to the contrary contained in this Agreement or in the Lease, in the event Named Tenant timely and properly exercises the Extension Right by no later than January 31, 2019, Named Tenant may exercise the Extension Right as to either: (A) all of the Existing Premises, the Third Additional Space and Fourth Additional Space; or (B) all of the Original Premises, First Additional Space, Third Additional Space and Fourth Additional Space; or (C) all of the Original Premises and the Second Additional Space; or (D) all of the First Additional Space, Second Additional Space, Third Additional Space and Fourth Additional Space. Notwithstanding anything to the contrary contained herein or in the Lease, no combinations of the Extension Right other than those expressly set forth in this subsection f (iv) shall be permitted.

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6. Condition of the Third Additional Space & Fourth Additional Space.

(i) The Third Additional Space Only. Tenant acknowledges and agrees that Tenant has inspected the Third Additional Space, is fully familiar with the physical condition thereof and agrees to accept possession of the Third Additional Space in its then “as-is” condition as of the Third Additional Space Commencement Date and Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Third Additional Space in order to make it suitable and ready for occupancy and use by Tenant.

(ii) The Fourth Additional Space Only. Tenant acknowledges and agrees that Tenant has inspected the Fourth Additional Space, is fully familiar with the physical condition thereof and agrees to accept possession of the Fourth Additional Space in its then “as-is” condition as of the Fourth Additional Space Commencement Date and Tenant acknowledges and agrees that Landlord shall have no obligation to do any work in or to the Fourth Additional Space in order to make it suitable and ready for occupancy and use by Tenant.

7. Landlord’s Contribution.

a. The Third Additional Space Only.

(i) Tenant shall have prepared by a registered architect and/or a licensed professional engineer, at its sole cost and expense, and submit to Landlord for its approval in accordance with the applicable provisions of the Lease, final and complete dimensioned architectural, mechanical, electrical and structural drawings and specifications in a form ready for use as construction drawings (“Tenant’s Plans”) for the installation of alterations, installations, decorations and improvements in the Third Additional Space to prepare the same for Tenant’s initial occupancy thereof (“Tenant’s Third Additional Space Alteration Work”). All such construction plans and specifications and all such work shall be effected in accordance with all applicable provisions of the Lease, including, without limitation, Article 8, at Tenant’s sole cost and expense. In connection with any Tenant’s Third Additional Space Alteration Work, Landlord shall reasonably cooperate with Tenant in connection with obtaining necessary permits for any Tenant’s Third Additional Space Alteration Work, which may include, without limitation, executing applications reasonably required by Tenant for such permits prior to completion of Landlord’s review of Tenant’s Plan s, provided that (A) execution of any such application by Landlord shall not constitute Landlord ‘s consent to Tenant’s Third Additional Space Alteration Work in question (which consent shall still be required in accordance with all applicable provisions of the Lease, including, without limitation, Article 8, prior to the performance of any Tenant’s Third Additional Space Alteration Work), (B) no such application shall include a proposed change in the Certificate of Occupancy for the Building, and (C) Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for all reasonable out-of-pocket third party costs and expenses reasonably incurred by Landlord in connection with Landlord’s cooperation in obtaining such permits.

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(ii) If and so long as Tenant is not in monetary or material non-monetary default under the Lease after notice, (in which event Tenant’s rights under this Article shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated), then subject to and in accordance with the provisions of this Section 7, Landlord shall contribute up to the sum of $80,875.00 (“Landlord’s Third AS Contribution”) to the cost of labor and materials for the portion of the Tenant’s Third Additional Space Alteration Work which constitutes Qualified Renovations. “Qualified Renovations” shall be defined as: (A) the labor and materials used by Tenant to construct permanent leasehold improvements and alterations to the Third Additional Space in compliance with the Lease after the date hereof and prior to the last day of the twenty-fourth (24th) calendar month following the Third Additional Space Commencement Date and (B) up to but not exceeding the sum of $16,175.00 of Landlord’s Third AS Contribution may be applied towards the Soft Costs (as defined below) incurred in connection therewith. Without limitation, for purposes of this Article, Qualified Renovations shall be deemed not to include and Landlord’s Third AS Contribution shall not be applied to the cost of interest, late charges, trade fixtures, furniture, furnishings, moveable business equipment or any personal property whatsoever, or to the cost of labor, materials or services used to furnish or provide the same. For the purposes hereof, the term “Soft Costs” shall mean the cost of architectural, planning, engineering and filing fees, equipment, workstations, related cabinetry, and/or work surfaces (whether or not affixed to walls and/or convector covers), incurred in connection with the performance of Tenant’s Third Additional Space Alteration Work. Notwithstanding anything to the contrary contained in the Lease or this Agreement, Tenant shall not be required to pay Landlord any inspection or supervisory fee (other than out-of-pocket third party expenses) in connection with any Qualified Renovations to the Third Additional Space.

(iii) “Requisition” shall mean a request by Tenant for payment from Landlord for Qualified Renovations and shall consist of such documents and information from Tenant as Landlord may require to substantiate the completion of, and payment for, such Qualified Renovations to which the Requisition relates (the “Work Cost”) and shall include, without limitation, the following: an itemization of Tenant’s total construction costs, detailed by contractor, subcontractors, vendors and materialmen; bills, receipts, lien waivers and releases from all contractors, subcontractors, vendors and materialmen; architects’ and Tenant’s certification of completion, payment and acceptance, and all governmental approvals and confirmations of completion for the portion of the Tenant’s Third Additional Space Alteration Work theretofore completed and for which Tenant seeks payment.

(iv) From time-to-time, but not more than once in any calendar month during the term, Tenant may give Landlord a Requisition for so much of the Work Cost as arose since the end of the period to which the most recent prior Requisition related, or, with respect to the first Requisition, for the initial Work Cost.

(v) If Tenant is not then in monetary or material non-monetary default under the Lease after notice, (in which event Tenant’s rights under this Article shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated), and provided that all documents and information required by Landlord have been provided, within thirty (30) days after Landlord receives a Requisition, Landlord shall pay Tenant ninety percent (90%), of the Work Cost reflected in such Requisition and shall withhold the remaining ten percent (10%) of Work Cost (the “Retainage”); and provided that Tenant is not then in monetary or material non-monetary default under the Lease after notice, (in which event Tenant’s rights under this Article shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated), within thirty (30) days after Tenant furnishes Landlord with (x) a final, stamped set of “as-built” plans for the Third Additional Space which demonstrates that Tenant’s Third Additional Space Alteration Work has been completed in accordance with plans and specifications first approved by Landlord and (y) its final Requisition which demonstrates that Tenant’s Third Additional Space Alteration Work has been completed and paid for in full by Tenant and (z) all documents and information required by Landlord including, without limitation, final approvals and “sign offs” from all governmental and quasi-governmental agencies and authorities having jurisdiction, Landlord shall pay Tenant all the Retainages.

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(vi) It is expressly understood and agreed that if the amount of Landlord’s Third AS Contribution is less than the cost of Tenant’s Third Additional Space Alteration Work, Tenant shall remain solely responsible for the payment and completion of, and in all events shall complete, at its sole cost and expense, Tenant’s Third Additional Space Alteration Work on or before the last day of the twenty-fourth (24th) calendar month following the Third Additional Space Commencement Date. Any portion of Landlord’s Fourth AS Contribution not disbursed towards Tenant’s Third Additional Space Alteration Work and Tenant’s Fourth Additional Space Alteration Work in accordance with subsection (c), below, shall be retained by Landlord.

b. The Fourth Additional Space Only

(i) Tenant shall have prepared by a registered architect and/or a licensed professional engineer, at its sole cost and expense, and submit to Landlord for its approval in accordance with the applicable provisions of the Lease, final and complete dimensioned architectural, mechanical, electrical and structural drawings and specifications in a form ready for use as construction drawings (“Tenant’s Plans”) for the installation of alterations, installations, decorations and improvements in the Fourth Additional Space to prepare the same for Tenant’s initial occupancy thereof (“Tenant’s Fourth Additional Space Alteration Work”). All such construction plans and specifications and all such work shall be effected in accordance with all applicable provisions of the Lease, including, without limitation, Article 8, at Tenant’s sole cost and expense. In connection with any Tenant’s Fourth Additional Space Alteration Work, Landlord shall reasonably cooperate with Tenant in connection with obtaining necessary permits for any Tenant’s Fourth Additional Space Alteration Work, which may include, without limitation, executing applications reasonably required by Tenant for such permits prior to completion of Landlord’s review of Tenant’s Plans, provided that (A) execution of any such application by Landlord shall not constitute Landlord’s consent to Tenant’s Fourth Additional Space Alteration Work in question (which consent shall still be required in accordance with all applicable provisions of the Lease, including, without limitation, Article 8, prior to the performance of any Tenant’s Fourth Additional Space Alteration Work), (B) no such application shall include a proposed change in the Certificate of Occupancy for the Building, and (C) Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for all reasonable actual out-of-pocket costs and expenses reasonably incurred by Landlord in connection with Landlord’s cooperation in obtaining such permits.

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(ii) If and so long as Tenant is not then in monetary or material non-monetary default under the Lease after notice, (in which event Tenant’s rights under this Article shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated), then subject to and in accordance with the provisions of this Section 7, Landlord shall contribute up to the sum of $245,960.00 (“Landlord’s Fourth AS Contribution”) to the cost of labor and materials for the portion of the Tenant’s Fourth Additional Space Alteration Work which constitutes Qualified Renovations. “Qualified Renovations” shall be defined as: (A) the labor and materials used by Tenant to construct permanent leasehold improvements and alterations to the Fourth Additional Space in compliance with the Lease after the date hereof and prior to the last day of the twenty-fourth (24th) calendar month following the Fourth Additional Space Commencement Date and (B) up to but not exceeding the sum of $49,192.00 of Landlord’s Fourth AS Contribution may be applied towards the Soft Costs (as defined below) incurred in connection therewith. Without limitation, for purposes of this Article, Qualified Renovations shall be deemed not to include and Landlord’s Fourth AS Contribution shall not be applied to the cost of interest, late charges, trade fixtures, furniture, furnishings, moveable business equipment or any personal property whatsoever, or to the cost of labor, materials or services used to furnish or provide the same. For the purposes hereof, the term “Soft Costs” shall mean the cost of architectural, planning, engineering and filing fees, equipment, workstations, related cabinetry, and/or work surfaces (whether or not affixed to walls and/or convector covers), incurred in connection with the performance of Tenant’s Fourth Additional Space Alteration Work. Notwithstanding anything to the contrary contained in the Lease or this Agreement, Tenant shall not be required to pay Landlord any inspection or supervisory fee (other than out-of-pocket third party expenses) in connection with any Qualified Renovations to the Fourth Additional Space.

(iii) “Requisition” shall mean a request by Tenant for payment from Landlord for Qualified Renovations and shall consist of such documents and information from Tenant as Landlord may require to substantiate the completion of, and payment for, such Qualified Renovations to which the Requisition relates (the “Work Cost”) and shall include, without limitation, the following: an itemization of Tenant’s total construction costs, detailed by contractor, subcontractors, vendors and materialmen; bills, receipts, lien waivers and releases from all contractors, subcontractors, vendors and materialmen; architects’ and Tenant’s certification of completion, payment and acceptance, and all governmental approvals and confirmations of completion for the portion of the Tenant’s Fourth Additional Space Alteration Work theretofore completed and for which Tenant seeks payment.

(iv) From time-to-time, but not more than once in any calendar month during the term, Tenant may give Landlord a Requisition for so much of the Work Cost as arose since the end of the period to which the most recent prior Requisition related, or, with respect to the first Requisition, for the initial Work Cost.

(v) If Tenant is not then in monetary or material non-monetary default under the Lease after notice, (in which event Tenant’s rights under this Article shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated), and provided that all documents and information required by Landlord have been provided, within thirty (30) days after Landlord receives a Requisition, Landlord shall pay Tenant ninety percent (90%), of the Work Cost reflected in such Requisition and shall withhold the remaining ten percent (10%) of Work Cost (the “Retainage”); and provided that Tenant is not then in monetary or material non-monetary default under the Lease after notice, (in which event Tenant’s rights under this Article shall be suspended until such time, if ever, as Tenant fully cures the default alleged in such notice, at which time Tenant’s rights hereunder shall be reinstated), within thirty (30) days after Tenant furnishes Landlord with (x) a final, stamped set of “as-built” plans for the Fourth Additional Space which demonstrates that Tenant’s Fourth Additional Space Alteration Work has been completed in accordance with plans and specifications first approved by Landlord and (y) its final Requisition which demonstrates that Tenant’s Fourth Additional Space Alteration Work has been completed and paid for in full by Tenant and (z) all documents and information required by Landlord including, without limitation, final approvals and “sign offs” from all governmental and quasi-governmental agencies and authorities having jurisdiction, Landlord shall pay Tenant all the Retainages.

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(vi) It is expressly understood and agreed that if the amount of Landlord’s Fourth AS Contribution is less than the cost of Tenant’s Fourth Additional Space Alteration Work, Tenant shall remain solely responsible for the payment and completion of, and in all events shall complete, at its sole cost and expense, Tenant’s Fourth Additional Space Alteration Work on or before the last day of the twenty-fourth (24th) calendar month following the Fourth Additional Space Commencement Date. Any portion of Landlord’s Fourth AS Contribution not disbursed towards Tenant’s Fourth Additional Space Alteration Work and Tenant’s Third Additional Space Alteration Work in accordance with subsection (c), below, shall be retained by Landlord.

(vii) Notwithstanding anything to the contrary contained in this Agreement, following the completion of Tenant’s Fourth Additional Space Alteration Work and Tenant’s Third Additional Space Alteration Work, Tenant shall be permitted to: (i) submit a Requisition for Qualified Renovations, in accordance with the terms of this Section 7, and apply all or any portion of any unused Landlord’s Third AS Contribution towards all or any portion of Tenant’s Fourth Additional Space Alteration Work and/or Tenant’s Third Additional Space Alteration Work, and (ii) submit a Requisition for Qualified Renovations, in accordance with the terms of this Section 7, and apply all or any portion of any unused Landlord’s Fourth AS Contribution towards all or any portion of Tenant’s Fourth Additional Space Alteration Work and/or Tenant’s Third Additional Space Alteration Work.

(viii) Notwithstanding anything to the contrary contained in this Agreement or in the Lease, in the event that any portion of Landlord’s Third AS Contribution and Landlord’s Fourth AS Contribution shall be unused by Tenant as of the last day of the twenty-fourth (24th) calendar month following the Fourth Additional Space Commencement Date, or as of the sooner completion of Tenant’s Fourth Additional Space Alteration Work and Tenant’s Third Additional Space Alteration Work, then provided and on condition that: (A) Tenant’s Fourth Additional Space Alteration Work and Tenant’s Third Additional Space Alteration Work, have been completed in accordance with the terms of the Lease, as modified by this Agreement, and (B) at least seventy (70%) percent of Landlord’s Third AS Contribution and seventy (70%) percent of Landlord’s Fourth AS Contribution has been used by Tenant for Tenant’s Fourth Additional Space Alteration Work and Tenant’s Third Additional Space Alteration Work, Tenant shall be permitted to submit a written notice to Landlord requesting that Landlord apply the unused portion of Landlord’s Fourth AS Contribution and Landlord’s Third AS Contribution (but in no event more than thirty (30%) percent of Landlord’s Fourth AS Contribution and Landlord’s Third AS Contribution) towards the next ensuing installment (s) of Fixed Annual Rent. Upon Landlord’s receipt of such written notice, Landlord shall apply any such unused portion of Landlord’s Fourth AS Contribution and Landlord’s Third AS Contribution by way of credit against the monthly installment(s) of Fixed Annual Rent next accruing under this Lease.

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8. Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

9. Entire Agreement.

The Lease, as modified by this Agreement, represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by a written agreement executed by all parties hereto. All prior understandings or agreements between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the Third Additional Space or the Fourth Additional Space or any matter or thing affecting or relating to the Third Additional Space or the Fourth Additional Space except, as specifically set forth in this Agreement. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up,” representation, agreement or information pertaining to the Third Additional Space, the Fourth Additional Space or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

10. Effectiveness.

Landlord and Tenant agree that this Agreement is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord or Tenant in any way unless and until: (i) Tenant has duly executed and delivered duplicate originals hereof to Landlord; and (ii) Landlord has executed and delivered one of said originals to Tenant.

11. Ratification.

Except as specifically modified herein, all other terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

12. No Brokers/Indemnification.

a. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than SL Green Leasing LLC and Cushman & Wakefield, Inc. (collectively, the “Brokers”) and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (other than the Brokers) with respect to this Agreement or the negotiation thereof.

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b. Landlord covenants, represents and warrants that Landlord has had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than the Brokers, and Landlord covenants and agrees to defend, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent, including Brokers, with whom Landlord has dealt with respect to this Agreement or the negotiation thereof. Landlord agrees to pay any commissions due the Brokers in connection with this Agreement, pursuant to a separate agreement(s).

13. Miscellaneous.

a. The captions in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

b. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

c. Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

d. If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

e. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, facsimile or e-mailed signatures shall be deemed original signatures for the purposes hereof, provided that the party providing such electronic, facsimile or e-mailed signature shall deliver an original counterpart of such signature to the other party within five (5) business days thereafter.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the date first above written.

LANDLORD:	SLG TOWER 45 LLC, as Landlord

	By:	/s/ Steven M. Durels
Name: Steven M. Durels
Title: Executive Vice President, Director of Leasing and Real Property

Witness:

By:
Name:

TENANT:	SCHRÖDINGER, INC., as Tenant

	By:	/s/ Ramy Farid
Name: Ramy Farid
Title: President

Witness:

By:	/s/ Yvonne Tran
Name: Yvonne Tran
General Counsel

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EXHIBIT A

LOCATION PLAN OF THE THIRD ADDITIONAL SPACE

1610
1605
1600

SCALE:
0 4' 12' 24'

ALL DIMENSIONS ARE APPROXIMATE AND ARE SUBJECT TO NORMAL BUILDING VARIANCES.

120 WEST 45TH STREET
16TH FLOOR

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EXHIBIT B

LOCATION PLAN OF THE FOURTH ADDITIONAL SPACE

1610
1600

SCALE:
0 4' 12' 24'
ALL DIMENSIONS ARE APPROXIMATE AND ARE SUBJECT TO NORMAL BUILDING VARIANCES.

120 WEST 45TH STREET
16TH FLOOR

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EXHIBIT C

THIRD ADDITIONAL SPACE FIXED ANNUAL RENT SCHEDULE

Period	Fixed Annual Rent	Monthly Installment
from the Third Additional Space Rent Commencement Date through & including the day immediately preceding the fifth (5th) anniversary thereof;	$155,280.00	$12,940.00
from the fifth (5th) anniversary of the Third Additional Space Rent Commencement Date through and including the T/F Additional Space Expiration Date.	$171,455.00	$14,287.92

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EXHIBIT D

FOURTH ADDITIONAL SPACE FIXED ANNUAL RENT SCHEDULE

Period	Fixed Annual Rent	Monthly Installment
from the Fourth Additional Space Rent Commencement Date through & including the T/F Additional Space Expiration Date.	$356,642.00	$29,720.17

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EXHIBIT E

FIRST ADDITIONAL SPACE FIXED ANNUAL RENT SCHEDULE

Period	Fixed Annual Rent	Monthly Installment
From February 1, 2020 through & including the T/F Additional Space Expiration Date.	$270,515.00	$22,542.92

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EXHIBIT F

LOCATION PLAN OF THE FIRST ADDITIONAL SPACE, THIRD ADDITIONAL

SPACE, AND FOURTH ADDITIONAL SPACE FOLLOWING THE FOURTH

ADDITIONAL SPACE COMMENCEMENT DATE

SCALE:
0 4' 12' 25'

120 WEST 45TH STREET
16TH FLOOR

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FOURTH LEASE MODIFICATION

AND

ADDITIONAL SPACE AGREEMENT

FOURTH LEASE MODIFICATION AND ADDITIONAL SPACE AGREEMENT (this “Agreement”) dated as of May 30th, 2017 by and among AKCO T45 LLC and 33RD T45 LLC, tenants in common and successors-in-interest to SLG Tower 45 LLC (together, “Landlord”) having an office c/o Kamber Management Company LLC, 551 Fifth Avenue, Suite 2200, New York, New York 10176 and SCHRÖDINGER, INC., a Delaware corporation, having an office at 120 West 45th Street, 17th floor, New York, New York 10036 (hereinafter referred to as “Tenant”).

Statement of Facts

Landlord’s predecessor-in-interest, SLG Tower 45 LLC, and Tenant (which the parties agree was erroneously referenced as Schrodinger, Inc. in the Lease, as hereinafter defined) entered into that certain lease agreement dated as of July 8, 2009 (the “Original Lease”), which Original Lease was amended by that certain Lease Modification And Additional Space Agreement dated as of April 7, 2011 (the “First Modification”), Second Lease Modification And Additional Space Agreement dated as of August 12, 2013 (the “Second Modification”) and Third Lease Modification And Additional Space Agreement dated as of November 20, 2014 (the “Third Modification”). The Original Lease as amended by such First Modification, Second Modification and Third Modification is herein collectively referred to as the “Lease”. Landlord has succeeded to the interest of SLG Tower 45 LLC as landlord under the Lease.

Pursuant to the Lease, Landlord leases to Tenant and Tenant hires from Landlord the following spaces in the Building, all on the terms and as more particularly set forth in the Lease:

(i)	the entire rentable portion of the seventeenth (17th) floor of the Building (the “17th Floor Premises”) for a term set to expire on January 31, 2020;

(ii)	a portion of the sixteenth (16th) floor of the Building designated as Suite 1600 (the “First 16th Floor Premises”) for a term set to expire on August 31, 2021;

(iii)	the entire rentable portion of the eighth (8th) floor of the Building (the “8th Floor Premises”) for a term set to expire on January 31, 2020;

(iv)	a portion of the sixteenth (16th) floor of the Building designated as Suite 1605 (the “Second 16th Floor Premises”) for a term set to expire on August 31, 2021; and

(v)	a portion of the sixteenth (16th) floor of the Building designated as Suite 1610 (the “Third 16th Floor Premises”) for a term set to expire on August 31, 2021.

The 17th Floor Premises, First 16th Floor Premises, 8th Floor Premises, Second 16th Floor Premises and Third 16th Floor Premises are herein collectively referred to as the “Existing Premises”.

Landlord and Tenant now desire to amend the Lease to provide for the leasing to Tenant of the following additional spaces in the Building:

(i)

the entire rentable portion of the twentieth (20th) floor of the Building, which the parties agree consists of 12,919 rentable square feet, as approximately indicated by hash marks on the location plan attached to this Agreement as Exhibit A-1 (herein, the “20th Floor Premises”) for a term expiring on January 31, 2020 (herein, the “20th and 21st Floor Premises Expiration Date”); and

(ii)

the entire rentable portion of the twenty-first (21st) floor of the Building, which the parties agree consists of 12,919 rentable square feet, as approximately indicated by hash marks on the location plan attached to this Agreement as Exhibit A-2 (herein, the “21st Floor Premises”) for a term expiring on the 20th and 21st Floor Premises Expiration Date.

Terms

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Demise/Term.

(a) 20th Floor Premises and 21st Floor Premises.

(i) 20th and 21st Floor Premises Commencement Date. Effective as of the “20th and 21st Floor Premises Commencement Date” (as hereinafter defined), the 20th Floor Premises and 21st Floor Premises are hereby added to the Existing Premises under all of the terms, covenants and conditions of the Lease, except to the extent expressly modified herein, for a term commencing on the 20th and 21st Floor Premises Commencement Date and ending on the 20th and 21st Floor Premises Expiration Date or on such earlier date upon which the term of the Lease shall expire, be canceled or terminated pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law

(ii) Anticipated Commencement Date. Landlord and Tenant acknowledge that the 20th and 21st Floor Premises Commencement Date is anticipated to occur on August 1, 2017 (the “20th and 21st Floor Anticipated Commencement Date”).

(iii) As used herein, the “20th and 21st Floor Premises Commencement Date” shall mean August 1, 2017 provided that “Landlord’s Work”, as hereinafter defined, has been substantially completed on or before such date and Landlord has given Tenant not less than five (5) business days advance notice thereof.

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(iv) Once the 20th and 21st Floor Premises Commencement Date occurs, Landlord and Tenant shall execute a Confirmatory Agreement in the form annexed hereto as Exhibit D confirming the same within ten (10) days of written demand therefor, but any failure to execute such a memorandum shall not affect such date. Notwithstanding anything herein to the contrary, if Landlord’s Work in the 20th Floor Premises and/or 21st Floor Premises are substantially completed prior to the 20th and 21st Floor Anticipated Commencement Date, Tenant may occupy same for the conduct of its business without affecting the dates set forth in Exhibits C-1 and C-2 or any other provisions hereof and Tenant shall not be required to pay Fixed Annual Rent for such earlier period.

(b) “As-is” Condition /Landlord’s Work.

(i) “As-is” Condition. Tenant acknowledges and agrees that Tenant has inspected the 20th Floor Premises and 21st Floor Premises, is fully familiar with the physical condition thereof and agrees to accept possession of the 20th Floor Premises and 21st Floor Premises in its “as-is” condition as of the date of this Agreement, subject only to the performance of Landlord’s Work. Other than the performance of Landlord’s Work, Landlord shall have no obligation to do any work in or to the 20th Floor Premises or 21st Floor Premises in order to make them suitable and ready for occupancy and use by Tenant.

(ii)

Landlord’s Work. (A) Landlord, at its sole cost and expense, shall perform Landlord’s Work in the 20th Floor Premises and 21st Floor Premises. In the event Landlord shall be unable to deliver possession of the 20th Floor Premises or 21st Floor Premises to Tenant on the 20th and 21st Floor Anticipated Commencement Date with Landlord’s Work substantially completed, then (x) Landlord shall not be subject to any liability for such failure, and (y) the Lease, as modified by this Agreement, shall remain in full force and effect without extension of the Term with respect to the 20th Floor Premises or 21st Floor Premises and, subject to the provisions of sub-paragraph (C) below, Tenant’s obligation to pay Fixed Annual Rent and Additional Rent with respect to the 20th Floor Premises and 21st Floor Premises shall not commence until Landlord’s Work in the 20th Floor Premises and 21st Floor Premises has been substantially completed and the dates set forth in Exhibit C-1 and C-2 hereof setting forth the rates of Fixed Annual Rent payable on account of the 20th Floor Premises and 21st Floor Premises shall be adjusted forward on a day for day basis if and to the extent necessary to correspond to the actual 20th and 21st Floor Premises Commencement Date, as applicable. The foregoing notwithstanding, (1) if the 20th and 21st Floor Premises Commencement Date has not occurred by September 1, 2017 for any reason, and provided such delay is not due to any “Tenant Delay” or “Force Majeure” (as such quoted terms are hereinafter defined), then once the 20th and 21st Floor Commencement Date actually occurs, Tenant shall receive an abatement of Fixed Annual Rent with respect to the 20th Floor Premises and 21st Floor Premises equal to one-half of one day’s Fixed Annual Rent for each day from and after September 1, 2017 until the 20th and 21st Floor Premises Commencement Date (and as applied to the 21st Floor Premises, the period that Tenant does not pay Fixed Annual Rent shall be extended accordingly) and (2) if the 20th and 21st Floor Premises Commencement Date has not occurred by October 1, 2017 for any reason, and provided such delay is not due to any Tenant Delay or Force Majeure, then once the 20th and 21st Floor Commencement Date actually occurs, Tenant shall receive an abatement of Fixed Annual Rent with respect to the 20th Floor Premises and 21st Floor Premises equal to one day’s Fixed Annual Rent for each day from and after October 1, 2017 until the 20th and 21st Floor Premises Commencement Date (and as applied to the 21st Floor Premises, the period that Tenant does not pay Fixed Annual Rent shall be extended accordingly). Landlord shall not be subject to any additional liability for penalties or damages for failure to substantially complete Landlord’s Work by the 20th and 21st Floor Anticipated Commencement Date or any other date and the remedies set forth herein shall constitute Tenant’s sole remedies therefor. The provisions of this Article are intended to constitute an “express provision to the contrary” within the meaning of Section 223(a) of the New York Real Property Law.

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(B) “Landlord’s Work” shall have the meaning provided in Exhibit B attached to and made a part of this Agreement. For purposes of this Agreement, Landlord’s Work shall be deemed to be “substantially complete” when such work has been completed, or would have been completed but for Tenant Delay (as defined herein), except for non-material items, or so-called “punch list” items, the absence of which do not materially affect Tenant’s use or occupancy of the 20th Floor Premises and 21st Floor Premises, whichever shall then be applicable, for the conduct of Tenant’s business therein.

(C) If Landlord’s Work is not substantially completed by the 20th and 21st Floor Anticipated Commencement Date and is delayed by reason of any “Tenant Delay” (as hereinafter defined) which is not cured within one (1) business day after Landlord shall give Tenant notice thereof, then Tenant shall pay Fixed Annual Rent and Additional Rent on a per diem basis for each day of delay of Landlord’s substantial completion beyond the 20th and 21st Floor Anticipated Commencement Date caused by such Tenant Delay. For purposes hereof, (x) “Tenant Delay” means any delay which Landlord may encounter in the performance of Landlord’s obligations under this Lease to the extent that Landlord encounters such delay by reason of any act or omission of any nature of Tenant, Tenant’s agents, designers, architects, contractors or other vendors, including, without limitation, delays due to changes in or additions to Landlord’s Work requested by Tenant, delays by Tenant in submission of information or giving authorizations or approvals or delays due to the postponement of any of Landlord’s Work at the request of Tenant; and (y) “Force Majeure” shall mean acts of God, shortages of labor or materials, war, terrorist acts or activities, strikes, riots, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

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(D) Notwithstanding anything to the contrary contained herein, immediately following delivery of Landlord’s notice (which may be delivered verbally or by email) which shall be given at least ten (10) days prior to the 20th and 21st Floor Premises Commencement Date, Tenant shall be permitted to gain access to the 20th Floor Premises and/or 21st Floor Premises, as may then be applicable, for the sole and exclusive purpose of (u) installing customary telephone or computer wiring therein to serve the 20th Floor Premises and/or 21st Floor Premises, as may then be applicable, (v) performing work in the pantry, including adding a water line for refrigerators, installing refrigerators and new countertops, (w) adding furniture walls, (x) adding A/V Equipment, and (z) performing up to two (2) core drills out of the IT room between the 20th Floor Premises and 21st Floor Premises, provided and on condition that (i) at all times Tenant complies fully with, and such access shall be governed by and subject to, all terms, covenants and conditions of the Lease, except that notwithstanding the access to the 20th Floor Premises and/or 21st Floor Premises, as may then be applicable, afforded Tenant pursuant to this paragraph, Tenant shall not be responsible for the payment of Fixed Annual Rent or Additional Rent to Landlord with respect to the 20th Floor Premises and/or 21st Floor Premises, as may then be applicable, until the 20th and 21st Floor Premises Commencement Date; and (ii) subject to the provisions of Article 11 and Section 43.05 of the Lease, Tenant hereby indemnifies and agrees to defend and hold Landlord, its directors, officers, partners, members, employees, agents and representatives harmless from and against any claims, costs, expenses, damages and liabilities whatsoever arising out of Tenant’s access to or presence at the 20th Floor Premises and/or 21st Floor Premises, as may then be applicable, in connection with the access afforded Tenant pursuant to this paragraph; and (iii) subject to the provisions of Article 11 and Section 43.05 of the Lease, Tenant shall repair promptly, at Tenant’s sole cost and expense, in a good and workmanlike manner, using materials of a quality equal or superior to those which were damaged, and in accordance with the requirements of the Lease, any and all damage to the 20th Floor Premises and/or 21st Floor Premises, as may then be applicable, or the Building arising out of Tenant’s access to or presence at the 20th Floor Premises and/or 21st Floor Premises, as may then be applicable, in connection with the access afforded Tenant pursuant to this paragraph; and (iv) in the event that the presence of Tenant, or anyone claiming through Tenant, their respective agents, representatives or servants in the 20th Floor Premises and/or 21st Floor Premises, in connection with the access afforded Tenant pursuant to this paragraph delays Landlord’s performance or completion of Landlord’s Work to a date beyond the 20th and 21st Floor Anticipated Commencement Date, then Landlord’s time in which to substantially complete and thereafter complete such work shall be extended one (1) day for each day of such delay and Tenant’s obligations to commence payment of Fixed Annual Rent and Additional Rent shall not be delayed as aresult thereof and Tenant’s remedies set forth in sub-paragraph (ii) (A) above shall not apply to the extent thereof; and (v) any conflicts in staging or scheduling between (aa) Tenant’s wiring as permitted hereunder and (bb) Landlord’s performance or substantial completion of Landlord’s Work, shall be resolved in each instance in favor of Landlord’s Work. Notwithstanding anything to the contrary contained herein, Tenant’s mere presence in the 20th Floor Premises and/or 21st Floor Premises pursuant to this paragraph shall not be deemed Tenant’s acceptance of possession of the 20th Floor Premises and/or 21st Floor Premises, as may then be applicable, for the purposes of establishing the 20th and 21st Floor Premises Commencement Date.

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(c) End of Term. Insofar as Tenant is accepting the 20th Floor Premises and 21st Floor Premises in its “as-is” condition as of the date of this Agreement subject only to the performance of Landlord’s Work, Tenant shall not be obligated to remove any of the installations existing in the 20th Floor Premises or 21st Floor Premises as of date of this Agreement, including without limitation, any internal staircases, or to remove any of Landlord’s Work upon the expiration or termination of the Term of the Lease with respect to the 20th Floor Premises and 21st Floor Premises.

2.	Fixed Annual Rent.

(a) 20th Floor Premises. Effective as of the 20th and 21st Floor Premises Commencement Date, Tenant shall pay Fixed Annual Rent with respect to the 20th Floor Premises at the rates and on the dates set forth in the schedule annexed to and made a part of this Agreement as Exhibit C-1.

(b) 21st Floor Premises. Effective as of the 20th and 21st Floor Premises Commencement Date, Tenant shall pay Fixed Annual Rent with respect to the 21st Floor Premises at the rates and on the dates set forth in the schedule annexed to and made a part of this Agreement as Exhibit C-2.

(c) The dates set forth in Exhibits C-1 and C-2 hereof setting forth the rates of Fixed Annual Rent payable on account of the 20th Floor Premises and 21st Floor Premises are based upon the 20th and 21st Floor Premises Commencement Date actually occurring on the 20th and 21st Floor Anticipated Commencement Date and, if such dates do not correspond, the dates set forth on Exhibits C-1 and C-2 shall be adjusted forward on a day for day basis if and to the extent necessary to correspond to the actual 20th and 21st Floor Premises Commencement Date and the applicable anniversary dates thereof shall also be so adjusted, but in no event shall the 20th and 21st Floor Expiration Date be adjusted.

3.	Real Estate Tax Escalations.

(a) 20th and 21st Floor Premises. Effective as of the 20th and 21st Floor Premises Commencement Date, the Lease shall be modified to provide that Tenant shall also pay tax escalation as provided in Article 32 of the Lease with respect to the 20th Floor Premises and 21st Floor Premises, except that with respect to the 20th Floor Premises and 21st Floor Premises only:

(i) For purposes of Article 32.01(a) of the Lease, the reference to the rentable square foot area of the Premises at line two (2) thereof shall be deemed to refer to “25,838” with respect to the 20th Floor Premises and 21st Floor Premises.

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(ii) For purposes of Article 32.0l(b)(i) of the Lease, the reference to “Tenant’s Share” at line two (2) thereof shall be deemed to refer to “five and ninety hundredths percent (5.90%)” with respect to the 20th Floor Premises and 21st Floor Premises.

(iii) For purposes of Article 32.0l(b)(iii) of the Lease the “Base Tax Year” with respect to the 20th Floor Premises and 21st Floor Premises shall mean the New York City real estate fiscal tax year commencing on July 1, 2017 through June 30, 2018.

4.	2020 Expiration Space.

(a) Definitions. As used herein, the following terms shall have the following meanings.

(i) “2020 Expiration Space” shall mean the 8th Floor Premises, 17th Floor Premises, 20th Floor Premises and 21st Floor Premises;

(ii) “2021 Expiration Space” shall mean the First Sixteenth Floor Premises, Second Sixteenth Floor Premises and Third Sixteenth Floor Premises;

(iii) “2020 Expiration Date” shall mean January 31, 2020;

(iv) “2021 Expiration Date” shall mean August 31, 2021; and

(v) “Stub Term” shall mean the nineteen (19) month period from the 2020 Expiration Date to the 2021 Expiration Date.

(b) Short Term Extension Right.

(i) Landlord and Tenant acknowledge that the 2020 Expiration Space and 2021 Expiration Space have different Expiration Dates under the Lease. Provided Tenant is not then in default of its obligations under the Lease after the giving of any required notice and expiration of any applicable grace or cure period, and further provided the Named Tenant (and any Permitted Transferees and desk space users) is occupying not less than eighty percent (80%) of the entire Premises for the conduct of its business at the time of its election, the Named Tenant shall have the right (the “Short Term Extension Right”) to extend the Term of this Lease with respect to the 2020 Expiration Space for the Stub Term to the 2021 Expiration Date by delivering written notice of the exercise thereof (the “Short Term Extension Notice”) to Landlord no later than January 31, 2019, time being of the essence. The Short Term Extension Right shall apply only to the 2020 Expiration Space in its entirety.

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(ii) Should Tenant be entitled to and exercise the Short Term Extension Right as herein provided, then the Term of the Lease with respect to the 2020 Expiration Space shall be deemed extended to the 2021 Expiration Date on all the terms, covenant and conditions of the Lease, except as follows:

(A) Fixed Annual Rent. The Fixed Annual Rent for the 2020 Expiration Space for the Stub Term shall be as set forth on Exhibit C-3 annexed hereto;

(B) Operating Expenses. Tenant shall not be obligated to pay for increases in Expenses pursuant to Article 49 of the Lease for the 2020 Expiration Space during the Stub Term. The foregoing shall not be deemed to relieve Tenant of its obligation to pay for increases in Expenses pursuant to Article 49 of the Lease accruing up to the 2020 Expiration Date; and

(C) Real Estate Taxes. The “Base Tax Year” during the Stub Term for the 2020 Expiration Space for purposes of Article 32.01 (b) (iii) shall mean calendar year 2018 (i.e., the average of (x) the Real Estate Taxes for the New York City real estate fiscal tax year commencing on July 1, 2017 through June 30, 2018 and (y) the Real Estate Taxes for the New York City real estate fiscal tax year commencing on July 1, 2018 through June 30, 2019)

(iii) Except as expressly set forth above, all of the terms, covenants and conditions of the Lease as amended by this Agreement shall continue in full force and effect during the Stub Term, including items of Additional Rent. In the event that Tenant shall fail to give the Short Term Extension Notice to Landlord on or prior to January 31, 2019, then Tenant shall be deemed to have waived its Short Term Extension Right hereunder. Landlord shall have the right, in its sole discretion, to waive any or all of the foregoing conditions to Tenant’s exercise of its Short Term Extension Right. Upon the giving of the Short Term Extension Notice, Tenant shall have no further right or option to extend or renew the Term, except as set forth in Article 50 of the Lease (which the parties have nevertheless agreed does not apply to the 20th Floor Premises or 21st Floor Premises). Tenant’s failure to timely exercise its Short Term Extension Right in compliance with all of the requirements of this provision shall be deemed a waiver of Tenant’s Short Term Extension Right hereunder.

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5.	Miscellaneous Lease Modifications.

(a) Additional Security Deposit. Landlord is in receipt of the sum of $913,488.00 representing the existing security deposit under the Lease (herein, the “Existing Security Deposit”). Upon execution of this Agreement, Tenant shall deposit with Landlord the additional sum of $585,664.00 (the “Fourth Modification Additional Security”) which shall be held by Landlord in addition to the Existing Security Deposit presently held by Landlord as additional security for the performance of Tenant’s obligations accruing under the Lease, as modified by this Agreement. The Fourth Modification Additional Security shall be held and applied by Landlord in accordance with the provisions of Article 31 of the Lease; provided, however, the provisions of Article 31.02 shall not apply to the Fourth Modification Additional Security and the Fourth Modification Additional Security shall not be subject to any reduction as provided for therein with respect to the Security originally posted by Tenant thereunder. Tenant may deposit cash for the Fourth Modification Additional Security and thereafter Tenant may replace all or part of either the Existing Security Deposit or the Fourth Modification Additional Security with a Letter of Credit reasonably acceptable to Landlord at which time the corresponding amount of cash security shall be promptly returned to Tenant.

(b) Electricity. Electricity shall be supplied to the 20th Floor Premises and 21st Floor Premises in accordance with the following.

41.01 Tenant acknowledges and agrees that electric service shall be purchased by Tenant for the 20th Floor Premises and 21st Floor Premises directly from the public utility serving the Building and measured by a one or more electric meters which Landlord shall install, at Landlord’s sole cost and expense, at or prior to the 20th and 21st Floor Premises Commencement Date. Subject to causes beyond its reasonable control, Landlord agrees to make available to Tenant for use within the each of the 20th Floor Premises and 21st Floor Premises only, an average demand load of six (6) watts of electricity per rentable square foot for all purposes, exclusive of the Existing HVAC Equipment. Except and to the extent same results from the negligence or willful misconduct of Landlord, its employees, agents or contractors, (however, under no circumstances shall Landlord be liable for any consequential or special damages), Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements; provided, however, that Tenant shall have such remedies as are provided for in Section 10.03 of the Lease. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or wiring installation, which Landlord represents are sufficient to deliver the average demand load of six (6) watts of electricity as referenced above. Landlord reserves the right to terminate Tenant’s use of electric service in the event of emergency, if necessary in connection with the performance of any improvements, repairs or maintenance to the Building or if required by law, in which event the Lease shall remain in full force and effect and Tenant shall have no claim against Landlord for damages, set-off or abatement. Tenant covenants and agrees that at all times its use of electric service shall never exceed the capacity of existing Building facilities.

41.02 At the option of Landlord, Tenant agrees to purchase from Landlord or its agents all lamps and bulbs used in the 20th Floor Premises and 21st Floor Premises, and to pay for the cost of installation thereof, provided that all such lamps, bulbs and installation are competitively priced and that such services are furnished in a timely and competent manner. Except and to the extent same results from the negligence or willful misconduct of Landlord, its employees, agents or contractors, (however, under no circumstances shall Landlord be liable for any consequential or special damages), Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements; provided, however, that Tenant shall have such remedies as are provided for in Section 10.03 of the Lease. Any riser or risers to supply Tenant’s additional electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the 20th Floor Premises or 21st Floor Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

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(c) Freight Elevator.

(i) 20th Floor Premises and 21st Floor Premises Only. Effective as of the 20th and 21st Floor Premises Commencement Date, Article 30.01 B of the Lease is hereby deleted in its entirety and replaced with the following: with respect only to the 20th Floor Premises and 21st Floor Premises. “Tenant may use one (1) freight elevator car free of charge on an “after hours” basis solely in connection with its construction and furnishing of and initial move into the 20th Floor Premises and/or 21st Floor Premises, provided that (a) such use does not exceed thirty (30) hours in the aggregate for each such space (provided that if such usage exceeds thirty (30) hours in the aggregate for each such space, Tenant shall pay to Landlord, as Additional Rent within twenty (20) days after demand, an amount equal to the standard freight charges of the Building for such excess usage); and (b) Tenant reserves said freight elevator car upon at least twenty-four (24) hours notice”.

(d) Air Conditioning.

(i) 20th Floor Premises and 21st Floor Premises. Commencing as of the 20th and 21st Floor Premises Commencement Date, air-conditioning shall be supplied to the 20th Floor Premises and 21st Floor Premises, respectively, in accordance with the following.

(A) Landlord shall make available to Tenant, and Tenant shall be permitted to use, the base Building equipment presently supplying air-conditioning service to the 20th Floor Premises and 21st Floor Premises, respectively (the “Existing HVAC Equipment”) Monday to Friday from 8:00 a.m. to 6:00 p.m. (i) during the Building’s “Cooling Season” (which is currently May 15 through October 15) for those portions of the Existing HVAC Equipment serving the perimeter portions of the 20th Floor Premises and 21st Floor Premises, respectively, and (ii) three hundred sixty-five (365) days a year for those portions of the Existing HVAC System serving the interior portions of the 20th Floor Premises and 21st Floor Premises, respectively, in each instance subject to and in accordance with the provisions of this Article. Landlord represents that as of the 20th and 21st Floor Premises Commencement Date with respect to the 20th Floor Premises and the 21st Floor Premises, the Existing HVAC Equipment is or will be in working order and has or will have a cooling capacity which is appropriate for normal office use and normal occupancy density, to wit: the Existing HVAC Equipment is designed to make available a capacity of one (1) ton of HVAC per 300 usable square feet, and is designed to deliver a summer-winter temperature of between 72 and 78 degrees Fahrenheit. Landlord shall repair and maintain the Existing HVAC Equipment in good working order and condition, at Landlord’s cost and expense; provided, however, that all other air conditioning systems, equipment and facilities hereafter located in or servicing the 20th Floor Premises or 21st Floor Premises, as applicable (the “Supplemental Systems”) including, without limitation, the ducts, dampers, registers, grilles and appurtenances utilized to distribute conditioned air within the 20th Floor Premises or 21st Floor Premises, as applicable, in connection with both the Existing HVAC Equipment and/or the Supplemental Systems (collectively hereinafter referred to as the “HVAC System”), shall be maintained, repaired and operated by Tenant in compliance with all present and future laws and regulations relating thereto at Tenant’s sole cost and expense. Tenant shall pay for all electricity consumed in the operation of the HVAC System (and/or water, gas and steam) for the production of chilled and/or condenser water and its supply to the 20th Floor Premises or 21st Floor Premises, if applicable, which shall become the obligation of Tenant subject to the terms of Article 41 of the Lease with respect to the 20th Floor Premises and 21st Floor Premises, as applicable (as expressly set forth in Section 4 (b) of this Agreement). Tenant shall pay for all parts and supplies necessary for the proper operation of the HVAC System (and any restoration or replacement by Tenant of all or any part thereof shall be in quality and class at least equal to the original work or installations); provided, however, that Tenant shall not alter, modify, remove or replace the HVAC System, or any part thereof, without Landlord’s prior written consent.

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(B) Without limiting the generality of the foregoing, Tenant shall, at its own cost and expense, (a) cause to be performed all maintenance of the HVAC System (other than the Existing HVAC Equipment), including all repairs and replacements thereto, and (b) commencing as of the 20th and 21st Floor Premises Commencement Date and thereafter throughout the Term of the Lease, maintain in force and provide a copy of same to Landlord an air conditioning service repair and full service maintenance contract covering the HVAC System (other than the Existing HVAC Equipment) in form reasonably satisfactory to Landlord with an air conditioning contractor or servicing organization approved by Landlord. All such contracts shall provide for the thorough overhauling of the HVAC System (other than the Existing HVAC Equipment) at least once each year during the Term of this Lease and shall expressly state that (i) it shall be an automatically renewing contract terminable upon not less than thirty (30) days prior written notice to Landlord (sent by certified mail, return receipt requested) and (ii) the contractor providing such service shall maintain a log at the 20th Floor Premises or 21st Floor Premises detailing the service provided to any HVAC Systems during each visit pursuant to such contract. Tenant shall keep such log at the 20th Floor Premises or 21st Floor Premises and permit Landlord to review same promptly after Landlord’s request. The HVAC System is and shall at all times remain the property of Landlord, and at the expiration or sooner termination of the Lease, Tenant shall surrender to Landlord any Supplemental Systems in good working order and condition, subject to normal wear and tear and shall deliver to Landlord a copy of the service log. In the event that Tenant fails to obtain the contract required herein or perform any of the maintenance or repairs required hereunder, Landlord shall have the right, but not the obligation, to procure such contract and/or perform any such work and charge Tenant as Additional Rent hereunder the cost of same plus an administrative fee equal to five (5%) percent of such cost which shall be paid for by Tenant on demand.

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(ii) Overtime HVAC. Provided Landlord receives advance notice from Tenant not later than 2:00 p.m. on a business day (i.e., Monday through Friday, holidays excluded) during the Cooling Season for evening service on the same business day and not later than 2:00 p.m. on the preceding business day for service on a non-business day, Landlord shall make available to Tenant and Tenant shall be permitted to use either the Existing HVAC Equipment servicing the Existing Premises, 20th Floor Premises and/or 21st Floor Premises on a floor-by-floor basis during hours and days beyond Monday through Friday from 8:00 a.m. to 6:00 p.m., provided Tenant shall pay the Landlord, as Additional Rent, the sum of $80.00 per hour per floor for such usage within twenty (20) days after demand.

(e) Cancellation Right. The Cancellation Right set forth in Article 51 of the Lease shall not apply with respect to the 20th Floor Premises or 21st Floor Premises.

(f) Renewal Option. The Extension Right set forth in Article 50 of the Lease, or any of the Modifications thereto, shall not apply to the 20th Floor Premises or 21st Floor Premises.

(g) Assignment and Subletting. Effective as of the 20th and 21st Floor Premises Commencement Date, Article 4 of the Lease shall be deemed amended as follows:

(A) Related Entity. Sub-section 4.13 B. shall be deemed deleted in its entirety and the following substituted in lieu thereof:

“B. the term “control” shall mean, in the case of a corporation or other entity, ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all of the general or other partnership (or similar) interests therein and the power to determine the actions of such entity, except that with respect to a sublease of less than all or substantially all of the Premises, the reference above to fifty percent (50%) shall be deemed reduced to twenty-five percent (25%).”

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(B) Desk Space Users. Section 4.14 of the Original Lease shall be deemed deleted and the following substituted in lieu thereof:

“4.14 Notwithstanding anything contained in this Lease to the contrary, Tenant shall be permitted to license up to twenty percent (20%) of the Premises of “desk space” within the Premises for the uses permitted under this Lease only and otherwise in compliance m all respects with the terms, covenants and conditions of this Lease, provided that·(i) any such “desk space” so licensed by Tenant is not separately demised and does not have separate means of ingress to or egress from the public corridors of the Building; and (ii) a copy of each “desk space” license agreement is delivered to Landlord no less than ten (10) days in advance of the commencement date thereof (or, if no such written agreement exists, Tenant shall deliver to Landlord a written description of the terms of such oral license agreement), including, but not limited to, the identity of and contact information for each “desk space” licensee. In the event of a licensing of “desk space” by Tenant in accordance with the provisions of this Section 4.14, the “recapture” and termination rights of Landlord under this Article 4 and the provisions of Sections 4.02, 4.03, 4.04, 4.05, 4 07(vi),(vii) and 4.10 shall not apply, but the provisions of Section 4.07 (i) through (v) and (viii) through (x) shall apply thereto as if all references therein to a “sublease” or “assignment” were, instead, to a “license”.”

(h) Tenant shall be permitted to perform the work described in Paragraph l(b)(ii)(D) above and shall be entitled to utilize the existing two (2) core drills in the big conference room on the 20th Floor Premises for conference table purposes.

6.	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

7.	Entire Agreement.

The Lease, as modified by this Agreement, represents the entire understanding between the parties with regard to the matters addressed herein and may only be modified by a written agreement executed by all parties hereto. All prior understandings or agreements between the parties hereto, oral or written, with regard to the matters addressed herein, other than the Lease, are hereby merged herein. Tenant acknowledges that neither Landlord nor any representative or agent of Landlord has made any representation or warranty, express or implied, as to the physical condition, state of repair, layout, footage or use of the 20th Floor Premises or 21st Floor Premises or any matter or thing affecting or relating to the 20th Floor Premises or 21st Floor Premises except, as specifically set forth in this Agreement. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this Agreement. Landlord shall not be liable or bound in any manner by any oral or written statement, broker’s “set-up,” representation, agreement or information pertaining to the 20th Floor Premises, 21st Floor Premises or this Agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

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8.	Effectiveness.

Landlord and Tenant agree that this Agreement is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord or Tenant in any way unless and until: (i) Tenant has duly executed and delivered duplicate originals hereof to Landlord; and (ii) Landlord has executed and delivered one of said originals to Tenant.

9.	Ratification.

Except as specifically modified herein, all other terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

10.	No Brokers/Indemnification.

(a) Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than Avison Young and Cushman & Wakefield, Inc. (collectively, the “Brokers”) and Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent (other than the Brokers) with whom Tenant has dealt with respect to this Agreement or the negotiation thereof.

(b) Landlord covenants, represents and warrants that Landlord has had no dealings or negotiations with any broker or agent in connection with the consummation of this Agreement other than the Brokers, and Landlord covenants and agrees to defend, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent, including Brokers, with whom Landlord has dealt with respect to this Agreement or the negotiation thereof. Landlord agrees to pay any commissions due the Brokers in connection with this Agreement, pursuant to a separate agreement(s).

11.	Miscellaneous.

(a) The captions in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(b) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

(c) Terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

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(d) If any provision of this Agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

(e) This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, facsimile or e-mailed signatures shall be deemed original signatures for the purposes hereof, provided that the party providing such electronic, facsimile or e-mailed signature shall deliver an original counterpart of such signature to the other party within five (5) business days thereafter.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the date first above written.

LANDLORD:

AKCO T45 LLC, a Delaware limited liability company

By:	/s/ Steven Levy
Name: Steven Levy
Title: Managing Member

33RD T45 LLC, a Delaware limited liability company

By:	/s/ Steven Levy
Name: Steven Levy
Title: Managing Member

(As Tenants-In-Common)

TENANT:

SCHRÖDINGER, INC.,
a Delaware corporation

By:	/s/ Ramy Farid
Name: Ramy Farid
Title: President & CEO

16

EXHIBIT A-1

20th FLOOR PREMISES

[not necessarily representative of current conditions or to scale]

A-1-1

EXHIBIT A-2

21st FLOOR PREMISES

[not necessarily representative of current conditions or to scale]

A-2-1

EXHIBIT B

LANDLORD’S WORK

As used herein, “Landlord’s Work” shall mean Landlord at its sole cost, shall deliver the 20th Floor Premises and 21st Floor Premises in compliance with all applicable codes, regulations pursuant to all federal, state, and local governmental laws and regulations including without limitation the Americans with Disabilities Act, and in the following condition:

1	Paint the entire 20th Floor Premises and 21st Floor Premises (color to match Tenant’s existing 16th floor premises),

2	Install brand new building standard carpet throughout the 20th Floor Premises and 21st Floor Premises (consistent with Tenant’s existing 16th floor premises),

3	Re-Finish existing glass front mullions consistent with silver paint finishes located on newly refurbished offices in the 20th Floor Premises and 21st Floor Premises,

4	Install One (1) additional electrical quad box per office in the 20th Floor Premises and 21st Floor Premises,

5	Remove “stone wall” in reception area in the 20th Floor Premises and 21st Floor Premises and prepare for painting and remove stone from flooring,

6	re-lamp all brown or blown bulbs and non-conforming bulbs with new lamps of consistent type bulbs for uniform look,

7	repair the broken closet door on the 20th floor;

8

finish the bathroom upgrades in the existing restrooms on the 20th Floor and 21st Floor in a manner consistent with the Building standard bathroom upgrades being performed elsewhere in the Building, including fixture replacement; and

9

perform drilling in service closets between Tenant’s 17th Floor Premises and the 20th Floor Premises and 21st Floor Premises to allow the Tenant, at its expense, to run electrical risers to the 20th Floor Premises and 21st Floor Premises.

B-1

EXHIBIT C-1

FIXED ANNUAL RENT SCHEDULE

20TH FLOOR PREMISES

Dates	Annual Fixed Rent	Monthly Base Rent
8/1/2017-7/31/2018	$878,492.00	$73,208.00
8/1/2018-7/31/2019	$896,064.00	$74,672.00
8/1/2019-1/31/2020	$913,980.00	$76,165.00

C-1-1

EXHIBIT C-2

FIXED ANNUAL RENT SCHEDULE

21ST FLOOR PREMISES

Dates	Annual Fixed Rent	Monthly Base Rent
8/1/2017-9/30/2017	$0.00	$0.00
10/1/2017-7/31/2018	$878,492.00	$73,208.00
8/1/2018-7/31/2019	$896,064.00	$74,672.00
8/1/2019-1/31/2020	$913,980.00	$76,165.00

C-2-1

EXHIBIT C-3

SHORT TERM EXTENSION RENTS

8th Floor Premises

Dates	Annual Fixed Rent	Monthly Base Rent
2/1/2020-9/30/2021	$700,056.00	$58,338.00
10/1/2021-8/31/2021	$714,084.00	$59,507.00

17th Floor Premises

Dates	Annual Fixed Rent	Monthly Base Rent
2/1/2020-9/30/2021	$896,064.00	$74,672.00
10/1/2021-8/31/2021	$914,016.00	$76,168.00

20th Floor Premises

Dates	Annual Fixed Rent	Monthly Base Rent
2/1/2020-7/31/2020	$932,256.00	$77,688.00
8/1/2020-7/31/2021	$950,904.00	$79,242.00
8/1/2021-8/31/2021	$969,924.00	$80,827.00

21st Floor Premises

Dates	Annual Fixed Rent	Monthly Base Rent
2/1/2020-7/31/2020	$932,256.00	$77,688.00
8/1/2020-7/31/2021	$950,904.00	$79,242.00
8/1/2021-8/31/2021	$969,924.00	$80,827.00

C-3-1

EXHIBIT D

CONFIRMATORY AGREEMENT

__________, 2017

Schrödinger, Inc.

120 West 45th Street-17th floor

New York, New York 10036

Re:	Fourth Modification and Additional Space Agreement dated as of April ___, 2017 by and between AKCO T45 LLC and 33rd T45 LLC, as Tenants in common as Landlord, and Schrödinger, Inc., as Tenant.

Premises: The twentieth (20th) and twenty-first (21st) floors at

120 West 45th Street, New York, New York.

Dear Sir or Madam:

All capitalized terms used herein shall have the meanings ascribed to such terms in the Fourth Modification and Additional Space Agreement.

In accordance with Paragraph_ of the Fourth Modification and Additional Space Agreement, please be advised that the Landlord’s Work in the 20th Floor Premises and 21st Floor Premises will be Substantially Complete on: _______________________, and as such, the following terms under the Fourth Modification and Additional Space Agreement shall have the following meanings:

(i)	the “20th Floor and 21st Floor Premises Commencement Date” shall mean [August 1, 2017]; and

(ii)	the “Expiration Date” shall mean [January 31, 2020].

Kindly execute this letter in the space provided below and return a signed copy of this letter to me to acknowledge your agreement to the foregoing.

If you have any questions, please do not hesitate to contact me.

Landlord:
AKCO T45 LLC and 33rd T45 LLC, as Tenants in Common, as Landlord

By:

By:

Acknowledged and Agreed:

Schrödinger, Inc.

By:
Name:
Title:

D-1